UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

VERONA PHARMA PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Verona Pharma plc
NOTICE & PROXY STATEMENT
Annual General Meeting
of Shareholders
April 27, 2023
10:00 a.m. (British Summer Time)
VERONA PHARMA PLC
ONE CENTRAL SQUARE
CARDIFF, CF10 1FS
UNITED KINGDOM

VERONA PHARMA PLC
Registered office: One Central Square, Cardiff, CF10 1FS, U.K.
Incorporated in England and Wales with registered no. 5375156
March 21, 2023
Dear Shareholder:
2023 Annual General Meeting of Verona Pharma plc (“AGM”)
This letter, the notice of AGM set out in this document (“Notice”) and associated materials for the AGM are being sent to you because, as of March 14, 2023 (being the latest practicable date before the circulation of this document), you are registered as a holder of voting ordinary shares in the register of members of Verona Pharma plc (the “Company”). However, this letter, the Notice and associated materials will also be available to holders of American Depositary Shares (“ADSs”) and contain information relevant to holders of ADSs.
I confirm that our AGM will be held on Thursday, April 27, 2023 at 10:00 a.m. British Summer Time at the offices of Shakespeare Martineau LLP at 60 Gracechurch Street, London, EC3V 0HR, United Kingdom. The Notice is set out in this document and it contains the resolutions to be proposed at the AGM.
Action to be taken by holders of ordinary shares in the Company
If you are a holder of ADSs, please ignore this section and refer instead to the section below — “Holders of American Depositary Shares”.
Shareholders are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the AGM. A proxy need not be a shareholder of the Company. A shareholder may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. Should you wish to appoint more than one proxy please return the form of proxy and attach to it a schedule detailing the names of the proxies you wish to appoint, the number of shares each proxy will represent and the way in which you wish them to vote on the resolutions that are to be proposed. To be valid, the form of proxy and the power of attorney or other authority (if any) under which it is signed or a certified copy of such power or authority must be lodged at the office of the Company Secretary, Verona Pharma plc, 6th Floor, 60 Gracechurch Street, London EC3V 0HR by hand or by post, or by email to ben.harber@shma.co.uk, so as to be received by no later than 10:00 a.m. British Summer Time (5:00 a.m. Eastern Time) on April 25, 2023, or if the AGM is adjourned, not later than 48 hours before the time fixed for the holding of the adjourned meeting (excluding any day that is not a working day).
In the case of a shareholder which is a corporation, the form of proxy must be executed under its common seal or executed on its behalf by a duly authorized officer or attorney for the company. Any corporation which is a shareholder may also appoint one or more representatives who may exercise on its behalf all of its powers as a shareholder provided they do not do so in relation to the same shares.
The completion and return of a form of proxy will not preclude you from attending in person at the AGM and voting should you wish to do so, but if you appoint a proxy and attend the AGM in person, the proxy appointment will be terminated.
To change your proxy instructions, simply submit a new form of proxy as set out above. Note that the cut-off times for receipt of proxy appointments (see above) also apply in relation to amended instructions; any amended proxy instructions received after the relevant cut-off time will be disregarded. Please contact the

Company Secretary (as noted above) to obtain a new form of proxy. If you submit more than one valid proxy appointment, the appointment validly received last before the latest time for receipt of forms of proxy will take precedence. If the Company is unable to determine which form of proxy was last validly received, none of them shall be treated as valid in respect of that ordinary share.
Further, you may terminate the appointment under the form of proxy prior to the commencement of the AGM (or any adjournment of the AGM). To be valid, the notice of termination of the authority of the person appointed to act as proxy must be deposited at the offices of the Company Secretary, Verona Pharma plc, 6th Floor, 60 Gracechurch Street, London EC3V 0HR, no less than 48 hours before the time fixed for the holding of the AGM or any adjournment thereof (as the case may be).
In order for your form of proxy to remain valid, you must continue to be registered as a holder of ordinary shares in the Company’s register of members as of 10:00 a.m. British Summer Time (5:00 a.m. Eastern Time) on April 25, 2023. Therefore, if you sell or transfer your ordinary shares in the Company on or prior to April 25, 2023, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact the Company Secretary to request a new form of proxy for its use.
Should you elect to convert your holding of ordinary shares in the capital of the Company into an interest in the capital of the Company represented by ADSs before the AGM, you will cease to be a holder of ordinary shares in your own name and will not be entitled to vote at the AGM as an ordinary shareholder. You will also not be able to use the form of proxy that has been sent to you. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs — please refer to the next section — “Holders of American Depositary Shares.”
Holders of American Depositary Shares
In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register as of 5:00 p.m. Eastern Time on Tuesday, March 14, 2023 (the “ADS Record Date”).
If you hold ADSs through a bank, broker or nominee as of 5:00 p.m. Eastern Time on the ADS Record Date, the AGM documentation, including the ADS voting instructions, will be sent to your broker who should forward the materials to you. Please reach out to your broker to provide your voting instructions.
Please note that ADS voting instructions submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on Friday, April 21, 2023.
Contact for ADS holders
If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43099, Providence, RI 02940-5000.
Contact at Verona Pharma
If at any point you require guidance, please contact Claire Poll, General Counsel, on email: claire.poll@veronapharma.com.
Recommendation
You will find an explanatory note in relation to each of the resolutions in the attached proxy statement. The Directors consider that each resolution is in the best interests of the Company and its shareholders as a whole and is likely to promote the success of the Company. Accordingly, the Directors unanimously recommend that Shareholders vote in favor of the resolutions to be proposed at the AGM, as they intend to do in respect of their own beneficial holdings.
Thank you for your ongoing support of Verona Pharma plc.
Yours faithfully,
David Ebsworth, Ph.D.
Chairperson

VERONA PHARMA PLC
Registered office: One Central Square, Cardiff, CF10 1FS, U.K.
Incorporated in England and Wales with registered no. 5375156
NOTICE OF 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, APRIL 27, 2023
NOTICE IS HEREBY GIVEN that an Annual General Meeting (“AGM”) of Verona Pharma plc (the “Company”) will be held on Thursday, April 27, 2023 at 10:00 a.m. British Summer Time at the offices of Shakespeare Martineau LLP at 6th Floor, 60 Gracechurch Street, London, EC3V 0HR, United Kingdom.
At the AGM, the following business shall be transacted:
Ordinary resolutions
Re-election of Directors
1.
To re-elect, as a Director of the Company, Dr. David Ebsworth, who retires in accordance with Article 26.2 of the Company’s Articles of Association and offers himself for re-election.

2.
To re-elect, as a Director of the Company, Dr. Mahendra Shah, who retires in accordance with Article 26.2 of the Company’s Articles of Association and offers himself for re-election.

3.
To re-elect, as a Director of the Company, Dr. David Zaccardelli, who retires in accordance with Article 26.2 of the Company’s Articles of Association and offers himself for re-election.

U.K. statutory Annual Report
4.
To receive and adopt the U.K. statutory annual accounts and Directors’ report for the year ended December 31, 2022 and the report of the auditors thereon (the “2022 U.K. Annual Report”).

U.K. statutory Remuneration Report and Policy
5.
To receive and approve, as a non-binding advisory resolution, the U.K. statutory Directors’ Remuneration Report for the year ended December 31, 2022, as set out on pages 35 to 54 of the 2022 U.K. Annual Report.

Appointment and remuneration of auditor
6.
To re-appoint PricewaterhouseCoopers LLP as the Company’s auditors, to hold office until the conclusion of the next annual general meeting of shareholders.

7.
To authorize the Audit and Risk Committee to determine the auditors’ remuneration for the year ending December 31, 2023.

Say-on-pay and say-on-frequency advisory votes
8.
To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

9.
To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Verona Pharma plc Second Amended and Restated 2017 Incentive Award Plan
10.
To approve the adoption of the Verona Pharma plc Second Amended and Restated 2017 Incentive Award Plan (the “Second A&R Plan”).

Authority to allot shares
11.
To authorize the Directors generally and unconditionally for the purposes of Section 551 of the U.K. Companies Act 2006 (the “Companies Act”) to exercise all the powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to an aggregate nominal amount of £8,145,745 to such persons at such times and upon such conditions as the directors may determine (subject to the Company’s articles of association).

This authority shall replace any existing authorities to the extent not utilized at the date this resolution is passed and shall, unless previously renewed, revoked or varied by the Company in general meeting, expire on June 1, 2024, provided that the Company may, at any time before such expiry, make an offer or enter into an agreement which would or might require shares to be allotted or Rights to be granted after such expiry and the Directors may allot such shares or grant Rights pursuant to any such offer or agreement as if the authority conferred hereby had not expired.
Special resolution
Disapplication of pre-emption rights
12.
Subject to and conditional upon the passing of resolution 11 above, to authorize the Directors pursuant to Section 570 and 573 of the Companies Act to allot equity securities (as defined in Section 560 of the Companies Act) for cash pursuant to the authority conferred by resolution 9 above and/or to sell ordinary shares held by the Company as treasury shares for cash, as if Section 561(1) of the Companies Act did not apply to any such allotment or sale, provided that this power shall be limited to the allotment of equity securities or sale of treasury shares up to an aggregate nominal amount of £8,145,745, shall replace any existing disapplication of Section 561 of the Companies Act to the extent not utilized at the date this resolution is passed and shall expire on June 1, 2024 unless previously renewed, varied or revoked by the Company in general meeting, provided that the Company may, before such expiry, make an offer or agreement which would or might require shares in the Company or rights to be allotted or granted or treasury shares to be sold after this authority expires and that the Directors may allot shares in the Company or grant rights or sell treasury shares pursuant to such an offer or agreement as if the authority conferred by this resolution had not expired.

By order of the Board: Ben Harber Company Secretary March 21, 2023	Registered Office: One Central Square Cardiff, CF10 1FS, U.K.
Notes:
(1)
Resolutions and voting

The proposed resolutions will be put to vote on a poll. This results in a more accurate reflection of the views of Shareholders ensuring that votes by proxy will be fully-counted. On a poll, each Shareholder has one vote for every share held.
Resolutions 1 to 11 are proposed as ordinary resolutions. On a poll, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Resolution 12 is proposed as a special resolution. On a poll, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
The results of the voting and any other information required by the U.K. Companies Act 2006 will be made available on our website (https://www.veronapharma.com) as soon as reasonably practicable following the AGM and for the required period thereafter.
(2)
Appointment of proxies

Members are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the AGM. A proxy need not be a shareholder of the Company. A shareholder may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. Should you wish to appoint more than one proxy please return the form of proxy and attach to it a schedule detailing the names of the proxies you wish to appoint, the number of shares each proxy will represent and the way in which you wish them to vote on the resolutions that are to be proposed. To be valid, the form of proxy and the power of attorney or other authority (if any) under which it is signed or a certified copy of such power or authority must be lodged at the office of the Company Secretary, Verona Pharma plc, c/o Shakespeare Martineau LLP, 6th Floor, 60 Gracechurch Street, London EC3V 0HR BY HAND or BY POST, or BY EMAIL to ben.harber@shma.co.uk, so as to be received not less than 48 hours before the time fixed for the holding of the AGM or any adjournment thereof (as the case may be), excluding any part of a day which is not a working day.
The completion and return of a form of proxy will not preclude a member from attending in person at the AGM and voting should they wish to do so, but if a member appoints a proxy and attends the AGM in person, the proxy appointment will be terminated.
The attached proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the proxy statement under the section entitled “Questions and Answers About the Annual General Meeting.”
In the case of a member that is a corporation, the form of proxy must be executed under its common seal or executed on its behalf by a duly authorized officer or attorney for the company. Any corporation which is a member may also appoint one or more representatives who may exercise on its behalf all of its powers as a member provided they do not do so in relation to the same shares.
To change your proxy instructions, simply submit a new form of proxy as set out above. Note that the cut-off times for receipt of proxy appointments (see above) also apply in relation to amended instructions; any amended proxy instructions received after the relevant cut-off time will be disregarded. Please contact the Company Secretary (as noted above) to obtain a new form of proxy. If you submit more than one valid proxy appointment, the appointment validly received last before the latest time for receipt of forms of proxy will take precedence. If the Company is unable to determine which form of proxy was last validly received, none of them shall be treated as valid in respect of that Ordinary Share.
Further, the appointment under the form of proxy may be terminated by the member prior to the commencement of the AGM (or any adjournment of the AGM). To be valid, the notice of termination of the authority of the person appointed to act as proxy must be deposited at the offices of the Company Secretary, Verona Pharma plc, c/o Shakespeare Martineau LLP, 6th Floor, 60 Gracechurch Street, London EC3V 0HR, no less than 48 hours before the time fixed for the holding of the AGM or any adjournment thereof (as the case may be).
(3)
Appointment of proxy by joint members

In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding (the first-named being the most senior).

(4)
Issued shares and total voting rights

As at the close of business on March 14, 2023 (being the latest practicable date prior to publication of this document), the Company’s issued ordinary share capital comprised 603,570,734 voting ordinary shares. Each voting ordinary share carries the right to one vote and therefore the total number of voting rights at the close of business on March 14, 2023 is 603,570,734.
In accordance with the terms of the deposit agreement by and among the Company, Citibank, N.A. as depositary and holders and beneficial owners of ADSs issued thereunder dated as of May 2, 2017, holders of ADSs as of 5:00 p.m. Eastern Time on March 14, 2023, the ADS Record Date, who do not provide the depositary bank with voting instructions on or before 10:00 a.m. Eastern Time on April 21, 2023, the ADS Voting Cut-Off Time, will be deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the AGM.

i

ii

Proxy Statement
Verona Pharma plc
One Central Square
Cardiff, CF10 1FS
United Kingdom
We have sent you this proxy statement and the enclosed form of proxy because the Board of Directors (the “Board” or “Board of Directors”) of Verona Pharma plc (referred to herein as the “Company”, “Verona”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2023 Annual General Meeting of Shareholders (referred to herein as the “AGM”) to be held on Thursday, April 27, 2023 at 10:00 a.m. British Summer Time at the offices of Shakespeare Martineau LLP at 6th Floor, 60 Gracechurch Street, London, EC3V 0HR, United Kingdom.
•
This proxy statement summarizes information about the proposals to be considered at the AGM and other information you may find useful in determining how to vote.

•
The form of proxy is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.
We are mailing the Notice of AGM, this proxy statement and the form of proxy to our ordinary shareholders of record as of March 14, 2023 (being the latest practicable date before the circulation of this document) for the first time on or about March 24, 2023. In this mailing, we are also including our U.K. statutory annual accounts and reports for the year ended December 31, 2022 (“2022 U.K. Annual Report”), which is appended as Annex A to this proxy statement, and our annual report on Form 10-K for the year ended December 31, 2022 (“Annual Report on Form 10-K”). In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials, including the 2022 U.K. Annual Report, and the Annual Report on Form 10-K so that our record holders can supply these materials to the beneficial owners of our ordinary shares.
While this document is being sent to our ordinary shareholders of record, this document will also be sent to registered holders of American Depositary Shares (“ADSs”) as of 5:00 p.m. Eastern Time on Tuesday, March 14, 2023 (the “ADS Record Date”) and contains information relevant to holders of ADSs.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2023
Our Notice of AGM, this proxy statement, the Annual Report on Form 10-K, the 2022 U.K. Annual Report and our form of proxy (for ordinary shareholders) are available on our investor relations website located at www.veronapharma.com/investors.
Our principal executive offices are located at 3 More London Riverside, London SE1 2RE, United Kingdom.

Questions and Answers About the Annual General Meeting
WHY AM I RECEIVING THESE MATERIALS?
We have sent you this proxy statement and the enclosed form of proxy because you are an ordinary shareholder of record and our Board of Directors is soliciting your proxy to vote at the AGM, including at any adjournments or postponements of the AGM. However, you do not need to attend the AGM to vote your shares. Instead, please simply complete, sign and return the enclosed form of proxy. All proxies, however submitted, must be received by the Company Secretary no later than 10:00 a.m. British Summer Time (5:00 a.m. Eastern Time) on April 25, 2023, or if the AGM is adjourned, not later than 48 hours before the time fixed for the holding of the adjourned meeting (excluding any day which is not a working day).
The return of a completed form of proxy will not preclude you from attending in person at the AGM and voting should you wish to do so, but if you appoint a proxy and subsequently attend the AGM in person, the proxy appointment will be terminated, should you subsequently decide to do so.
We intend to mail this proxy statement and the accompanying form of proxy on or about March 24, 2023 to all ordinary shareholders of record as of March 14, 2023 entitled to vote at the AGM.
Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K, the 2022 U.K. Annual Report and an ADS voting instructions, will be mailed on or about March 24, 2023 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register as of 5:00 p.m. Eastern Time on the ADS Record Date. ADS voting instructions submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on April 21, 2023 (the “ADS Voting Cut-off Time”).
WHO CAN VOTE AT THE AGM?
Ordinary shareholders
Only shareholders holding voting ordinary shares of record registered in the register of members at 10:00 a.m. British Summer Time (5:00 a.m. Eastern Time) on April 25, 2023 will be entitled to vote at the AGM. Holders of non-voting ordinary shares have no right to receive notice of, or to attend or vote, at the AGM.
As of March 14, 2023 (being the last practicable date before the circulation of this proxy statement) there were 603,570,734 ordinary shares issued and entitled to vote.
We encourage you to fill out and return the enclosed form of proxy to ensure your vote is counted. All proxies, however submitted, must be received by the Company Secretary no later than 10:00 a.m. British Summer Time (5:00 a.m. Eastern Time) on April 25, 2023, or if the AGM is adjourned, not later than 48 hours before the time fixed for the holding of the adjourned meeting (excluding any day which is not a working day).
If you sell or transfer your ordinary shares in the Company on or prior to April 25, 2023, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Ben Harber, Company Secretary, to request a new form of proxy for use.
Beneficial owners of ordinary shares that are registered in the name of a broker, bank or other agent
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.”
If, on March 14, 2023, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the AGM. As the beneficial owner of voting ordinary shares, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held by a bank or brokerage firm, you may not vote your shares in person at the AGM, unless you obtain a legal proxy from your bank or brokerage firm. You are encouraged to provide voting instructions to your bank or brokerage firm so that they may submit a proxy.
Holders of American Depositary Shares and beneficial owners of American Depositary Shares
You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register maintained by Citibank, N.A. as of 5:00 p.m. Eastern Time on March 14, 2023, the ADS Record Date.
If you hold ADSs through a brokerage firm, bank or nominee on the ADS Record Date, the materials for ADS holders, including ADS voting instructions, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.
Please note that ADS voting instructions submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on April 21, 2023, the ADS Voting Cut-Off Time.
Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.
Contacts for ADS holders
If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. — ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43099, Providence, RI 02940-5000.
If at any point you require guidance, please contact Claire Poll, General Counsel, on email: claire.poll@veronapharma.com.
WHAT ARE THE REQUIREMENTS TO ELECT THE DIRECTORS AND APPROVE EACH OF THE PROPOSALS?
The proposed resolutions will be put to vote on a poll. This results in a more accurate reflection of the views of shareholders ensuring that votes by proxy will be fully-counted. On a poll, each shareholder has one vote for every share held.
Proposals 1 to 11 are proposed as ordinary resolutions. On a poll, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Proposal 12 is proposed as a special resolution. On a poll, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
The results of the voting and any other information required by the U.K. Companies Act 2006 (the “Companies Act”) will be made available on our investor relations website located at www.veronapharma.com/investors as soon as reasonably practicable following the AGM and for the required period thereafter.
WHAT ARE THE VOTING RECOMMENDATIONS OF OUR BOARD REGARDING THE ELECTION OF DIRECTORS AND OTHER PROPOSALS?
The following table summarizes the items that will be brought for a vote of our shareholders at the AGM, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	To re-elect Dr. David Ebsworth as a director of the Company	FOR
2	To re-elect Dr. Mahendra Shah as a director of the Company	FOR
3	To re-elect Dr. David Zaccardelli as a director of the Company	FOR
4	To receive and adopt the 2022 U.K. Annual Report	FOR
5	To receive and approve, as a non-binding advisory resolution, the U.K. statutory Directors’ Remuneration Report	FOR
6	To re-appoint PwC as the Company’s auditors, to hold office until the conclusion of the next annual general meeting of shareholders	FOR
7	To authorize the Audit and Risk Committee to determine the auditors’ remuneration for the year ending December 31, 2023	FOR
8	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers	FOR
9	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers	ONE YEAR
10	To approve the adoption of the Verona Pharma plc Second Amended and Restated 2017 Incentive Award Plan	FOR
11	To authorize the Board of Directors to exercise all the powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of £8,145,745	FOR
12	To authorize the Board of Directors to allot equity securities for cash and/or to sell ordinary shares held by the Company as treasury shares for cash as if Section 561(1) of the Companies Act does not apply to any such allotment	FOR
WHAT CONSTITUTES A QUORUM?
Under our Articles of Association, a quorum will be present if two shareholders of the Company entitled to vote are present in person or represented by proxy at the AGM. In addition, we will require a quorum of at least 33 1/3% in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted at the AGM, consistent with the Nasdaq Stock Market LLC (“Nasdaq”) rules applicable to us as a U.S. domestic registrant.
If you are a shareholder of record of voting ordinary shares, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the AGM. If you are a beneficial owner of voting ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the AGM. If a form of proxy does not instruct the proxy how to vote or indicates “discretion” with respect to a proposal, the proxy will vote in accordance with the Board of Directors’ recommendations, and the member represented by that proxy at the AGM will be counted towards the quorum requirement. For any other resolution put to the AGM, the proxy may vote or abstain from voting as he or she sees fit. A member represented by a proxy at the AGM will be counted towards the quorum requirement even where the proxy abstains from voting.
If there is no quorum, within 15 minutes from the time appointed for holding the AGM the AGM will stand adjourned to such time, date and place as may be fixed by the chairperson of the AGM.

HOW DO I VOTE MY SHARES?
If you are an ordinary “shareholder of record,” you may appoint a proxy to vote on your behalf by completing and signing the form of proxy and returning it in the envelope provided.
All proxies must be received by the Company Secretary no later than 10:00 a.m. British Summer Time (5:00 a.m. Eastern Time) on April 25, 2023, or if the AGM is adjourned, not later than 48 hours before the time fixed for the holding of the adjourned meeting (excluding any day which is not a working day). ADS voting instructions submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on April 21, 2023.
If you properly give instructions as to your proxy appointment by executing and returning a form of proxy and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.
If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.
HOW WILL MY SHARES BE VOTED IF I DO NOT SPECIFY HOW THEY SHOULD BE VOTED?
If you sign and send your form of proxy, naming the Chairperson of the AGM as your proxy, but do not indicate how you want your shares to be voted, your shares will be voted in accordance with the Board of Directors’ recommendations. For any other resolution put to the AGM, the Chairperson of the AGM may vote or abstain from voting as he or she sees fit.
In accordance with the terms of the deposit agreement by and among the Company, Citibank, N.A. as depositary and holders and beneficial owners of ADSs issued thereunder dated as of May 2, 2017 (the “Deposit Agreement”), holders of ADSs as of 5:00 p.m. Eastern Time on the ADS Record Date who do not provide the depositary bank with voting instructions on or before the ADS Voting Cut-Off Time will be deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the AGM, and such shares, if such discretionary proxy is given, will be voted in accordance with the Board of Directors’ recommendations, provided, however, that no such discretionary proxy shall be given by the Depositary with respect to any matter to be voted upon as to which the Company informs the Depositary that (a) the Company does not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of deposited securities under the Deposit Agreement may be adversely affected.
CAN I CHANGE MY VOTE OR REVOKE A PROXY?
A registered shareholder can revoke his or her proxy before the time of voting at the AGM in several ways by:
(1) mailing a revised form of proxy dated later than the prior form of proxy;
(2) notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office (as noted above) before the AGM to be effective; or
(3) revoking his or her proxy by voting in person at the AGM.
If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, to change or revoke your voting instructions you will need to contact the broker, bank or other nominee holding the shares. ADS holders may change or revoke their voting instructions by contacting Citibank, N.A. See also “What if I plan to attend the AGM?”
WHO COUNTS THE VOTES?
Our Company Secretary will tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to the Company Secretary, Verona Pharma plc, c/o Shakespeare Martineau LLP, 6th Floor, 60 Gracechurch Street, London, EC3V 0HR by hand or by post, or by email to

ben.harber@shma.co.uk in accordance with the instructions printed thereon for tabulation (see instructions on the form of proxy).
If you hold your ordinary shares through a broker, your broker will return the form of proxy to the Company Secretary.
If you are a holder of record of ADSs, you can return your executed ADS voting instructions to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS voting instructions to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to the Company Secretary for tabulation.
HOW ARE VOTES COUNTED?
Votes will be counted by the Company Secretary, who will separately count “for” and “against” votes, and “votes withheld”. A “vote withheld” is not a vote in law and represents a shareholder’s affirmative choice to decline to vote on a proposal. Votes withheld are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the proposals.
As described above, in accordance with the terms of the Deposit Agreement, holders of ADSs as of 5:00 p.m. Eastern Time on the ADS Record Date who do not provide the depositary bank with voting instructions on or before the ADS Voting Cut-Off Time will be deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the AGM. Accordingly, we do not expect any broker non-votes on any of the proposals.
HOW MANY VOTES DO I HAVE?
On a poll, each shareholder present in person or by proxy or, in the case of a corporation, by a duly authorized representative has one vote for each share held by the shareholder.
WHAT IF I PLAN TO ATTEND THE AGM?
Attendance at the AGM is limited to ordinary shareholders of record as of 10:00 a.m. British Summer Time (5:00 a.m. Eastern Time) on April 25, 2023. The AGM will be held on Thursday, April 27, 2023 at 10:00 a.m. British Summer Time at the offices of Shakespeare Martineau LLP at 6th Floor, 60 Gracechurch Street, London, EC3V 0HR, United Kingdom. Record holders of ADSs who wish to attend the AGM must provide proof of ownership of ADSs as of the ADS Record Date, which can be obtained from Citibank, N.A. or your broker through which you hold ADSs. Record holders of ADSs who attend the AGM will not be able to vote at the AGM. To vote, record holders of ADSs should follow the voting procedures described above in “Who can vote at the AGM?”.
HOW DO YOU SOLICIT PROXIES?
We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also will reimburse Citibank, N.A. for their expenses in sending materials, including ADS voting instructions, to ADS holders of record.
WHAT DO I DO IF I RECEIVE MORE THAN ONE NOTICE OR FORM OF PROXY?
If you hold your ordinary shares in more than one account, you will receive a form of proxy for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.
WILL THERE BE ANY OTHER BUSINESS CONDUCTED AT THE AGM?
No. In accordance with our Articles of Association, no matters other than proposals 1 through 12 may be presented at the AGM. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the AGM.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE AGM?
Voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the AGM. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Proposals to be Voted On
PROPOSAL 1.
To re-elect David Ebsworth as a Director of the Company
David Ebsworth, Ph.D., is currently a member and Chairperson of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until such annual general meeting of shareholders where he must retire by rotation and offer himself for re-election in accordance with the Articles, or until his earlier death, resignation or removal. Dr. Ebsworth has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.
Dr. Ebsworth has served as the Non-Executive Chairperson of our Board of Directors since December 2014. Dr. Ebsworth has served as a Visiting Professor at the University of Surrey Business School since April 2016. From October 2009 to August 2014, Dr. Ebsworth served as Chief Executive Officer of Vifor Pharma, the specialty pharma division of Galenica AG Group, a pharmaceutical wholesaler and retailer, and as a member of Galenica’s Executive Committee. In 2012, Dr. Ebsworth was also named as Chief Executive Officer of Galenica and as Chairperson of Galenica’s Executive Committee, positions he held until August 2014. From 2009 to 2014, he was the Chief Executive Officer of Vifor Pharma AG, a pharmaceutical company. In his earlier career, Dr. Ebsworth worked with Bayer AG for over 19 years, heading the Canadian, North American and global pharmaceutical business. He also served as Chief Executive Officer of Oxford Glycosciences, a biotech company, listed on the London Stock Exchange and Nasdaq, which was acquired by Celltech plc (now part of UCB, a global biopharmaceutical company) in 2003. Dr. Ebsworth has served on the boards of directors of Sartorius AG since January 2020 and Synlab AG since January 2021. Dr. Ebsworth received a B.Sc. and a Ph.D. in industrial relations from the University of Surrey. We believe that Dr. Ebsworth’s extensive experience in the pharmaceutical industry and his extensive leadership experience qualify him to serve on our Board of Directors.
VOTE REQUIRED
This proposal requires approval by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal. Withheld votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the re-election of David Ebsworth, Ph.D. as a Director of the Company
PROPOSAL 2.
To re-elect Mahendra Shah as a Director of the Company
Mahendra Shah, Ph.D., is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until such annual general meeting of shareholders where he must retire by rotation and offer himself for re-election in accordance with the Articles, or until his earlier death, resignation or removal. Dr. Shah has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.
Dr. Shah has served as a Non-Executive Director on our Board of Directors since July 2016. Dr. Shah was designated for appointment to our Board of Directors by funds affiliated with Vivo Capital, a healthcare investment firm, pursuant to a relationship agreement that we entered into with such funds in June 2016. Although such agreement automatically terminated on the closing of the 2020 Private Placement, Dr. Shah continues to serve as a Non-Executive Director. Dr. Shah has served as a Senior Fellow of Vivo Capital since January 2021, where he previously served as Managing Director from March 2010 to January 2021. Dr. Shah is also the founder and Executive Chair of Semnur Pharmaceuticals (acquired by Scilex Pharmaceuticals, Inc.), a specialty pharmaceutical company. He previously served as a member of the board of directors of Homology Medicines, Soleno Therapeutics, AADI Bioscience, Inc. and Crinetics

Pharmaceuticals, and currently serves as a member of the boards of directors of Impel NeuroPharma, Inc. since November 2016, Bolt Biotherapeutics since September 2017 and several private companies in the biopharmaceutical and biotechnology industries. Dr. Shah received his Ph.D. in industrial pharmacy from St. John’s University and his Bachelor’s and Master’s Degrees in Pharmacy from L.M. College of Pharmacy in Gujarat, India. We believe Dr. Shah’s experience in the biomedical and pharmaceutical industries and his experience in serving on the boards of public and private companies qualify him to serve on our Board of Directors.
VOTE REQUIRED
This proposal requires approval by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal. Withheld votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the re-election of Mahendra Shah, Ph.D. as a Director of the Company
PROPOSAL 3.
To re-elect David Zaccardelli as a Director of the Company
David Zaccardelli, Pharm.D., is currently a member of our Board of Directors and President and Chief Executive Officer of the Company and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until such annual general meeting of shareholders where he must retire by rotation and offer himself for re-election in accordance with the Articles, or until his earlier death, resignation or removal. Dr. Zaccardelli has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.
Dr. Zaccardelli has served as our President and Chief Executive Officer and on our Board of Directors since February 2020. From December 2018 until its acquisition by Swedish Orphan Biovitrum AB (“Sobi”) in November 2019, Dr. Zaccardelli served as President and CEO and on the board of directors of Dova Pharmaceuticals, a U.S. company developing therapeutics for rare diseases. Previously, he was Acting CEO and on the board of directors of Cempra, Inc., a pharmaceuticals company, from December 2016 until the company’s merger with Melinta Therapeutics in November 2017, and he served on the board of directors of Melinta Therapeutics from 2017 to 2020. From 2004 until 2016, Dr. Zaccardelli served in several senior management roles at United Therapeutics Corporation, a biotechnology company, including as Chief Operating Officer, Chief Manufacturing Officer and Executive Vice President, Pharmaceutical Development and Operations. Prior to United Therapeutics, he founded and led a start-up company focused on contract research positions and held a variety of clinical research positions at Burroughs Wellcome & Co, a non-profit medical research organization, and pharmaceutical companies Glaxo Wellcome and Bausch & Lomb Pharmaceutical. Dr. Zaccardelli received a Pharm.D. from the University of Michigan. We believe that Dr. Zaccardelli’s extensive leadership experience in the pharmaceutical industry qualifies him to serve on our Board of Directors.
VOTE REQUIRED
This proposal requires approval by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal. Withheld votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the re-election of David Zaccardelli, Pharm.D., as a Director of the Company
Our Board of Directors
Our Board of Directors currently consists of ten members, including one executive director and nine non-executive directors.

Our Articles of Association require that those directors who were appointed by the Board since our 2022 annual general meeting of shareholders must retire from office and may offer themselves for re-election. The Board has not appointed any director since our 2022 annual general meeting of shareholders.
In accordance with our Articles of Association, one-third (or such number nearest to but not exceeding one-third) of the Company’s directors retire from office at every annual general meeting of shareholders. Retiring directors are eligible for re-election and, if no other director is elected to fill his or her position and the director is willing, shall be re-elected by default. The directors to retire at the annual general in every year shall include (so far as necessary to obtain the number required) any director who wishes to retire and not to offer himself or herself for re-election. Any further directors so to retire shall be the directors who have been longest in office since their last election. As between directors of equal seniority, the directors to retire shall in the absence of agreement be selected from among them by lot. Of the 10 directors subject to retirement by rotation, David Ebsworth, Ph.D., Mahendra Shah, Ph.D. and David Zaccardelli, Pharm.D will, on this occasion, retire from office and stand for re-election by our shareholders.
Having carried out an evaluation of the individual performance of each of David Ebsworth, Ph.D., Mahendra Shah, Ph.D. and David Zaccardelli, Pharm.D. with the support of the Nomination and Corporate Governance Committee, our Board of Directors is satisfied that their performance continues to be effective and that they continue to demonstrate commitment to their roles. The Board of Directors considers that it is entirely appropriate for each of David Ebsworth, Ph.D., Mahendra Shah, Ph.D. and David Zaccardelli, Pharm.D. to seek re-election at the AGM.
Each of the above directors has been nominated for re-election and no other nominees for directors have been presented. Therefore, it is anticipated that following the AGM, if all of the above directors are re-elected, the Board of Directors will be comprised of ten members, including one executive director and nine non-executive directors.
The following table sets forth information regarding our directors as of the date of this proxy statement:
Name	Age	Director Since	Position(s)
David Zaccardelli, Pharm.D.	58	2020	Chief Executive Officer and Director
David Ebsworth, Ph.D.	68	2014	Non-Executive Chairperson of the Board of Directors
James Brady	60	2022	Non-Executive Director
Martin Edwards, M.D.	67	2019	Non-Executive Director
Ken Cunningham, M.D.	70	2015	Non-Executive Director
Lisa Deschamps	51	2021	Non-Executive Director
Rishi Gupta	45	2016	Non-Executive Director
Mahendra Shah, Ph.D.	78	2016	Non-Executive Director
Vikas Sinha	59	2016	Non-Executive Director
Anders Ullman, M.D., Ph.D.	67	2015	Non-Executive Director
Biographical information for David Ebsworth, Ph.D., Mahendra Shah, Ph.D. and David Zaccardelli, Pharm.D., nominees to our Board of Directors, is set forth in “Proposal 1 — To re-elect David Ebsworth as a Director of the Company,” “Proposal 2 — To re-elect Mahendra Shah as a Director of the Company,” and “Proposal 3 — To re-elect David Zaccardelli as a Director of the Company,” respectively. Biographical information for our other directors is set forth below under “Continuing Members of the Board of Directors.”
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS
Below is biographical information for those directors who are not standing for re-election at the AGM and who will continue on the Board of Directors following the AGM:
James Brady Mr. Brady has served as a Non-Executive Director on our Board of Directors since March 2022. From 1988 to 2018, Mr. Brady served in multiple leadership roles of increasing responsibility for AstraZeneca prior to his retirement in 2018. His more than thirty years of progressive experience at

AstraZeneca included successful national, regional and global finance roles in corporate operations, manufacturing, commercial, marketing, market access, audit, international business, and biologics discovery and development. He most recently served as Chief Financial Officer of MedImmune, the biologics discovery and development division of AstraZeneca, from 2013 to 2018. During his tenure at MedImmune, biologics grew to represent more than half of the product development portfolio of AstraZeneca and five biologics were successfully brought to market. Mr. Brady is a Certified Public Accountant and previously worked at Arthur Andersen & Company. He holds a B.S. in Accounting from Saint. Joseph University and an MBA from Drexel University. We believe that Mr. Brady’s extensive experience in senior finance roles in the pharmaceutical industry qualifies him to serve on our Board of Directors.
Kenneth Cunningham, M.D. Dr. Cunningham has served as a Non-Executive Director on our Board of Directors since September 2015. Dr. Cunningham has over 30 years’ experience in the pharmaceutical industry including leadership roles at several companies focused on developing respiratory medicines. Between 2006 and 2010, he was at SkyePharma plc, a pharmaceutical company that is now part of Vectura Group plc, initially as Chief Operating Officer and subsequently as Chief Executive Officer where he was involved in the late-stage development of flutiform for asthma. Prior to that, he was the Chief Executive Officer of Arakis Ltd., a pharmaceutical company, from 2001 to 2005, where he was involved in the early clinical development of glcopyrronium bromide, now marketed as Seebri for chronic obstructive pulmonary disease. Earlier in his career, Dr. Cunningham held a variety of clinical development and commercial strategy roles at pharmaceutical companies GlaxoWellcome plc and Warner-Lambert. Dr. Cunningham previously served on the board of directors of Abzena plc from June 2010 to October 2018. Dr. Cunningham received an M.B.B.S. from St. Mary’s, Imperial College, London University. We believe that Dr. Cunningham’s extensive leadership experience in the pharmaceutical industry qualifies him to serve on our Board of Directors.
Lisa Deschamps Ms. Deschamps has served as a Non-Executive Director on our Board of Directors since March 2021. Ms. Deschamps has served as Chief Executive Officer and an executive board member of AviadoBIO, a private gene therapy company, since October 2021. From December 1995 to October 2021, Ms. Deschamps served in various roles at Novartis Pharmaceuticals, a global healthcare company, most recently from September 2019 to October 2021 as the Senior Vice President & Chief Business Officer of AveXis, a biotechnology company that develops treatments for rare neurological genetic disorders, a subsidiary of Novartis and which was renamed Novartis Gene Therapies in September 2020, and from June 2017 to September 2019 as Worldwide Business Head Neuroscience of Novartis. Ms. Deschamps has an M.B.A. in General Management from NYU Stern School of Business and a B.B.A. in marketing from IONA College, Hagan School of Business. We believe that Ms. Deschamps’ extensive leadership experience in the healthcare industry qualifies her to serve on our Board of Directors.
Martin Edwards, M.D. Dr. Edwards has served as a Non-Executive Director on our Board of Directors since April 2019. From 2003 to September 2020, Dr. Edwards held various positions at Novo Ventures, a life sciences investment firm, most recently as Senior Partner. Earlier in his career, he was Corporate VP and Global Head of Drug Development for Novo Nordisk, where he led all aspects of pre-clinical and clinical drug development. Dr. Edwards currently serves on the boards of directors of Inozyme Pharma, Reata Pharmaceuticals, and Morphic Therapeutics, and previously served on the board of directors of KalVista Pharmaceuticals, from July 2019 to October 2022. Dr. Edwards trained in physiology and medicine at the University of Manchester. He is a Member of the Royal College of Physicians, a Member with distinction of the Royal College of General Practitioners, a Fellow of the Faculty of Pharmaceutical Medicine. He received his B.Sc. in physiology and MBChB in medicine from the University of Manchester and his M.B.A from the University of Warwick. We believe that Dr. Edwards’ extensive experience in the pharmaceuticals industry and his experience in serving on the boards of public and private companies qualify him to serve on our Board of Directors.
Rishi Gupta Mr. Gupta has served as a Non-Executive Director on our Board of Directors since July 2016. Mr. Gupta was designated for appointment to our Board of Directors by OrbiMed Advisors LLC, an investment firm, pursuant to a relationship agreement that we entered into with OrbiMed in June 2016. Although such agreement automatically terminated in October 2020 when our ordinary shares were delisted from AIM, Mr. Gupta continues to serve as a Non-Executive Director. Since 2002, Mr. Gupta has held various positions at OrbiMed, where he is currently a Partner. Mr. Gupta currently serves as a director of Enliven Therapeutics, Inc., and several private companies. Mr. Gupta previously served on the board of directors of NeuroPace, Inc. Prior to OrbiMed, Mr. Gupta was a healthcare investment banker at Raymond James & Associates, served as manager of corporate development at Veritas Medicine, and was a summer associate at Wachtell, Lipton, Rosen & Katz. Mr. Gupta received an A.B. in biochemical sciences from Harvard College and a J.D. from Yale Law School. We believe Mr. Gupta is qualified to serve on our Board of Directors because of his experience in the medical technology field and his experience serving on the boards of public and private companies.
Vikas Sinha Mr. Sinha has served as a Non-Executive Director on our Board of Directors since September 2016. Mr. Sinha has over 20 years’ experience working in executive finance roles in the life sciences industry. Mr. Sinha is co-founder and has served as the Chief Financial Officer of ElevateBio, Inc., a holding company focused on building cell and gene therapy companies, since February 2019. He has served as President and Chief Financial Officer of AlloVir, Inc., an ElevateBio portfolio company, since September 2019. From September 2005 to December 2016, Mr. Sinha was the Chief Financial Officer of Alexion Pharmaceuticals, Inc., a biotechnology company, where he was responsible for finance, business development, strategy, investor relations and IT. Prior to joining Alexion, Mr. Sinha held various positions with Bayer AG, a pharmaceuticals company, in the United States, Japan, Germany and Canada, including Vice President and Chief Financial Officer of Bayer Pharmaceuticals Corporation in the United States and Vice President and Chief Financial Officer of Bayer Yakuhin Ltd. He currently serves as a member of the board of directors of AlloVir, and previously served on the board of directors of BCLS Acquisition Corp. from October 2020 to December 2022. Mr. Sinha holds a Bachelor of Commerce degree from Tribhuvan University and an M.B.A. from the Asian Institute of Management. He is also a qualified Chartered Accountant from the Institute of Chartered Accountants of India and a Certified Public Accountant in the United States. We believe Mr. Sinha’s experience as a finance professional in the life science industry qualifies him to serve on our Board of Directors.
Anders Ullman, M.D., Ph.D. Dr. Ullman has served as a Non-Executive Director on our Board of Directors since September 2015. Since January 2022, Dr. Ullman has served as Head of R&D and Chief Medical Officer of Swedish Orphan Biovitrum AB (“Sobi”). From September 2015 to December 2018, Dr. Ullman served as Head of the chronic obstructive pulmonary disease (“COPD”) Centre at Sahlgrenska University Hospital, Sweden. From 2013 to 2014, he was Executive Vice President and Head of Research and Development in the BioScience business unit of Baxter International Inc., a healthcare company, which became Baxalta Inc. From 2007 to 2013, Dr. Ullman was Executive Vice President, Head of Research and Development at Nycomed Pharma Private Limited (now part of Takeda Pharmaceuticals Company Limited), where he led the development and approval of Daxas, the PDE4 inhibitor used to prevent COPD exacerbations. Earlier in his career, he held a number of roles in AstraZeneca. Dr. Ullman served on the board of directors of Pexa AB, a company that develops and commercializes respiratory medicine technology, from January 2016 to May 2018 and on the board of directors of Sobi from May 2021 to December 2021. Dr. Ullman received a M.D. and a Ph.D. in clinical pharmacology from the University of Gothenburg. We believe that Dr. Ullman’s extensive experience in the healthcare and pharmaceuticals industries qualify him to serve on our Board of Directors.
BOARD DIVERSITY MATRIX
As of the date of this filing, March 21, 2023, the diversity statistics for the ten members of our Board of Directors are as follows:
Board Diversity Matrix (As of March 21, 2023)
Country of Principal Executive Offices	United Kingdom
Foreign Private Issuer	No
Disclosure Prohibited Under Home Country Law	No
Total Number of Directors	10

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	9	—	—
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction			4
LGBTQ+			1
Did Not Disclose Demographic Background			—
PROPOSAL 4.
To receive and adopt the 2022 U.K. Annual Report
The Companies Act requires the directors of a public company to lay before the company in general meeting copies of the directors’ reports, the independent auditors’ report and the audited financial statements of the company in respect of each financial year.
At the AGM, our Board of Directors will present our U.K. statutory annual accounts and Directors’ reports for the year ended December 31, 2022 and the report of the auditors thereon (the “2022 U.K. Annual Report”). We will provide our shareholders with an opportunity to receive our 2022 U.K. Annual Report and to adopt it.
In accordance with best practice, the Company proposes an ordinary resolution to receive and adopt the 2022 U.K. Annual Report.
The 2022 U.K. Annual Report is appended as Annex A to this proxy statement and may also be found on our investor relations website located at www.veronapharma.com/investors.
VOTE REQUIRED
This proposal requires approval by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal. Withheld votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the receipt and adoption of the 2022 U.K. Annual Report
PROPOSAL 5.
To receive and approve, as a non-binding advisory resolution, the U.K. statutory Directors’ Remuneration Report
At the AGM, our Board of Directors will present our U.K. statutory Directors’ Remuneration Report for the year ended December 31, 2022, as set out on pages 35 to 54 of the 2022 U.K. Annual Report appended as Annex A to this proxy statement. The U.K. statutory Directors’ Remuneration Report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the Remuneration Committee of the Board of Directors (the “Remuneration Committee”) believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.
At the AGM, the shareholders will vote on the Director’s Remuneration Report. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Remuneration Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the AGM, and as required under English law, the Directors’ Remuneration Report will be delivered to the U.K. Registrar of Companies.
VOTE REQUIRED
This proposal requires approval by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal. Withheld votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the receipt and approval, as a non-binding advisory resolution, of the U.K. statutory Directors’ Remuneration Report
PROPOSAL 6.
To re-appoint PwC as the Company’s auditors, to hold office until the conclusion of the next annual general meeting of shareholders
At each meeting at which the accounts are laid before shareholders, the Company is required to appoint U.K. statutory auditors to serve until the next such meeting of shareholders. Proposal 6 seeks your approval of the re-appointment of PricewaterhouseCoopers LLP (“PwC”), to serve as our U.K. statutory auditor, to hold office until the conclusion of the next annual general meeting of shareholders. In the event this proposal does not receive approval by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal, the Board of Directors may appoint an auditor to fill the vacancy.
PwC has indicated its willingness to act as the Company’s auditors. A representative of PwC is expected to be present at the AGM and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our shareholders.
VOTE REQUIRED
This proposal requires approval by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal. Withheld votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the re-appointment of PwC as the Company’s auditor
Report of the Audit Committee of the Board of Directors
The Audit and Risk Committee of the Board (“Audit Committee”) has reviewed the audited consolidated financial statements of Verona Pharma plc (the “Company”) for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Vikas Sinha (Chair)
David Ebsworth, Ph.D.
James Brady
Independent Registered Public Accounting Firm Fees
The following table summarizes the fees of PwC, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:
Fee Category	2022	2021
Audit Fees	$420,000	$453,000
Audit-Related Fees	$201,000	$162,000
Tax Fees	—	—
All Other Fees	$403,000	$231,000
Total Fees	$1,024,000	$846,000
Audit Fees
Audit fees for the years ended December 31, 2022 and 2021, consisted of fees billed for the audit of Verona Pharma plc and its consolidated financial statements.
Audit-Related Fees
For the years ended December 31, 2022 and December 31, 2021, audit-related services include fees for quarterly interim reviews.
All Other Fees
For the years ended December 31, 2022 and December 31, 2021, other services related to advice relating to comfort with respect to the at-the-market offering, and certain regulatory filings.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PwC to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PwC has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PwC without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
PROPOSAL 7.
To authorize the Audit and Risk Committee to determine the auditors’ remuneration for the year ending December 31, 2023
Proposal 7 authorizes the Audit Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2023. Fees for PwC in respect of the years ended December 31, 2022 and December 31, 2021, are set forth above under “Independent Registered Public Accounting Firm Fees and Other Matters.”
VOTE REQUIRED
This proposal requires approval by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal. Withheld votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR authorization of the Audit Committee to determine PwC’s remuneration for the year ending December 31, 2023
PROPOSAL 8.
To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our shareholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the AGM:
“RESOLVED, that the Company’s shareholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual General Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”
We believe that our compensation programs and policies for the year ended December 31, 2022 were an effective incentive for the achievement of our goals, aligned with shareholders’ interest and are worthy of shareholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive and Director Compensation” set forth below in this proxy statement.
This vote is merely advisory and will not be binding upon us, our Board of Directors or our Remuneration Committee, nor will it create or imply any change in the duties of us, our Board of Directors or our Remuneration Committee. The Remuneration Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board of Directors values constructive dialogue on executive compensation and other significant governance topics with our shareholders and encourages all shareholders to vote their shares on this important matter. The Board of Directors will determine when the next “say-on-pay” advisory vote will be held after considering the results of the advisory vote on the frequency of future advisory votes on executive compensation (see Proposal 9).
VOTE REQUIRED
This proposal requires approval by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal. Withheld votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers
PROPOSAL 9.
To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers
In accordance with the Dodd-Frank Act and Rule 14a-21 under the Exchange Act, we request that our shareholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a shareholder advisory vote to approve the compensation of our named executive officers. By voting on this proposal, shareholders may indicate whether they would prefer that we provide for such a shareholder advisory vote at future annual meetings every one year, every two years or every three years. Shareholders may also abstain from the vote.
After careful consideration, the Board of Directors determined that providing a shareholder advisory vote to approve the compensation of our named executive officers every one year is the most appropriate alternative for us at this time. In formulating its recommendation, the Board of Directors determined that an annual advisory vote on named executive officer compensation will allow shareholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in this and future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareholders may have different views as to what is the best approach for us, and we look forward to hearing from our shareholders on this proposal.
Our shareholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) withheld. Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation. Rather, shareholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation. Although this vote is advisory and non-binding, our Board of Directors will review the voting results and give consideration to the outcome of such voting.
VOTE REQUIRED
The frequency that receives the affirmative vote of holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal will be the frequency recommended by holders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by holders. Withheld votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote of “ONE YEAR” regarding the non-binding frequency of future advisory votes on the compensation of the Company’s named executive officers

PROPOSAL 10
To approve the adoption of the Verona Pharma plc Second Amended and Restated 2017 Incentive Award Plan
In this Proposal 10, we are requesting shareholders to approve the adoption of the Verona Pharma plc Second Amended and Restated 2017 Incentive Award Plan, made effective March 14, 2023 (the “Second A&R Plan”), which constitutes an amendment and restatement of the Company’s existing 2017 Incentive Award Plan, as it has been amended and/or restated (the “Existing Plan”).
Upon the recommendation of the Remuneration Committee, on March 14, 2023 (the “Amendment Date”), the Board approved and adopted the Second A&R Plan, subject to approval of the Second A&R Plan by the shareholders at the AGM. The Second A&R Plan, as amended and restated if this Proposal 10 is approved, is described in more detail below, and a copy of the Second A&R Plan is attached to this proxy statement as Annex B. If this Proposal 10 is not approved by our shareholders, the amendment and restatement of the Existing Plan will not become effective, and the Existing Plan will remain in effect in accordance with its present terms. References in this proposal to “shares” or “ordinary shares” also include a corresponding number of American Depository Shares.
If approved by our shareholders, the Second A&R Plan would:
1)
Amend and restate the Existing Plan;

2)
Increase the number of our ordinary shares reserved for issuance under the Existing Plan by 24,000,000 shares to 140,605,742 shares and correspondingly increase the number of such shares that may be issued upon exercise of Incentive Stock Options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986 and the regulations thereunder (the “Code”) to 140,605,742 shares;

3)
Increase the number of our ordinary shares issuable under the “evergreen” feature pursuant to which the shares authorized for issuance can be automatically replenished; and

4)
Extend the termination date of the Existing Plan to the tenth anniversary of the Amendment Date;

We believe that the Second A&R Plan is essential to our success in the ongoing development and commercialization of ensifentrine, if approved. At the initial commercial launch of ensifentrine, we anticipate that a commercial team comprising approximately 100 field sales representatives as well as a number of commercial support personnel with marketing, operations, distribution, reimbursement and other capabilities will be required to reach the health care providers we believe are essential to the ensifentrine opportunity. The purpose of the Second A&R Plan is to enhance the Company’s ability to attract, retain and motivate such personnel by providing these individuals with equity ownership opportunities and to align their interests with those of our shareholders.
Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our shareholders by giving employees, directors and consultants the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to the success of the Company. The Board and Company management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining highly qualified employees.
Considerations for Approval of the Second A&R Plan
In recommending the Second A&R Plan to the Board for approval, the Remuneration Committee reviewed employee and compensation data from the Company and analyses prepared by Aon Consulting, Inc. Considerations taken into account by the Remuneration Committee included:
•
Competitiveness.   Our ability to grant equity awards is critical to our ability to be competitive and to attract, retain and motivate the talent we need to best position our Company for success.

•
Duration of current shares.   If we do not increase the shares available for issuance, we expect the number of available shares under the Existing Plan to be substantially depleted by the end of 2023.

If our shareholders approve the Second A&R Plan, based on historical grant practices, we estimate that the shares reserved for issuance under the Second A&R Plan (taking into account the evergreen feature) would be sufficient to support the Company’s projected headcount for up to five years.
•
Reasonable overhang and burn rate.

•
If approved, the issuance of the additional 24,000,000 shares initially to be reserved under the Second A&R Plan represents approximately 3.80% of the number of shares outstanding as of March 3, 2023.

•
In 2022, 2021 and 2020, equity awards representing a total of approximately 21,901,864 shares, 4,726,928 shares and 64,662,556 shares, respectively, were granted under the Existing Plan. This level of equity awards represents an annual equity burn rate of 4.14%, 1.00% and 24.59%, respectively, and a three-year average burn rate of 7.22% of shares. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted average number of shares outstanding during the period.

Benefits of the Second A&R Plan
The Second A&R Plan provides the Company with the flexibility to effectively use the shares under the Second A&R Plan to provide incentives to our employees, directors and consultants. The Second A&R Plan contains provisions we believe are consistent with best practices in equity compensation and which we believe further protect the interests of our shareholders. These include:
•
No Discounted Options or SARs.   Options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•
No Repricing Without Stockholder Approval.   Other than in connection with certain corporate transactions, we may not reduce the exercise price of an option or stock appreciation right, exchange an option of stock appreciation right for a new award with a lower exercise price or cancel an option or stock appreciation right with an exercise price that is above the market value of a share for cash or other securities, in each case, unless such action is approved by the stockholders.

•
No Transferability.   Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the plan administrator.

•
No Automatic Grants.   The Second A&R Plan does not provide for automatic grants to any individual.

•
No Tax Gross-Ups.   The Second A&R Plan does not provide for any tax gross-ups.

In consideration of these factors, and the judgement of the Board and the Remuneration Committee that awards under the Second A&R Plan are valuable incentives and serve the ultimate benefit of shareholders by aligning more closely the interests of participants in the Second A&R Plan with those of our shareholders, the Board and the Remuneration Committee believe that it is necessary to increase the number of shares authorized under the Existing Plan to enable the Company to continue appropriately incentivizing new and existing employees and other participants.
Material Amendments included in the Second A&R Plan
Increase in Number of Shares
The Second A&R Plan will increase the number of shares currently reserved for issuance under the Existing Plan by 24,000,000 shares, and will also increase the number of shares that may become issuable under the annual “evergreen” feature of the Existing Plan to 4% (increased from 1.5%) of the number of shares in issue on the final day of the immediately preceding calendar year. The following table sets forth the number of shares available for issuance pursuant to outstanding awards and future awards under the Existing Plan as of March 1, 2023:
Shares subject to outstanding options(1)	19,628,784
Shares subject to outstanding awards(2)	30,237,224
Shares available for future awards	18,812,406

(1)
As of March 1, 2023, options outstanding under the Existing Plan had a weighted average per share exercise price of $10.45 and a weighted average remaining term of 8.28 years.

(2)
Represents shares subject to time-based RSUs. As of March 1, 2023, the weighted average remaining vesting term for the RSUs was 1.94 years.

As of March 1, 2023, the market value of a share was $21.78.
Unless the Second A&R Plan is authorized and approved by our shareholders, we believe the number of shares available for issuance under the Existing Plan will be insufficient to effectively achieve the Existing Plan’s purpose as a powerful tool to attract, retain and motivate employees, directors and consultants by providing these individuals with equity ownership opportunities and to align their interests with those of our shareholders. Without sufficient equity awards to effectively attract, retain and motivate employees, we could be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of our Company. These cash replacement alternatives would reduce the cash available for other important purposes such as enhancing our operating infrastructure, supporting our business growth and responding to business challenges and opportunities.
Extension of Termination Date
Unless terminated earlier pursuant to the terms of the Second A&R Plan, the Second A&R Plan will extend the termination date of the Existing Plan to the tenth anniversary of the Amendment Date. Upon termination, the Second A&R Plan will continue to govern outstanding awards.
Summary of the Second A&R Plan
This section summarizes certain principal features of the Second A&R Plan. The summary is qualified in its entirety by reference to the complete text of the Second A&R Plan, which is attached to this proxy statement as Annex B.
Eligibility and Administration
Our employees, consultants and directors, and employees and consultants of our subsidiaries, will be eligible to receive awards under the Second A&R Plan. As of March 1, 2023, we had 43 employees and 9 non-employee directors who would be eligible to participate in the Second A&R Plan.
The Second A&R Plan will be administered by our Board of Directors, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to collectively as the plan administrator), subject to the limitations imposed under the Second A&R Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator will have the authority to take all actions and make all determinations under the Second A&R Plan, to interpret the Second A&R Plan and award agreements and to adopt, amend and repeal rules for the administration of the Second A&R Plan as it deems advisable. The plan administrator will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the Second A&R Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Second A&R Plan.
Shares Available for Awards
If the Second A&R Plan is approved, the number of shares reserved for issuance under the Second A&R Plan will be equal to the sum of (i) 140,605,742 shares (inclusive of shares that have been issued or transferred pursuant to awards under the Existing Plan) and (ii) any shares that as of the effective date of the Second A&R Plan were subject to awards granted under the Verona Pharma plc EMI Option Scheme, the Verona Pharma plc Unapproved Share Option Scheme, and any other prior equity incentive plans of the Company or its predecessor which are forfeited or lapse unexercised and which are not issued under the Second A&R Plan (the “Prior Plan Awards”). The number of shares available for issuance under the Second A&R Plan will be increased on January 1 of each calendar year beginning January 1, 2024 until and including January 1, 2033 by an amount equal to the lesser of (i) 4% of the aggregate number of shares in issue on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Board. No more than 140,605,742 shares may be issued under the Second A&R Plan upon the exercise of ISOs. Shares issued under the Second A&R Plan may be authorized but unissued shares, shares purchased on the open market, treasury shares or American Depository Shares.
If an award under the Second A&R Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will again be available for new grants under the Second A&R Plan. Further, shares delivered to the Company by a grantee to satisfy the applicable exercise or purchase price of an award under the Second A&R Plan or Prior Plan Award and/or to satisfy any applicable tax withholding obligation will, as applicable, become or again be available for award grants under the Plan. The payment of dividend equivalents in cash or in conjunction with outstanding awards or Prior Plan Awards shall not count against the overall share limit.
Awards granted under the Second A&R Plan in substitution for any options or other equity or equity-based awards granted by an entity before the entity’s merger or consolidation with us (or any of our subsidiaries) or our (or any of our subsidiary’s) acquisition of the entity’s property or stock will not reduce the shares available for grant under the Second A&R Plan, but will count against the maximum number of shares that may be issued upon the exercise of ISOs.
Awards
The Second A&R Plan provides for the grant of options, including ISOs, nonqualified stock options (“NSOs”), share appreciation rights (“SARs”), restricted shares, dividend equivalents, restricted share units (“RSUs”) and other equity or cash-based awards. Certain awards under the Second A&R Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the Second A&R Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.
•
Options and SARs.   Options provide for the purchase of shares in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator will determine the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of an option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of an option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders).

•
Restricted Shares.   Restricted shares are awards of non-transferable shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. Upon issuance of restricted shares, recipients generally have the rights of a shareholder with respect to such shares, which generally include the right to receive dividends and other distributions in relation to the award. The terms and conditions applicable to restricted shares will be determined by the plan administrator, subject to the conditions and limitations contained in the Second A&R Plan.

•
Restricted Share Units.   RSUs are contractual promises to deliver shares in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the Second A&R Plan.
•
Dividend Equivalents.   Dividend equivalents are rights to receive the equivalent value (in cash or shares) of dividends paid on shares. Dividend equivalents represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents will be converted to cash or additional shares by such formula, at such time and subject to such restrictions and limitations as may be determined by the plan administrator.

•
Other Equity or Cash-Based Awards.   Other equity or cash-based awards are awards of cash, fully vested shares and other awards valued wholly or partially by referring to, or otherwise based on, shares or other property. Other equity or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other equity or cash-based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Prohibition on Repricing
Under the Second A&R Plan, the plan administrator may not except in connection with equity restructurings and certain other corporate transactions as described below, without the approval of our stockholders, authorize the repricing of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award or an option or SAR with an exercise price per share that is less than the exercise price per share of the original award.
Certain Transactions
In connection with certain corporate transactions and events affecting our shares, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Second A&R Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the Second A&R Plan and replacing or terminating awards under the Second A&R Plan. In addition, in the event of certain non-reciprocal transactions with our shareholders, the plan administrator will make equitable adjustments to the Second A&R Plan and outstanding awards as it deems appropriate to reflect the transaction.
Plan Amendment and Termination
Our Board of Directors may amend or terminate the Second A&R Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Second A&R Plan, may materially and adversely affect an award outstanding under the Second A&R Plan without the consent of the affected participant and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Second A&R Plan will remain in effect until the tenth anniversary of the date the Board adopted the plan, unless earlier terminated by our Board of Directors. No awards may be granted under the Second A&R Plan after its termination.
Foreign Participants, Claw-back Provisions, Transferability and Participant Payments
The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the Second A&R Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Second A&R Plan, and exercise price obligations arising in connection with the exercise of options under the Second A&R Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, shares that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.
Material U.S. Federal Income Tax Consequences
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participant’s particular circumstances.
ISOs.   No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an ISO. The basis of shares transferred to a participant upon exercise of an ISO is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the shares. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less, the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an ISO over the option price for the shares is generally an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an ISO, a participant may be subject to alternative minimum tax as a result of the exercise.
NSOs.   No income is expected to be recognized by a participant for federal income tax purposes upon the grant of an NSO. Upon exercise of an NSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of an NSO will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. NSOs are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.
SARs.   There is expected to be no federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any equity received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Shares.   If the restrictions on an award of restricted shares are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the restricted shares on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the restricted shares on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted shares are received, the participant will recognize ordinary income at the time of the receipt of the restricted shares, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted shares. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted shares, but, if the restricted shares are subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted shares.
If the restrictions on an award of restricted shares are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the restricted shares on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
RSUs.   There will be no federal income tax consequences to either the participant or the employer upon the grant of RSUs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares in payment of the RSUs in an amount equal to the aggregate of the cash received and the fair market value of the shares so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Limitations on the Employer’s Compensation Deduction.   In general, under Section 162(m) of the Code, income tax deductions of publicly traded corporations may be limited to the extent total compensation for certain current or former executive officers exceeds $1 million in any one taxable year.
Excess Parachute Payments.   Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Second A&R Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Application of Section 409A of the Code.   Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “nonqualified deferred compensation” includes equity-based incentive programs, including some options, SARs and RSU programs. Generally speaking, Section 409A does not apply to ISOs, non-discounted NSOs and appreciation rights if no deferral is provided beyond exercise, or restricted shares.
The awards made pursuant to the Second A&R Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Second A&R Plan are not exempt from coverage. However, if the Second A&R Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the income tax consequences in respect of the Second A&R Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The Second A&R Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
Plan Benefits
Other than (i) awards under the 2017 Incentive Plan that our Chief Executive Officer and Chief Financial Officer are entitled to receive under their employment agreements and (ii) awards that will be made automatically under our non-employee director compensation program, awards under the 2017 Incentive Plan are subject to the discretion of the plan administrator and no determinations have been made by the plan administrator as to any future awards that may be granted pursuant to the 2017 Incentive Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Second A&R Plan. However, our directors and executive officers are eligible to receive awards under the Second A&R Plan and could benefit from the grant of equity-based awards under the Second A&R Plan.
Additional Prior Award Information
The following table sets forth, with respect to the individuals and groups identified therein, information regarding options and RSU awards that have been granted to such individuals and groups under the Existing Plan through March 1, 2023. Awards cover ordinary shares and/or ADSs; however, amounts shown below are expressed in terms of the number of ADSs that are covered by each such award.
	Number of Options(1)	Number of RSU Awards(1)
Named Executive Officers:
David Zaccardelli (President and Chief Executive Officer)	—	2,958,879
Kathleen Rickard (Chief Medical Officer)	82,500	498,394
Mark W. Hahn (Chief Financial Officer)	—	2,836,335
All Current Executive Officers as a Group (4 Persons)	249,535	6,761,445
Non-Executive Officer Current Directors/Director Nominees:
David Ebsworth (Chairperson)	33,000	14,500
James Brady (Director)	36,000	—
Ken Cunningham (Director)	33,000	14,500
Lisa Deschamps (Director)	33,000	14,500
Martin Edwards (Director)	33,000	14,500
Rishi Gupta (Director)	56,200	—
Mahendra Shah (Director)	33,000	14,500
Vikhas Sinha (Director)	48,048	14,500
Anders Ullman (Director)	33,000	14,500
All Non-Executive Officer Current Directors as a Group (9 Persons)	338,248	101,500
Each Associate of any of such Directors, Executive Officers or Nominees	—	—
Each other person who received or is to receive 5% of options, warrants or rights	—	—
All Non-Executive Officer Employees as a Group (38) Persons)	3,077,676	3,204,702

(1)
Share numbers shown do not take into account shares subject to awards that that have been cancelled, forfeited or expired unexercised. The closing price per share on March 1, 2023 was $21.78.

Interest of Certain Persons in the Second A&R Plan
Shareholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the Second A&R Plan because they may in the future receive awards under the Second A&R Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by adopting the Second A&R Plan.
VOTE REQUIRED
This proposal requires approval by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal. Withheld votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the approval of the Second A&R Plan
PROPOSAL 11.
To authorize the Board of Directors to exercise all the powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of £8,145,745.
To authorize the Board of Directors generally and unconditionally for the purposes of Section 551 of the Companies Act to exercise all the powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to an aggregate nominal amount of £8,145,745 to such persons at such times and upon such conditions as the directors may determine (subject to the Company’s Articles of Association).
This authority will replace any existing authorities to the extent not utilized at the date this resolution is passed and will, unless previously renewed, revoked or varied by the Company in general meeting, expire on June 1, 2024, provided that the Company may, at any time before such expiry, make an offer or enter into an agreement that would or might require shares to be allotted or Rights to be granted after such expiry and the Board of Directors may allot such shares or grant Rights pursuant to any such offer or agreement as if the authority conferred hereby had not expired.
VOTE REQUIRED
This proposal requires approval by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal. Withheld votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the authorization of Directors to exercise all the powers to the Company to allot shares in the Company or grant Rights up to an aggregate nominal amount of £8,145,745

PROPOSAL 12.
To authorize the Board of Directors to allot equity securities for cash and/or to sell ordinary shares held by the Company as treasury shares for cash as if Section 561(1) of the Companies Act does not apply to any such allotment
As a U.K.-incorporated company, the Company’s ordinary shareholders are entitled, under Section 561(1) of the Companies Act, to pre-emption rights, whereby, in the event that the Company wishes to allot new equity securities for cash, those securities must first be offered to existing shareholders in proportion to the number of ordinary shares they each hold before they can be offered to new shareholders.
Subject to and conditioned upon the passing of Proposal 11 above, this Proposal 12 authorizes the Board of Directors pursuant to Section 570 and 573 of the Companies Act to allot equity securities (as defined in Section 560 of the Companies Act) for cash pursuant to the authority conferred by Proposal 11 above and/or to sell ordinary shares held by the Company as treasury shares for cash, as if Section 561(1) of the Companies Act did not apply to any such allotment or sale, provided that this power will be limited to the allotment of equity securities or sale of treasury shares up to an aggregate nominal amount of £8,145,745, will replace any existing disapplication of Section 561 of the Companies Act to the extent not utilized at the date this resolution is passed and will expire on June 1, 2024, unless previously renewed, varied or revoked by the Company in general meeting, provided that the Company may, before such expiry, make an offer or agreement which would or might require shares in the Company or rights to be allotted or granted or treasury shares to be sold after this authority expires and that the Directors may allot shares in the Company or grant rights or sell treasury shares pursuant to such an offer or agreement as if the authority conferred by this resolution had not expired.
The Board of Directors considers that, at this stage of the development of the Company, the ability to raise new equity funds at relatively short notice and at low cost is vital to the continuing financial health of the business. The Company believes that it is in the best interests of the Company and its shareholders for the Board of Directors to seek to retain the ability to readily raise new equity funds at the appropriate time. In order to facilitate fundraising readiness, on March 7, 2023, the Company filed a shelf registration statement with the SEC. Under U.S. securities law, the Company cannot offer or sell securities in the U.S. for the purpose of accessing capital except under an effective registration statement or under a limited number of exceptions. The filing of a shelf registration statement allows companies to take advantage of fundraising opportunities by having an effective registration statement in place when those opportunities arise. The Company’s shelf registration statement may be used for three years from March 7, 2023. The Company may offer and sell an unlimited amount of securities under the shelf registration statement, as long as it qualifies on an annual basis as a “well-known seasoned issuer,” meaning that the Company has a public float, as calculated under the U.S. securities rules, of at least $700 million. If the Company ceases to qualify as a well-known seasoned issuer, it will need to file a new shelf registration statement for a fixed dollar amount. The shelf registration statement is available on the SEC’s website at www.sec.gov.
In order to provide the flexibility to expeditiously access capital during the life of the shelf registration statement when market conditions are appropriate, the Board of Directors believe that it is in the best interests of the Company to be prepared in advance and have the authorities available without the need to convene a general meeting should they determine that it is appropriate to do so. The authorities would allow the Company to better compete for capital against other companies incorporated in the U.S. and elsewhere who are not subject to allotment or pre-emption restrictions such as those applicable to the Company as an English company.
Anti-takeover Effects of Proposal 12
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action that may be used as an anti-takeover mechanism. Because this Proposal 12, if approved, will authorize the Board of Directors to allot new equity securities for cash without first offering them to existing shareholders, it could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of our issued shares offered to new shareholders could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company. Moreover, the issuance of equity securities to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to shareholders generally.
As stated above, the Company has no present intent to use any relative increase in the number of issued shares of our equity securities offered to new shareholders for anti-takeover purposes, and Proposal 12 is not part of a plan by the Board of Directors to adopt a series of anti-takeover provisions; however, if Proposal 12 is approved by the shareholders, then a greater number of our equity securities would be available for such purpose than is currently available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional ordinary shares to discourage such efforts if they were to arise.

VOTE REQUIRED
This proposal requires approval by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the proposal. Votes withheld are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the authorization of Directors to allot equity securities for cash and/or to sell ordinary shares held by the Company as treasury shares for cash as if Section 561(1) of the Companies Act does not apply to any such allotment

Executive Officers
The following table identifies our current executive officers:
Name	Age	Position
David Zaccardelli, Pharm.D.(1)	58	President, Chief Executive Officer and Executive Director
Mark W. Hahn(2)	60	Chief Financial Officer
Claire Poll(3)	56	General Counsel
Kathleen Rickard, M.D.(4)	64	Chief Medical Officer

(1)
See biography on page 9 of this proxy statement.

(2)
Mark Hahn. Mr. Hahn has served as our Chief Financial Officer since February 2020. From January 2018 until its acquisition by Swedish Orphan Biovitrum for up to $915 million in November 2019, Mr. Hahn served as CFO of Dova Pharmaceuticals, a company developing therapeutics for rare diseases. Previously, from 2010 until its acquisition by Melinta Therapeutics in November 2017, Mr. Hahn was CFO of Cempra, Inc. Mr. Hahn has served on the board of directors of ALSP Orchid Acquisition Corporation I since November 2021. Mr. Hahn received a B.B.A. degree in Accounting and Finance from the University of Wisconsin-Milwaukee and is a Certified Public Accountant in Maryland and North Carolina.

(3)
Claire Poll. Ms. Poll has served as General Counsel since September 2016. From September 2015 to August 2016, Ms. Poll served as an advisor to us on legal, general corporate and financing matters. She also served as an Executive Director on our Board of Directors from September 2006 until September 2015. Ms. Poll received a Bachelor of Laws from the University of Western Australia and a Diploma in Applied Finance and Investment from the Securities Institute of Australia.

(4)
Kathleen Rickard, M.D. Dr. Rickard has served as our Chief Medical Officer since February 2019. Prior to joining Verona Pharma, Dr. Rickard served in multiple roles at Aerocrine AB, a medical diagnostics product company, including as Chief Medical Officer from April 2011 to January 2019, and as Chief Compliance Officer from April 2014 to January 2019. Prior to Aerocrine, Dr. Rickard was Vice President Clinical Development and Medical Affairs of the Respiratory Medicines Development Centre at GlaxoSmithKline, a pharmaceutical company, and, over a period of 15 years, held a number of other leadership positions in clinical development across GlaxoSmithKline’s global respiratory franchise. Dr. Rickard received an M.D. from Hahnemann University Hospital, Philadelphia.

There are no family relationships among any of our executive officers or directors.
Corporate Governance
GENERAL
Our Board of Directors has adopted, among other policies, Corporate Governance Guidelines, a Code of Business Conduct and Ethics, an Insider Trading Compliance Policy, a Whistleblowing Policy and terms of reference for the Nomination and Corporate Governance Committee, Audit Committee, and Remuneration Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of our Company. You can access our current committee terms of reference, our Corporate Governance Guidelines, Whistleblowing Policy and our Code of Business Conduct and Ethics in the “Corporate Governance” section of our investor relations website located at www.veronapharma.com/investors.
BOARD COMPOSITION
Our Board of Directors currently consists of ten members, including one executive director and nine non-executive directors.
Our Articles of Association require that those directors who were appointed by the Board since our 2022 annual general meeting of shareholders must retire from office and may offer themselves for re-election. The Board has not appointed any director since our 2022 annual general meeting of shareholders.

In accordance with our Articles of Association, one-third (or such number nearest to but not exceeding one-third) of the Company’s directors retire from office at every annual general meeting of shareholders. Retiring directors are eligible for re-election and, if no other director is elected to fill his or her position and the director is willing, shall be re-elected by default. The directors to retire at the AGM in every year shall include (so far as necessary to obtain the number required) any director who wishes to retire and not to offer himself or herself for re-election. Any further directors so to retire shall be the directors who have been longest in office since their last election. As between directors of equal seniority, the directors to retire shall in the absence of agreement be selected from among them by lot. Of the ten directors subject to retirement by rotation, David Ebsworth, Ph.D., Mahendra Shah, Ph.D. and David Zaccardelli, Pharm.D. will, on this occasion, retire from office and stand for re-election by our shareholders.
Having carried out an evaluation of the individual performance of each of David Ebsworth, Ph.D., Mahendra Shah, Ph.D. and David Zaccardelli, Pharm.D. with the support of the Nomination and Corporate Governance Committee, our Board of Directors is satisfied that their performance continues to be effective and that they continue to demonstrate commitment to their roles. The Board of Directors considers that it is entirely appropriate for each of David Ebsworth, Ph.D., Mahendra Shah, Ph.D. and David Zaccardelli, Pharm.D. to seek re-election at the AGM.
Each of the above directors has been nominated for re-election and no other nominees for directors have been presented. Therefore, it is anticipated that following the AGM, if all of the above directors are re-elected, the Board of Directors will be comprised of ten members, including one executive director and nine non-executive directors.
DIRECTOR INDEPENDENCE
All of our directors, other than David Zaccardelli, Pharm.D., qualify as “independent” in accordance with Nasdaq listing requirements. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Mr. Gupta and Dr. Shah are affiliated with certain of our significant stockholders. Dr. Zaccardelli is not independent because he is the President and Chief Executive Officer of our Company.
DIRECTOR CANDIDATES
Director Nomination Process
The Nomination and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board of Directors. To facilitate the search process, the Nomination and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nomination and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our shareholders. Once potential candidates are identified, the Nomination and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nomination and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nomination and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to: personal and professional integrity, ethics and values;

experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nomination and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.
Shareholder Recommendations and Nominees
The Nomination and Corporate Governance Committee and the Board have not established a formal policy with regard to the consideration of director candidates recommended by shareholders. This is due to the following factors: (i) the limited number of such recommendations, (ii) the need to evaluate such recommendations on a case-by-case basis, and (iii) the expectation that recommendations from shareholders would be considered in the same manner as recommendations by directors, officers, outside advisors or search firms in the event of a vacancy on the Board.
Shareholders who desire to nominate persons directly for election to the Board of Directors at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information — Shareholder Proposals for 2024 Annual General Meeting.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by a majority of the directors then in office, in which case any director so elected will serve until the next annual general meeting of shareholders when such director will offer himself or herself for re-election, or by ordinary resolution of the shareholders of the Company.
COMMUNICATIONS FROM SHAREHOLDERS
The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Our Company Secretary and General Counsel are primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the directors as they consider appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Company Secretary or General Counsel and Chairperson of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to the Board of Directors in writing: c/o Company Secretary, Verona Pharma plc, c/o Shakespeare Martineau LLP, 6th Floor, 60 Gracechurch Street, London, EC3V 0HR.
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company based on the circumstances at that time. We recognize that different board leadership structures may be appropriate for companies in different situations.

Based on the Company’s present circumstances, the Board believes that the Company and its shareholders are best served by having Dr. Ebsworth serve as its Chairperson of the Board and Dr. Zaccardelli serve as its Chief Executive Officer. Our current leadership structure permits Dr. Zaccardelli to focus his attention on managing our Company and permits Dr. Ebsworth to manage the Board of Directors. Accordingly, we believe our current leadership structure is the optimal structure for us at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Audit Committee or Board of Directors at regular meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. As provided in the terms of reference of the Audit Committee, the Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. In accordance with those policies, the Board and the Board committees have an active role in overseeing management of the Company’s risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, such as risks relating to the COVID-19 pandemic. The Audit Committee monitors compliance with legal and regulatory requirements, discusses the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, oversees management of the Company’s financial and cybersecurity risks, and considers and approves or disapproves any related person transactions. Our Nomination and Corporate Governance Committee monitors the risks relating to our corporate governance framework and succession planning for our Board of Directors and senior management. Our Remuneration Committee assesses and monitors whether any of our remuneration policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board has an active role in overseeing management of the Company’s risks and is regularly informed through committee reports about such risks. The Board does not believe that its role in the oversight of our risks adversely affects the Board’s leadership.
PERIODIC BOARD EVALUATION
Our Corporate Governance Guidelines require the Nomination and Corporate Governance Committee to oversee a periodic assessment of the Board and its committees.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and others temporarily assigned to perform work or services for us. We have posted a current copy of the Code of Business Conduct and Ethics in the “Corporate Governance” section of our website at www.veronapharma.com. Our Board of Directors is responsible for administering the Code of Business Conduct and Ethics. The Board of Directors is allowed to amend, alter or terminate the Code of Business Conduct and Ethics. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
ANTI-HEDGING POLICY
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other shareholders.
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There were 8 meetings of the Board of Directors during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the director served during the period in which he or she served as a director.
Currently, we do not maintain a formal policy regarding director attendance at the AGM; however, it is expected that directors will attend absent compelling circumstances. All of our then-serving directors attended our annual general meeting of shareholders held in 2022.
Committees of the Board
Our Board of Directors has established an Audit Committee, Remuneration Committee, and Nomination and Corporate Governance Committee, each of which operates under written terms of reference that have been approved by our Board and that are available in the “Corporate Governance” section of our investor relations website at www.veronapharma.com/investors. All of the members of each of these committees are independent as defined under the Nasdaq rules. Our Board of Directors has determined that David Ebsworth, Ph.D., Vikas Sinha and James Brady meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Remuneration Committee meet the heightened standard for independence specific to members of a compensation committee under the Nasdaq rules and each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. All members of the Nomination and Corporate Governance Committee are independent under the Nasdaq rules.
The members of each of the Audit, Remuneration and Nomination and Corporate Governance Committees and the committee Chairs are set forth in the following chart.
Name	Audit and Risk	Remuneration	Nomination and Corporate Governance
Ken Cunningham, M.D.		Chair
James Brady	X
Lisa Deschamps			X
David Ebsworth, Ph.D.	X	X	Chair
Mahendra Shah, Ph.D.		X
Vikas Sinha	Chair		X
AUDIT AND RISK COMMITTEE
The Audit Committee’s responsibilities include, among other things:
•
monitoring the integrity of the financial statements of the Company, including its annual and interim reports, preliminary results’ announcements and any other formal announcement relating to its financial performance;

•
reviewing significant financial reporting issues and judgments that they contain;

•
reviewing and discussing with the Company’s management and external auditor the Company’s audited financial statements and quarterly financial statements to be filed with the SEC, including disclosures under the caption “management’s discussion and analysis of financial condition and results of operation” and the matters required to be discussed by applicable Public Company Accounting Oversight Board (the “PCAOB”) standards and SEC rules;

•
considering whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K;

•
preparing an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual general meeting of shareholders;

•
overseeing the appointment, re-appointment, and removal of the Company’s external auditor;

•
reviewing and approving the annual audit plan;

•
coordinating the Board of Directors’ oversight of the Company’s internal control over financial reporting and disclosure controls and procedures;

•
discussing the Company’s policies with respect to risk assessment and risk management;

•
establishing the Company’s arrangements for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•
reviewing the Company’s policies and procedures for reviewing and approving or ratifying related person transactions.

The current members of the Audit Committee are James Brady, David Ebsworth, Ph.D. and Vikas Sinha. Mr. Sinha serves as the Chairperson of the Audit Committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board of Directors has determined that each of Vikas Sinha and James Brady is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
The Audit Committee meets as often as one or more members of the Audit Committee deem necessary, but in any event, meets at least four times per year. The Audit Committee meets at least once per year with our independent accountant, without our management being present. The Audit Committee met 7 times in 2022.
REMUNERATION COMMITTEE
The Remuneration Committee’s responsibilities include, among other things:
•
determining and agreeing with the Board of Directors the framework for the remuneration of the Company’s chief executive, chairperson, the executive directors, the company secretary and such other members of the Company’s management as it is designated to consider;

•
approving all service contracts between the Company and its directors or between the Company and any subsidiary and its directors;

•
determining the policy for, and scope of, pension arrangements for each executive director and other senior executives;

•
establishing the selection criteria, selecting, appointing and setting the terms of reference for any remuneration consultants who advise the Remuneration Committee and, when considered necessary, to obtain reliable, up-to-date information about remuneration in other companies;

•
making a report each year to the shareholders on behalf of the Board of Directors, which report should form part of, or be annexed to, the Company’s annual report and accounts;

•
to the extent that the Company is required to include a Compensation Discussion and Analysis (“CD&A”) in our proxy statement, reviewing and discussing with management our CD&A and considering whether it will recommend to the Board of Directors that the CD&A be included in the proxy statement; and

•
if required, preparing the annual compensation committee report pursuant to the rules of the Exchange Act.

The Remuneration Committee has the authority to retain or obtain the advice of remuneration consultants, legal counsel and other advisors to assist in carrying out its responsibilities, including being directly responsible for the appointment, oversight and compensation of such consultant, counsel or advisor and the ability to cause us, without further action by the Board of Directors, to pay the compensation of such consultant, counsel or advisor as approved by the Remuneration Committee, provided, however, that in retaining or obtaining the advice of such consultant, counsel or advisor, other than in-house legal counsel, the Remuneration Committee shall take into consideration the factors affecting independence required by applicable SEC rules and Nasdaq rules. The Remuneration Committee also has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of us to meet with the Remuneration Committee or any advisors engaged by the Remuneration Committee.
During 2022, the Remuneration Committee engaged Aon Consulting, Inc. (“Aon”) to provide ad hoc input and advice on compensation of our executive officers and non-executive directors. The Remuneration Committee has considered the adviser independence factors required under SEC rules as they relate to (i) additional services, (ii) total fees as a percentage of total revenue, (iii) conflict of interest policies, (iv) business or personal relationships with members of the Remuneration Committee, (v) stock ownership by compensation advisors, and (vi) business or personal relationships with executives of the company and does not believe Aon’s work in 2022 raised a conflict of interest. For discussion of the role of compensation consultants in determining executive and non-employee director compensation, please refer to “Executive Compensation” and “Director Compensation” below.
The current members of our Remuneration Committee are Ken Cunningham, M.D., David Ebsworth, Ph.D. and Mahendra Shah, Ph.D. Dr. Cunningham serves as the Chairperson of the Remuneration Committee.
The Remuneration Committee met 7 times during 2022.
NOMINATION AND CORPORATE GOVERNANCE COMMITTEE
The Nomination and Corporate Governance Committee’s responsibilities include, among other things:
•
evaluating the structure, size and composition (including the skills, knowledge and experience) of the Board of Directors and make recommendations to the Board of Directors with regard to any adjustments that are deemed necessary;

•
identifying and nominating, for the approval of the Board of Directors, candidates to fill Board vacancies as and when they arise;

•
putting in place plans for the orderly succession of appointments to the Board of Directors and to senior management;

•
making recommendations to the Board of Directors on the membership of the Audit and Risk, Remuneration and Nomination and Corporate Governance Committees, in consultation with the chairs of those committees; and

•
overseeing a periodic self-evaluation of the Board of Directors to determine whether it and its committees are functioning effectively.

The current members of our Nomination and Corporate Governance Committee are Lisa Deschamps, David Ebsworth, Ph.D. and Vikas Sinha. Dr. Ebsworth serves as the Chairperson of the Nomination and Corporate Governance Committee.
The members of the Nomination and Corporate Governance Committee met 4 times during 2022.
Executive and Director Compensation
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2022 Summary Compensation Table” below. In 2022, our “named executive officers” and their positions were as follows:
•
David Zaccardelli, Pharm.D., President and Chief Executive Officer;

•
Mark Hahn, Chief Financial Officer; and

•
Kathleen Rickard, M.D., Chief Medical Officer

2022 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2022, and December 31, 2021:
Name and Principal Position	Year	Cash Base Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
David Zaccardelli, Pharm.D.	2022	524,842	4,133,500	497,297	27,501(2)	5,183,140
President and Chief Executive Officer (PEO)	2021	272,500	496,035	328,313	26,456	1,123,304
Mark W. Hahn	2022	430,450	3,983,498	331,531	22,401(3)	4,767,880
Chief Financial Officer	2021	402,500	99,210	218,875	17,704	738,289
Kathleen Rickard, M.D.	2022	434,439	863,000	217,220	3,342(4)	1,518,001
Chief Medical Officer	2021	413,751	—	140,675	7,957	562,383

(1)
Amounts reflect the full grant-date fair value of stock awards granted during 2021 and 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a description of the assumptions used in valuing these awards, see Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)
Consists of a cash payout in lieu of unused holidays ($15,301) and Company retirement plan contributions ($12,200).

(3)
Consists of a cash payout in lieu of unused holidays ($10,201) and Company retirement plan contributions ($12,200).

(4)
Consists of a cash payout in lieu of unused holidays ($3,342).

Narrative to 2022 Summary Compensation Table
2022 Annual Base Salaries
The named executive officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
Our Remuneration Committee periodically reviews named executive officer base salaries in consultation with management to determine whether any adjustments are necessary or appropriate. The following table shows the annual base salaries of our named executive officers for 2022 and 2023. Except as otherwise noted, all annual base salary increases were effective January 1 of the given year.
Name	2022 Annual Base Salary ($)	2023 Annual Base Salary ($)
David Zaccardelli(1)	795,675	839,437
Mark W. Hahn(1)	530,450	559,625
Kathleen Rickard	434,439	458,333

(1)
As further described below in the section entitled “— Executive Compensation Arrangements,” Dr. Zaccardelli’s and Mr. Hahn’s annual base salaries are payable in part in cash and in part in restricted stock units, as agreed by each executive and the Company each year with effect from the February 1st anniversary of the commencement of their employment with the Company. For the twelve months from February 1, 2022, 69% of Dr. Zaccardelli’s annual base salary was paid in cash and 31% in restricted stock units, and 81% of Mr. Hahn’s annual base salary was paid in cash and 19% in restricted stock units. For the twelve months from February 1, 2023, 100% of the executives’ annual base salaries is paid in cash.

2022 Annual Cash Bonuses
In addition to base salaries, our named executive officers are eligible to receive a discretionary bonus designed to drive the achievement of the Company’s strategic and corporate objectives. The goals are set at the start of the year by the Board of Directors and performance against objectives is assessed by the remuneration committee at the end of the relevant financial year. Dr. Zaccardelli and Mr. Hahn are each eligible to receive an annual bonus targeted at 50% of his base salary, while Dr. Rickard is eligible to receive an annual bonus targeted at 40% of her base salary.
For 2022, our corporate bonus objectives were based on operational and financial milestones, which consisted of reporting top-line data in our ENHANCE-1 and ENHANCE-2 clinical studies, completing submissions to and obtaining responses from the U.S. Food and Drug Administration on the Company’s planned New Drug Application filing for nebulized ensifentrine for the maintenance treatment of chronic obstructive pulmonary disease, generating options for financing and/or partnering for the commercialization of ensifentrine and Company operation at or below an approved budget; however, our remuneration committee did not assign any particular weights to any particular objectives, nor did it have separate goals for any particular executive.
Based on its evaluation of Company performance, the remuneration committee determined that, in the aggregate, the Company’s corporate bonus objectives were attained at 125% of target levels of performance, and the committee approved annual bonuses that represented 125% of the target annual bonus for each of the named executives. The actual annual cash bonuses awarded to each named executive officer for 2022 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”
Equity Compensation
As further described below in the section entitled “— Executive Compensation Arrangements,” Dr. Zaccardelli’s and Mr. Hahn’s annual base salaries are each payable in part in cash and in part in restricted stock units pursuant to their employment agreements. For 2022, Dr. Zaccardelli and Mr. Hahn were granted awards of restricted stock units covering 41,806 and 16,722 ADSs, respectively, in respect of this obligation. These awards vested in quarterly installments over a one year period, subject generally to continued employment. These restricted stock units were granted under our 2017 Incentive Award Plan, as it may be amended and/or restated from time to time, which we refer to as the 2017 Incentive Plan.
We also grant additional equity-based compensation awards from time to time to motivate and retain our executive officers. In 2022, Dr. Zaccardelli, Mr. Hahn and Dr. Rickard were granted awards of restricted stock units covering 450,000, 450,000 and 100,000 ADSs, respectively. These restricted stock units were granted under our 2017 Incentive Plan. These awards of restricted stock units are scheduled to vest (i) as to 25%, upon the first anniversary of a specified vesting commencement date and (ii) as to the remainder, in quarterly installments over the following 3 years, subject generally to continued employment.
Other Elements of Compensation
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our U.S.-based employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to 4% of participants’ eligible earnings, subject to limits under the Internal Revenue Code. Matching contributions made during 2022 vest immediately.
Employee Benefits and Perquisites
We offer the opportunity to participate in various health and welfare programs to our full-time employees, including our named executive officers, who participate on the same basis as other full-time employees. These programs include medical, dental and vision benefits; short-term and long-term disability insurance; and life insurance. We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR END
The following table summarizes the number of company securities underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2022. Awards cover ordinary shares and/or ADSs; however, amounts shown below are expressed in terms of the number of ADSs that are covered by each such award.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Zaccardelli	5/7/2020(1)	—	—	—	—	164,572	4,300,266	—	—
	8/20/2020(1)	—	—	—	—	557,877	14,577,326	—	—
	2/1/2022(2)	—	—	—	—	10,451	273,085	—	—
	9/26/2022(3)	—	—	—	—	450,000	11,758,500	—	—
Mark W. Hahn	5/7/2020(1)	—	—	—	—	123,429	3,225,200	—	—
	8/20/2020(1)	—	—	—	—	599,018	15,652,340	—	—
	2/1/2022(2)	—	—	—	—	4,180	109,223	—	—
	9/26/2022(3)	—	—	—	—	450,000	11,758,500	—	—
Kathleen Rickard	4/1/2019	61,250	8,750(4)	5.99	3/29/2029	—	—	15,000	391,950(7)
	3/3/2020	8,594	3,906(5)	5.64	3/3/2030	—	—	—	—
	8/20/2020(6)	—	—	—	—	167,735	4,382,916	—	—
	9/26/2022(3)	—	—	—	—	100,000	2,613,000	—	—

(1)
The outstanding restricted stock units cover ADSs and vest in five equal quarterly installments (with the first installment vesting on February 1, 2023), provided that the restricted stock units will immediately vest prior to a change in control, subject, in each case, to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section below titled “— Executive Compensation Arrangements.”

(2)
The outstanding restricted stock units cover ADSs and vested on February 1, 2023.

(3)
The outstanding restricted stock units cover ADSs and vest (i) as to 25% of the restricted stock units, on November 1, 2023, and (ii) as to the remainder, in twelve equal quarterly installments thereafter, provided that the restricted stock units will immediately vest prior to a change in control, subject, in each case, to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section below titled “— Executive Compensation Arrangements.”

(4)
The option covers ADSs and vests on March 31, 2023, subject to Dr. Rickard’s continued employment with us and through the applicable vesting date.

(5)
The option covers ADSs and vests in five equal quarterly installments (with the first installment vesting on March 3, 2023), subject, in each case, to Dr. Rickard’s continued employment with us through the applicable vesting date.

(6)
The outstanding restricted stock units cover ADSs and vest in seven equal quarterly installments (with the first installment vesting on February 1, 2023), provided that the restricted stock units will immediately prior to a change in control, subject, in each case, to the holder’s continued employment with us through the applicable vesting date.
(7)
The restricted stock units cover ADSs and were scheduled to vest (w) as to 4,375 ADSs, on May 10, 2020, (x) as to 4,375 ADSs, on May 10, 2021, (y) as to 4,375 ADSs, on May 10, 2022, and (z) as to 1,875 ADSs, on May 1, 2023, provided that the restricted stock units will not vest until either (1) the first business day after the first period of 30 consecutive days after the applicable vesting date during which the trailing average closing price of an ordinary share of the Company equals or exceeds two pounds sterling (the “Market Condition”) or (2) the occurrence of a change in control, subject, in each case, to the holder’s continued employment with us through the applicable vesting date. In the event the Market Condition is not attained, the restricted stock units will remain eligible to vest on the fifth anniversary of the grant date, subject, in each case, to the holder’s continued employment with us through the applicable vesting date. The Market Condition was attained in January 2023.

Executive Compensation Arrangements
We have entered into employment and severance agreements with each of our named executive officers. Certain key terms of these agreements are described below.
David S. Zaccardelli, Pharm.D.
We entered into an employment agreement with Dr. Zaccardelli pursuant to which he commenced employment with us on February 1, 2020. This agreement entitles Dr. Zaccardelli to receive an annual base salary initially equal to $750,000 (which has been subsequently increased, as described in “2022 Annual Base Salaries” above) which is payable in part in cash and in part in restricted stock units (which vest in equal quarterly installments during the calendar year in which the grant occurs, subject to continued employment) and a target annual bonus opportunity of 50% of his annual base salary.
If Dr. Zaccardelli’s employment is terminated by us without “Cause” or by Dr. Zaccardelli for “Good Reason” (as each such term is defined in his employment agreement), then, subject to his signing and not revoking a general release of claims, he is entitled to receive (i) 12 months of base salary continuation and continued payment of premiums for continued medical coverage under COBRA, (ii) an amount equal to 100% of Dr. Zaccardelli’s full annual discretionary bonus, calculated as though all applicable objectives have been achieved for the year of termination, (iii) payment of all accrued and unused paid time-off, and (iv) full accelerated vesting of any outstanding, unvested equity awards under our share and share option schemes (with any performance-vesting awards become vested based on target level attainment).
Dr. Zaccardelli has also agreed to refrain from competing with us or soliciting our customers or prospective customers for a period of one year following his termination of employment.
Mark W. Hahn
We entered into an employment agreement with Mr. Hahn pursuant to which he commenced employment with us on February 1, 2020 and has served as our Chief Financial Officer since March 1, 2020. This agreement entitles Mr. Hahn to receive an initial annual base salary of $500,000 (which has been subsequently increased, as described in “2022 Annual Base Salaries” above) which is payable in part in cash and in part in restricted stock units (which vest in equal quarterly installments during the calendar year in which the grant occurs, subject to continued employment) and a target annual bonus opportunity of 50% of his annual base salary. If Mr. Hahn’s employment is terminated by us without “Cause” or by Mr. Hahn for “Good Reason” (as each such term is defined in his employment agreement), then, subject to his signing and not revoking a general release of claims, he is entitled to receive the same severance payments and benefits that Dr. Zaccardelli is entitled to receive, as described above. Mr. Hahn has also agreed to refrain from competing with us or soliciting our customers or prospective customers for a period of one year following his termination of employment.
Kathleen Rickard, M.D.
We entered into an offer letter with Dr. Rickard on December 13, 2018, pursuant to which she agreed to serve as our Chief Medical Officer, effective February 1, 2019. This agreement entitles Dr. Rickard to receive an annual base salary (as described above) and a target annual bonus opportunity of 40% of her annual base salary, with the amount of any such bonus based on performance criteria for our company and her individual performance, as determined by the Board of Directors in its sole discretion.
If Dr. Rickard’s employment is terminated by us without “Cause” or by Dr. Rickard for “Good Reason” (as each such term is defined in her offer agreement), then, subject to her signing and not revoking a general release of claims, she is entitled to receive (i) four weeks of base salary continuation, (ii) four weeks of continued payment of premiums for continued medical coverage under COBRA, (iii) a pro-rated portion of the annual bonus that she otherwise would have earned in the year of termination based on actual performance in such year.
Dr. Rickard is also entitled to participate in the Verona Pharma plc Employee Change in Control Severance Benefit Plan (the “Severance Plan”). Under the Severance Plan, if, upon or within 12 months following a change in control, we terminate the employment of Dr. Rickard without Cause (as defined in the Severance Plan) or if Dr. Rickard resigns voluntarily under the terms of a voluntary reduction in force program established by the administrator of the Severance Plan pursuant to which the participant is eligible to resign and receive benefits under the Severance Plan, then Dr. Rickard will be entitled to receive (i) base salary and medical benefit continuation for a period (the “Severance Period”) of twelve months, (ii) a pro-rated target cash bonus for the year of termination, (iii) relocation benefits paid to Dr. Rickard in connection with any relocation that occurred within 12 months prior to the change in control and (iv) outplacement services until the end of the Severance Period (or, if earlier, until the acceptance of an offer of full-time employment from a subsequent employer).
PAY VERSUS PERFORMANCE
Pay Versus Performance Table
The following table sets forth information concerning the compensation of our named executive officers (“NEOs”) for each of the fiscal years ended December 31, 2021 and 2022, and our financial performance for each such fiscal year:
	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on:
Year					Total Shareholder Return ($)	Net Income ($)
2022	5,183,140	27,578,945	3,142,941	17,462,808	373.29	(68,701,000)
2021	1,123,304	823,718	650,336	425,254	96.00	(55,569,000)

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	David Zaccardelli	Mark W. Hahn and Kathleen Rickard
2021	David Zaccardelli	Mark W. Hahn and Kathleen Rickard
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:
	2021		2022
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(496,035)	(49,605)	(4,133,500)	(2,423,249)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	111,108	11,112	12,031,585	7,240,362
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	302,255	30,226	233,694	46,737
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(364,114)	(228,372)	14,022,735	9,314,519

	2021		2022
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	147,201	11,557	235,750	141,499
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—
TOTAL ADJUSTMENTS	(299,585)	(225,082)	22,390,264	14,319,868
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative total shareholder return (“TSR”), and (ii) our net income, in each case, for the fiscal years ended December 31, 2021 and 2022. TSR amounts reported in the graph assume an initial fixed investment of $100.

2022 DIRECTOR COMPENSATION
We have entered into letters of appointment with each of our non-executive directors pursuant to which they are entitled to receive an annual fee for their services as a member of the board, and an additional fee for service on its committees. These fees are as follows:
•
each non-employee director receives an annual cash retainer of £30,000;

•
the Chairman of the Board of Directors, each Chairman of a committee of the Board of Directors or a member of a committee of the Board of Directors, receives additional cash compensation as follows:

•
the Chairman of the Board of Directors receives an additional annual retainer of £78,000;

•
the Chairman of the Audit and Risk Committee receives an additional annual retainer of £12,000;

•
the Chairman of the Remuneration Committee receives an additional annual retainer of £10,000;

•
a member of the Audit and Risk Committee receives an additional annual retainer of £5,000;

•
a member of the Remuneration Committee receives an additional annual retainer of £4,000; and

•
a member of the Nomination and Corporate Governance Committee receives an additional annual retainer of £3,000;

The fees are paid monthly in arrears. These letters also provide for reimbursement of reasonable and documented expenses incurred in the performance of board duties, including reimbursement of business class air travel.
The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2022 to each of our non-employee directors.

2022 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
David Ebsworth	140,846	68,956	209,802
James Brady	33,869	118,738	152,607
Kenneth Cunningham	48,152	68,956	117,108
Lisa Deschamps	39,726	68,956	108,682
Martin Edwards	36,114	68,956	105,070
Rishi Gupta	37,681	68,956	106,637
Mahendra Shah	40,538	68,956	109,494
Andrew Sinclair	13,612	—	13,612
Vikas Sinha	52,996	68,956	121,952
Sven Ullman	36,114	68,956	105,070

(1)
Amounts shown in this column are expressed in U.S. dollars. Amounts for 2022 paid in pounds sterling have been converted to U.S. dollars based on the exchange rate ($1.20381 to 1 pound sterling) as of December 31, 2022.

(2)
Amounts reflect the full grant-date fair value of option awards granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a description of the assumptions used in valuing these awards, see Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2022 by each non-employee director. Awards cover ordinary shares and/or ADSs; however, amounts shown below are expressed in terms of the number of ADSs that are covered by each such award.
Name	Option Awards Outstanding at 2022 Fiscal Year End	Unvested Stock Awards Outstanding at 2022 Fiscal Year End
David Ebsworth	33,000	12,500
James Brady	36,000	18,000
Ken Cunningham	33,000	12,500
Lisa Deschamps	33,000	12,500
Martin Edwards	33,000	12,500
Rishi Gupta	56,200	12,500
Mahendra Shah	33,000	12,500
Andrew Sinclair	—	—
Vikas Sinha	48,048	12,500
Anders Ullman	33,000	12,500
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information as of December 31, 2022 regarding ordinary shares that may be issued under our equity compensation plans, consisting of the Verona Pharma plc EMI Option Scheme (the “EMI Plan”), the Verona Pharma plc Unapproved Share Option Scheme (the “Pre-IPO Plan”) and the

Verona Pharma plc 2017 Incentive Award Plan (the “2017 Incentive Plan”). We do not have any non-shareholder approved equity compensation plans.
Plan Category	Number of Ordinary Shares to be Issued Upon Exercise of Outstanding Options, Warrant and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrant and Rights (b)	Number of Ordinary Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	53,818,840(1)	$1.22(2)	10,662,336(3)
Equity compensation plans not approved by shareholders	—	—	—
Total	53,818,840	$1.22	10,662,336

(1)
Includes 34,542,344 ordinary shares underlying outstanding restricted share units as of December 31, 2022.

(2)
Represents the weighted average exercise price of outstanding options. Restricted share units are not taken into account for purposes of determining the weighted average exercise price.

(3)
Under the terms of our 2017 Incentive Plan, the number of common shares that may be issued under the 2017 Incentive Plan will automatically increase on January 1st of each year, from January 1, 2021 continuing through January 1, 2030, by 1.5% of the total number of ordinary shares outstanding on December 31st of the preceding calendar year, or a lesser number of shares as may be determined by the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our voting ordinary shares (and our ADSs, each of which represents 8 ordinary shares), as of March 1, 2023, by:
•
each person or group of affiliated persons known by us to beneficially own more than 5% of ordinary shares;

•
each of our named executive officers and directors (which includes all nominees); and

•
all of our executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares over which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 647,871,294 voting and non-voting ordinary shares outstanding as of March 1, 2023, including ordinary shares in the form of ADSs. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, ordinary shares subject to options, restricted share units or other rights held by such person that are currently exercisable or will become exercisable or will vest within 60 days of March 1, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless noted otherwise, the address of all listed shareholders is c/o Verona Pharma plc, 3 More London Riverside, London SE1 2RE UK. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

	Shares beneficially owned
Name of beneficial owner	Number	Percent
5% or greater shareholders:
RA Capital Management affiliates(1)	61,535,920	9.5%
New Enterprise Associates affiliates(2)	46,447,651	7.2%
OrbiMed affiliates(3)	36,578,312	5.6%
AI Biotechnology LLC(4)	32,946,296	5.1%
Named Executive Officers, Directors and Director Nominees:
David Zaccardelli, Pharm.D.(5)	9,119,192	1.4%
Ken Cunningham, M.D.(6)	330,584	*
Lisa Deschamps(7)	334,320	*
David Ebsworth, Ph.D.(8)	948,643	*
Martin Edwards, M.D.(9)	375,064	*
Rishi Gupta(10)	449,600	*
Mahendra Shah, Ph.D.(11)	337,080	*
Anders Ullman, M.D., Ph.D.(12)	598,856	*
Vikas Sinha(13)	458,824	*
James Brady(14)	216,000	*
Mark W. Hahn(15)	8,208,656	1.3%
Kathleen Rickard, M.D.(16)	1,762,128	*
All directors and executive officers as a group (13 persons)(17)	25,298,267	3.9%

*
Indicates beneficial ownership of less than 1% of the total outstanding ordinary shares.

(1)
Consists of (a) 50,543,920 ordinary shares held directly by RA Capital Healthcare Fund, L.P., or RA Capital, all of which are held in the form of ADSs, and (b) 48,088,896 non-voting ordinary shares to be re-designated as ordinary shares, held directly by RA Capital. RA Capital may elect to have any portion of their non-voting ordinary shares re-designated as voting ordinary shares at any time, unless, immediately following such conversion, they would beneficially own more than 9.99% of the outstanding ordinary shares. If RA Capital would beneficially own more than 9.99% of the outstanding ordinary shares following such re-designation, then the re-designation would occur no earlier than 61 days following the election for such re-designation. RA Capital Management, L.P., or Adviser, is the investment adviser for RA Capital. The general partner of the Adviser is RA Capital Management GP, LLC, or Adviser GP, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members. RA Capital, the Adviser, Dr. Kolchinsky and Mr. Shah have shared voting and shared dispositive power with respect to all of the shares reported. The Adviser, the Adviser GP, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of securities held by RA Capital except to the extent of their pecuniary interest therein. Beneficial ownership information is based on a Schedule 13G/A filed on February 14, 2023. RA Capital Management’s mailing address is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(2)
Consists of (a) 9,757,393 ordinary shares held directly by Growth Equity Opportunities Fund IV, LLC, or GEO 15, of which 5,333,328 are held in the form of ADSs, (b) warrants to purchase 1,769,626 ordinary shares held directly by GEO 15, and (c) 34,920,632 ordinary shares held directly by Growth Equity Opportunities 17, LLC, or GEO 17, all of which are held in the form of ADSs. New Enterprise Associates 15, L.P., or NEA 15, is the sole member of GEO 15. NEA Partners 15, L.P., or NEA Partners 15, is the sole general partner of NEA 15. NEA 15 GP, LLC, or NEA 15 LLC, is the sole general partner of NEA Partners 15. Forest Baskett, Anthony Florence, Jr., Mohamad Makhzoumi, Scott D. Sandell, and Peter Sonsini are the managers of NEA 15 LLC. NEA 15, NEA Partners 15, NEA 15 LLC and the managers of NEA 15 LLC share voting and dispositive power with regard to the securities held by GEO 15. Each of NEA 15, NEA Partners 15 and NEA 15 LLC as well as each of the managers of NEA 15 LLC disclaims beneficial ownership of all shares held by GEO 15 except to the extent of their actual pecuniary interest therein. New Enterprise Associates 17, L.P., or NEA 17, is the sole member of GEO 17. NEA Partners 17, L.P., or NEA Partners 17, is the sole general partner of NEA 17. NEA 17 GP, LLC, or NEA 17 LLC, is the sole general partner of NEA Partners 17. Forest Baskett, Ali Behbahani, Carmen Chang, Anthony Florence, Jr., Mohamad Makhzoumi, Edward Mathers, Scott D. Sandell, Paul Walker, Rick Yang, Liza Landsman, and Peter Sonsini, are the managers of NEA 17 LLC. NEA 17, NEA Partners 17, NEA 17 LLC and the managers of NEA 17 LLC share voting and dispositive power with regard to the securities held by GEO 17. Each of NEA 17, NEA Partners 17 and NEA 17 LLC as well as each of the managers of NEA 17 LLC disclaims beneficial ownership of all shares held by GEO 17 except to the extent of their actual pecuniary interest therein. Beneficial ownership information is based on information known to us and a Schedule 13D/A filed with the SEC on September 7, 2022. GEO 15’s and GEO 17’s mailing address is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093-4135.
(3)
Consists of (a) 34,085,528 ordinary shares held directly by OrbiMed Private Investments VI, LP, or OPI VI, all of which are held in the form of ADSs and (b) 2,492,784 ordinary shares held direct by Biotech Growth Trust PLC, or BIOG, all of which are held in the form of ADSs. OrbiMed Capital GP VI LLC, or OrbiMed GP VI, is the general partner of OPI VI. OrbiMed Advisors LLC, or OrbiMed Advisors, is the managing member of OrbiMed GP VI. By virtue of such relationships, OrbiMed GP VI and OrbiMed Advisors may be deemed to have voting and dispositive power over the securities held by OPI VI and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises this dispositive and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the ordinary shares held by OPI VI. OrbiMed Capital LLC, or OrbiMed Capital, is the investment advisor of BIOG, and as a result, OrbiMed Capital may be deemed to have voting and dispositive power over the securities held by BIOG and may be deemed to have beneficial ownership over such securities. OrbiMed Capital exercises this dispositive and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the ordinary shares held by BIOG. Beneficial ownership information is based on information known to us and a Schedule 13 D/A filed with the SEC on December 27, 2022. The mailing address of OPI VI, OrbiMed GP VI, OrbiMed Advisors, BIOG and OrbiMed Capital is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(4)
Consists of 32,946,296 ordinary shares held directly by AI Biotechnology LLC, or AI, all of which are held in the form of ADSs. AI is a subsidiary in a multi-tier corporate structure of which Access Industries Holdings LLC, or Access Holdings, is the parent holding company and is ultimately managed by Access Industries Management, LLC, or Access Industries, and controlled by Mr. Len Blavatnik. Each of Access Holdings, Access Industries and Mr. Blavatnik disclaims beneficial ownership of all shares held by AI except to the extent of their actual pecuniary interest therein. Beneficial ownership information is based on information known to us and a Schedule 13G/A filed with the SEC on February 9, 2023. The mailing address of AI, Access Holdings, Access Industries and Mr. Blavatnik is 40 West 57th Street, 28th Floor, New York, NY 10019.

(5)
Consists of 9,119,192 ordinary shares, all of which are held in the form of ADSs.

(6)
Consists of 66,584 ordinary shares, all of which are held in the form of ADSs, and 264,000 ordinary shares underlying options that are exercisable or that will be exercisable within 60 days of March 1, 2023.

(7)
Consists of 70,320 ordinary shares, all of which are held in the form of ADSs, and 264,000 ordinary shares underlying options that are exercisable or that will be exercisable within 60 days of March 1, 2023.

(8)
Consists of 684,643 ordinary shares, 684,640 of which are held in the form of ADSs, and 264,000 ordinary shares underlying options that are exercisable or that will be exercisable within 60 days of March 1, 2023.

(9)
Consists of 111,064 ordinary shares, all of which are held in the form of ADSs, and 264,000 ordinary shares underlying options that are exercisable or that will be exercisable within 60 days of March 1, 2023.

(10)
Consists of 449,600 ordinary shares underlying options that are exercisable or that will be exercisable within 60 days of March 1, 2023. Rishi Gupta is a Partner at OrbiMed Advisors LLC and a member of our Board of Directors. Mr. Gupta does not have voting or dispositive power over any of the securities held by OrbiMed identified in footnote 3.

(11)
Consists of 73,080 ordinary shares, all of which are held in the form of ADSs, and 264,000 ordinary shares underlying options that are exercisable or that will be exercisable within 60 days of March 1, 2023.

(12)
Consists of 334,856 ordinary shares, all of which are held in the form of ADSs, and 264,000 ordinary shares underlying options that are exercisable or that will be exercisable within 60 days of March 1, 2023.

(13)
Consists of 74,440 ordinary shares, all of which are held in the form of ADSs, and 384,384 ordinary shares underlying options that are exercisable or that will be exercisable within 60 days of March 1, 2023.

(14)
Consists of 216,000 ordinary shares underlying options that are exercisable or that will be exercisable within 60 days of March 1, 2023.

(15)
Consists of 8,208,656 ordinary shares, all of which are held in the form of ADSs.

(16)
Consists of 1,127,128 ordinary shares, all of which are held in the form of ADSs, and 635,000 ordinary shares underlying options that are exercisable or that will be exercisable within 60 days of March 1, 2023.

(17)
Consists of 20,993,019 ordinary shares, 22,146,024 of which are held in the form of ADSs, and 4,305,248 ordinary shares underlying options that are exercisable or that will be exercisable within 60 days of March 1, 2023.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers (as defined under Rule 16a-1(f) under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. To our knowledge, based solely on our review of the copies of such forms filed with the SEC and upon written representations of the Reporting Persons received by us, we believe that there has been a late Form 4 filing in December 2022 for Claire Poll reporting one late transaction, a late Form 4 filing in February 2023 for Claire Poll reporting one late transaction and a late Form 4 filing in February 2023 for Kathleen Rickard reporting one late transaction.
Certain Relationships
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements and relationships with persons who are, or were during the period beginning January 1, 2021, our directors, executive officers or shareholders owning 5% or more of our outstanding ordinary shares, or any member of the immediate family of any of the foregoing persons.
2016 REGISTRATION RIGHTS AGREEMENT
In July 2016, we entered into a registration rights agreement (the “2016 Registration Rights Agreement”), which provides certain demand registration rights to Abingworth Bioventures VI, LP (“Abingworth”), Growth Equity Opportunities Fund IV, LLC, OrbiMed Private Investments VI, LP (“OrbiMed”), and Vivo Ventures Fund VII, L.P., Vivo Ventures VII Affiliates Fund, L.P., Vivo Ventures Fund VI, L.P., and Vivo Ventures Fund VI Affiliates Fund, L.P. (collectively, “Vivo Capital”), with respect to the ordinary shares and any ADSs held by them.
Demand Registration Rights
At any time prior to the Termination (as defined below), the holders of at least a majority of the registrable securities as defined in the 2016 Registration Rights Agreement had the right to demand that we effect an underwritten public offering of their registrable securities pursuant to an effective registration statement under the Securities Act. These registration rights were subject to specified conditions and limitations including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we were required to use commercially reasonable efforts to effect the public offering.
Expenses of Registration
Under the 2016 Registration Rights Agreement we agreed to pay all expenses relating to any registration under the registration rights agreement, other than selling commission, discounts or brokerage fees and stock transfer taxes, subject to specified conditions and limitations.
Termination of Registration Rights
The registration rights granted under the 2016 Registration Rights Agreement were to terminate upon the earlier to occur of (i) the fifth anniversary of the closing of global offering of ordinary shares offered by us, consisting of ordinary shares in the form of ADSs offered in the U.S. offering and ordinary shares offered in the European private placement, as described in our prospectus filed with the SEC on April 28, 2017, and (ii) the date on which there are no registrable securities remaining pursuant to the registration rights agreement. The registration rights granted under the 2016 Registration Rights Agreement terminated in April 2022.
OTHER AGREEMENTS AND TRANSACTIONS
Indemnification Agreements
To the extent permitted by the U.K. Companies Act 2006, we are empowered to indemnify our directors against any liability they incur by reason of their directorship. We have also entered into a deed of indemnity with each of our directors and executive officers. In addition to such indemnification, we provide our directors and executive officers with directors’ and officers’ liability insurance.
Agreements with Our Executive Officers and Directors
We have entered into employment agreements with certain of our executive officers and service agreements with our non-executive directors, as well as separation agreements with certain of our former executive officers. See the section in this proxy statement entitled “Executive and Director Compensation.”
Additional Information
SHAREHOLDERS’ RIGHTS TO CALL A GENERAL MEETING

Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.
SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL GENERAL MEETING
Rule 14a-8 Proposals — Pursuant to Rule 14a-8 under the Exchange Act, shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 annual general meeting of shareholders must submit the proposal to the Company Secretary, Verona Pharma plc, c/o Shakespeare Martineau LLP, at 6th Floor, 60 Gracechurch Street, London, EC3V 0H, Attn: Ben Harber, in writing not later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or November 25, 2023, unless the date of the 2024 annual general meeting of shareholders is changed by more than 30 days from the date of the AGM, and must satisfy the requirements of the proxy rules promulgated by the SEC.
Other Proposals — Shareholders intending to include a proposal on the agenda for the 2024 annual general meeting of shareholders, irrespective of whether they intend to have the proposal included in our proxy statement, must comply with the requirements under our Articles of Association and English law. Under Section 338 of the U.K. Companies Act 2006, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company Secretary, Verona Pharma plc, c/o Shakespeare Martineau LLP, at 6th Floor, 60 Gracechurch Street, London, EC3V 0H, Attn: Ben Harber, at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders. Additionally, in accordance with our Articles of Association, shareholders who intend to nominate a director to be elected at the 2024 annual general meeting of shareholders must provide the Company Secretary with written notice of such nomination between 7 and 21 days prior to the date of such meeting, together with written notice signed by the director nominee regarding his or her willingness to be elected.
Proposals and nominations that are not received by the dates specified above, or otherwise do not meet all relevant requirements, will be considered untimely or improper, as applicable. You may contact Ben Harber, Company Secretary, c/o Shakespeare Martineau LLP, 6th Floor, 60 Gracechurch Street, London, EC3V 0HR, for a copy of the relevant provisions of our Articles of Association regarding the requirements for making shareholder proposals.
In addition to satisfying the foregoing requirements under our Articles of Association, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2024.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
No business shall be voted on at the AGM, except such items as included in the agenda for the AGM.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of AGM is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. We have retained Mackenzie Partners, Inc. to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners of shares for the AGM. We have agreed to pay Mackenzie Partners, Inc. a fee of approximately $15,000 plus out-of-pocket expenses. You may contact Mackenzie Partners, Inc. at +1-212-929-5500. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 annual general meeting of shareholders. Shareholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.
HOUSEHOLDING
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our ADS holders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple ADS holders who share an address, unless we received contrary instructions from the impacted ADS holders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any ADS holder at the shared address to which a single copy of those documents was delivered. If you are an ADS holder and your household received a single set of proxy materials this year, but you would prefer to receive your own copy, or if you currently share an address with another ADS holder and wish to receive only one copy of proxy materials either now or in future for your household, please contact your bank or broker. If you have requested to be removed from the householding program, you will be removed within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.
VERONA PHARMA’S ANNUAL REPORT ON FORM 10-K
A copy of Verona Pharma’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record as of the close of business on March 14, 2023 without charge upon written request addressed to:
Verona Pharma plc
Attention: General Counsel
Email: claire.poll@veronapharma.com
3 More London Riverside
London SE1 2RE
United Kingdom
A reasonable fee will be charged for copies of exhibits. You also may access our Annual Report on Form 10-K for the year ended December 31, 2022 at www.veronapharma.com/investors.
U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS OF THE BOARD OF DIRECTORS AND AUDITORS OF VERONA PHARMA PLC FOR THE YEAR ENDED DECEMBER 31, 2022
Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the AGM our 2022 U.K. Annual Report. Accordingly, our Board of Directors will lay before the Company at the AGM the Company’s 2022 U.K. Annual Report, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included within Annex A to this proxy statement.

A complete copy of our 2022 U.K. Annual Report will be sent separately to those shareholders who have opted in to receive a printed copy of the document no less than 21 days prior to the AGM. You will be provided an opportunity to raise questions in relation to such accounts and reports at the AGM vie teleconference. Full accounts and reports will be available on the Company’s website prior to and during the AGM.
EACH SHAREHOLDER IS URGED TO VOTE YOUR SHARES AS DESCRIBED IN THIS PROXY STATEMENT. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN ADS VOTING INSTRUCTIONS TO CITIBANK, N.A., THE DEPOSITARY FOR THE ADSs.
By Order of the Board of Directors
David Zaccardelli, Pharm.D.
President and Chief Executive Officer
London, United Kingdom
March 21, 2023

Annex A to Proxy Statement: U.K. Statutory Annual Accounts and Directors’ Report for the year ended December 31, 2022

A-1

Company Number 05375156 VERONA PHARMA PLC ANNUAL REPORT AND ACCOUNTS YEAR ENDED DECEMBER 31, 2022

Directors, Secretary and Advisors 2 Directors' Report 3 Corporate Governance Report 7 Strategic Report 15 Directors' Remuneration Report 35 Independent Auditors' Report 55 Consolidated Statement of Comprehensive Income 62 Consolidated Statement of Financial Position 63 Company Statement of Financial Position 64 Consolidated Statement of Changes in Equity 65 Company Statement of Changes in Equity 66 Consolidated Statement of Cash Flows 67 Company Statement of Cash Flows 68 Notes to the Financial Statements 69 to 99 VERONA PHARMA PLC CONTENTS 1

Directors Dr. David Ebsworth (Non-Executive Chair) Dr. David Zaccardelli (President & Chief Executive Officer) Mr. James Brady Dr. Ken Cunningham Ms. Lisa Deschamps Dr. Martin Edwards Mr. Rishi Gupta Dr. Mahendra Shah Mr. Vikas Sinha Dr. Anders Ullman Company Secretary Ben Harber Registered Office One Central Square Cardiff CF10 1FS Company Number 05375156 Independent Auditors PricewaterhouseCoopers LLP 4th Floor, One Reading Central 23 Forbury Road Reading Berkshire RG1 3JH Solicitors Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF Registrars Computershare Investor Services plc The Pavilions Bridgewater Road Bristol BS99 6ZZ VERONA PHARMA PLC DIRECTORS, SECRETARY AND ADVISORS 2

DIRECTORS' REPORT The Directors present their report together with the audited consolidated financial statements, audited company financial statements and auditors’ report for the year ended December 31, 2022 Results and dividends The Group results for the year are set out on page 62. The loss after taxation for the year was $75.4 million (2021: $59.3 million). The loss was higher in 2022 primarily because 2021 recorded upfront consideration received from a strategic collaboration with Nuance Pharma to develop and commercialize ensifentrine in Greater China, which offset spend. Please see note 7 of the financial statements for further information. The Group's spend on the Phase 3 ENHANCE program decreased in 2022 as the Phase 3 ENHANCE program neared completion. The Company has no distributable reserves so the Directors cannot recommend the payment of a dividend (2021: $nil). Cash and cash equivalents at December 31, 2022 increased to $227.8 million from $148.4 million at December 31, 2021 due to the public offering raising net proceeds of $140.2 million. Research and Development Activities The Strategic Report describes the Group’s research and development strategy and activities. Directors The directors of the company who were in office during 2022 and up to the date of signing of the financial statements unless otherwise stated were: Executive Directors Dr. David Zaccardelli Non-executive Directors Dr. David Ebsworth Mr. James Brady (appointed March 14, 2022) Dr. Ken Cunningham Ms. Lisa Deschamps Dr. Martin Edwards Mr. Rishi Gupta Dr. Mahendra Shah Dr. Andrew Sinclair (resigned April 27, 2022) Mr. Vikas Sinha Dr. Anders Ullman To the extent permitted by the U.K. Companies Act 2006, we are empowered to indemnify our directors against any liability they incur by reason of their directorship. We have also entered into a deed of indemnity with each of our directors and executive officers, in accordance with the Companies Act. These deeds of indemnity were in place during the year ended December 31, 2022, and up to the date of signing of the financial statements. In addition to such indemnification, we provide our directors and executive officers with directors’ and officers’ liability insurance. Pensions Verona Pharma plc operates defined contribution pension plans open to all executive directors and employees. Political and charitable contributions There were no political or charitable contributions made by the Company during the years ended December 31, 2022, or 2021. Future developments The Strategic Report describes the Group’s activities, strategy and future prospects. Capital Structure As at December 31, 2022, the Company had 631,338,246 ordinary shares of 5p nominal value each, of which 48,088,896 are non-voting. In all other respects they rank pari passu. The Company is listed on the Nasdaq Global Market ("Nasdaq") and American Depositary Shares (“ADSs”) are traded on Nasdaq. One ADS represents eight ordinary shares. VERONA PHARMA PLC DIRECTORS' REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 3

As part of the July 2016 placement the Company issued 31,115,926 warrants that give the warrant holder the right to subscribe for 0.4 of an ordinary share at a per share exercise price of 172p (see note 20). The warrants were exercisable by the holders until May 2, 2022. None of the warrants were exercised prior to their expiration. VERONA PHARMA PLC DIRECTORS' REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 4

Corporate Governance The Company's statement on corporate governance can be found in the corporate governance report of these financial statements. The corporate governance report forms part of this Directors' Report and is incorporated into it by cross-reference. Principal Risks and Uncertainties See the Strategic Report for a discussion of risks facing the Group. Financial risk management We are exposed to a variety of financial risks. Our overall risk management program seeks to minimize potential adverse effects of these financial risks on our financial performance. Credit Risk Financial instruments that potentially subject us to concentration of credit risk consist of principally cash and cash equivalents, bank deposits and certain receivables. We hold cash and cash equivalents with highly rated financial institutions and in highly rated money market funds and we have not experienced any significant credit losses in these accounts and do not believe we are exposed to any significant credit risk on these instruments. Liquidity Risk We manage our liquidity risk by investing surplus cash in funds with highly liquid money market funds investing in U.S. and U.K. government debt. Market Risk Foreign currency risk reflects the risk that the value of a financial commitment or recognized asset or liability will fluctuate due to changes in foreign currency rates. Our financial position, as expressed in U.S. dollars, is exposed to movements in foreign exchange rates against pounds sterling and the euro. Our main trading currencies are the U.S. dollar, pounds sterling, and the euro. We are exposed to foreign currency risk as a result of operating transactions and the translation of foreign bank accounts. We monitor our exposure to foreign exchange risk; sensitivity analysis and exposure is described further in note 3.1 in the financial statements. We have not entered into foreign exchange contracts to hedge against gains or losses from foreign exchange fluctuations. Locations The Company’s principal place of business is in London, U.K., and it operates subsidiary offices in Raleigh, North Carolina, and Savannah, Georgia, USA. Hiring policy The Company's hiring policy with regards to disability, belief, sex and sexual orientation is discussed in the Corporate Governance Report. Carbon dioxide emissions The Strategic Report discusses the Company's carbon dioxide emissions. Post Period Events Additionally, between January 1, 2023 and March 3, 2023, the Group sold 20,321,384 ordinary shares (equivalent to 2,540,173 ADSs) under the ATM Program, at an average price of approximately $2.88 per share (equivalent to $23.08 per ADS), raising aggregate net proceeds of approximately $56.9 million after deducting issuance costs. As of March 3, 2023, there remained $40.6 million of ordinary shares, in the form of ADSs, available for sale under the ATM Program. Independent auditors PricewaterhouseCoopers LLP have expressed their willingness to continue in office as auditors for another year. In accordance with Section 489 of the Companies Act 2006, a resolution proposing that PricewaterhouseCoopers LLP be re-appointed as auditors of the Company and that the Directors be authorized to approve their remuneration will be proposed at the Annual General Meeting. Annual General Meeting A notice of Annual General Meeting of the Company will be sent out in due course, setting out time, date and location of the meeting, together with the resolutions relating to the business which the Company proposes to conduct at such meeting. VERONA PHARMA PLC DIRECTORS' REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 5

Statement of Directors’ responsibilities The directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable law and regulation. Company law requires the directors to prepare financial statements for each financial year. Under that law, the directors have prepared the group and company financial statements in accordance with UK-adopted international accounting standards. Under company law, directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the group and company and of the profit or loss of the group for that period. In preparing the financial statements, the directors are required to: • select suitable accounting policies and then apply them consistently; • state whether applicable UK-adopted international accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; • make judgements and accounting estimates that are reasonable and prudent; and • prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group and company will continue in business. The directors are also responsible for safeguarding the assets of the group and company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities. The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the group’s and company’s transactions and disclose with reasonable accuracy at any time the financial position of the group and company and enable them to ensure that the financial statements and the Directors’ Remuneration Report comply with the Companies Act 2006. The directors are responsible for the maintenance and integrity of the company’s website. Legislation in the United Kingdom governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions. Directors’ confirmations In the case of each director in office at the date the directors’ report is approved: • so far as the director is aware, there is no relevant audit information of which the group’s and company’s auditors are unaware; and • they have taken all the steps that they ought to have taken as a director in order to make themselves aware of any relevant audit information and to establish that the group’s and company’s auditors are aware of that information. On behalf of the Board. Dr. David Zaccardelli Chief Executive Officer March 14, 2023 VERONA PHARMA PLC DIRECTORS' REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 6

CORPORATE GOVERNANCE REPORT It is the Board's belief that good corporate governance is integral to a successful business, and the Company seeks to apply the highest standards of corporate governance appropriate to its size and stage of development. THE BOARD OF DIRECTORS At December 31, 2022, the Board comprised nine non-Executive Directors, and one Executive Director. The Board, through its Nomination and Governance Committee, regularly reviews its composition to ensure that it has a sufficiently wide range of skills and experience to enable it to pursue its strategic goals and to address anticipated issues in the foreseeable future. As part of this process, on March 14, 2022, the Board appointed Mr. James Brady, a non-Executive Director with significant experience in the biopharmaceutical industry, serving in multiple leadership roles of increasing responsibility across the US, Europe and China, during his 30-plus-year career at AstraZeneca. Most recently, Mr. Brady served as Chief Financial Officer of MedImmune, the biologics discovery and development division of AstraZeneca. During his tenure at MedImmune, biologics grew to represent more than half of the product development portfolio of AstraZeneca and five biologics were successfully brought to market. Mr. Brady currently serves as a non-Executive Director on the board of Panavance Therapeutics. He is a Certified Public Accountant, holds an MBA from Drexel University and a BS in accounting from St. Joseph University. In March 2022, Dr. Andrew Sinclair notified his intention to not offer himself for re-election at the 2022 AGM, and thereby ceased being a non-Executive Director of the Board on April 27, 2022. The Board has also considered and concluded that the appointment of a Senior Independent Director is not necessary at this time, but keeps this issue under review. The Board typically has five scheduled meetings per year (approximately every two and half months), with additional Board meetings and Board sub-committee meetings convened as circumstances and business needs dictate. The Board is responsible to the shareholders for the proper management of the Company and sets the overall direction and strategy of the Company, and reviews scientific, operational and financial performance. All key operational and investment decisions are subject to Board approval. There is a clear separation of the roles of Chief Executive Officer and non-Executive Chairperson. The non-Executive Chairperson is responsible for overseeing the running of the Board, ensuring that no individual or group dominates the Board’s decision-making and ensuring the non-Executive Directors are properly briefed on matters. The Chief Executive Officer has the responsibility for implementing the strategy of the Board and managing the day to day business activities of the Company. In accordance with our Articles of Association, one third of our directors retire from office at every annual general meeting of shareholders. However, if the number of directors serving on our Board is not divisible by three, then the number nearest but not exceeding 33.3% shall retire from office at each annual general meeting of shareholders. Retiring directors are eligible for re-election and, if no other director is elected to fill his or her position and the director is willing, shall be re-elected by default. The Board has considered the guidelines on independence and regards Dr. David Ebsworth, Mr. James Brady, Dr. Ken Cunningham, Ms. Lisa Deschamps, Dr. Martin Edwards, Mr. Rishi Gupta, Dr. Mahendra Shah, Mr. Vikas Sinha and Dr. Anders Ullman as independent directors. Although the non-Executive Directors have been awarded equity awards under the Company's 2017 Incentive Plan, the Board considers that the grant of equity awards is aligned with U.S. best practice for comparable Nasdaq-listed companies. The Board is also satisfied that each non-executive director continues to demonstrate independence of character and judgement with respect to his or her non-executive directors duties. VERONA PHARMA PLC CORPORATE GOVERNANCE REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 7

BIOGRAPHIES David Zaccardelli, Pharm.D. Dr. Zaccardelli has served as our President and Chief Executive Officer and on our board of directors since February 2020. From December 2018 until its acquisition by Swedish Orphan Biovitrum for up to $915 million in November 2019, Dr. Zaccardelli served as President and CEO of Dova Pharmaceuticals, a U.S. company developing therapeutics for rare diseases. Previously, he was Acting CEO of Cempra, from December 2016 until the company’s merger with Melinta Therapeutics in November 2017. From 2004 until 2016, Dr Zaccardelli served in several senior management roles at United Therapeutics Corporation, including Chief Operating Officer, Chief Manufacturing Officer and Executive Vice President, Pharmaceutical Development and Operations. Prior to United Therapeutics, he founded and led a start-up company focused on contract research positions and held a variety of clinical research positions at Burroughs Wellcome & Co, Glaxo Wellcome, and Bausch & Lomb Pharmaceutical. Dr. Zaccardelli received a Pharm.D. from the University of Michigan. David Ebsworth, Ph.D. Dr. Ebsworth has served as the Non-Executive Chairperson of our board of directors since December 2014. From October 2009 to August 2014, Dr. Ebsworth served as Chief Executive Officer of Vifor Pharma, based in Zürich, the specialty pharma division of Galenica AG Group, a pharmaceutical wholesaler and retailer, and as a member of Galenica's Executive Committee. In 2012, Dr. Ebsworth was also named as Chief Executive Officer of Galenica and as Chair of Galenica's Executive Committee, positions he held until August 2014. In his earlier career, Dr. Ebsworth worked with Bayer AG for over 19 years, heading the Canadian, North American and global pharmaceutical business. He also served as Chief Executive Officer of Oxford Glycosciences, a biotech company, listed on the London Stock Exchange and Nasdaq, which was acquired by Celltech plc (now part of UCB) in 2003. Dr. Ebsworth currently serves on the boards of Synlab AG and Sartorius AG and Kyowa Kirin International. He received a Ph.D. in industrial relations from the University of Surrey. James Brady. Mr. Brady was appointed to the board as a Non-Executive Director in March 2022. Mr. Brady has extensive experience in the biopharmaceutical industry, serving in multiple leadership roles of increasing responsibility across the US, Europe and China, during his 30-plus-year career at AstraZeneca. Most recently, Mr. Brady served as Chief Financial Officer of MedImmune, the biologics discovery and development division of AstraZeneca. During his tenure at MedImmune, biologics grew to represent more than half of the product development portfolio of AstraZeneca and five biologics were successfully brought to market. Mr. Brady currently serves as a Non-Executive Director on the board of Panavance Therapeutics. He is a Certified Public Accountant, holds an MBA from Drexel University and a BS in accounting from St. Joseph University. Ken Cunningham, M.D. Dr. Cunningham has served as a Non-Executive Director on our board of directors since September 2015. Dr. Cunningham has over 30 years’ experience in the pharmaceutical industry including leadership roles at several companies focused on developing respiratory medicines. Between 2008 and 2010, he was at SkyePharma plc (now part of Vectura Group plc), initially as Chief Operating Officer and subsequently as Chief Executive Officer where he was involved in the late-stage development of flutiform® for asthma. Earlier in his career, Dr. Cunningham held a variety of clinical development and commercial strategy roles at Glaxo Wellcome plc and Warner-Lambert. Dr. Cunningham serves as Non-Executive Chairperson of the board of directors of Medherant Ltd. Dr. Cunningham received a degree in medicine from St. Mary’s, Imperial College, London University. Lisa Deschamps. Ms. Deschamps was appointed to the board as a Non-Executive Director in March 2021. Ms. Deschamps is CEO and executive board member of AviadoBIO Ltd, a private gene therapy company. Prior to joining AviadoBIO Ltd, she was Senior Vice President and Chief Business Officer of Novartis Gene Therapies and previously was Head of Novartis’ Global Neuroscience Franchise. During her 25-year career at Novartis AG, Ms. Deschamps gained significant global and U.S. experience in bringing respiratory and other specialized therapeutic area products from the clinic to commercialization. Ms. Deschamps has an MBA in General Management from NYU Stern School of Business and a BBA in marketing from IONA College, Hagan School of Business. Martin Edwards, M.D. Dr. Edwards has served as a Non-Executive Director on our board of directors since April 2019. Previously, he was Senior Partner at Novo Ventures, life sciences investment firm, from 2003-2020, and Corporate VP and Corporate VP and Global Head of Drug Development for Novo Nordisk, where he led all aspects of pre-clinical and clinical drug development. Dr. Edwards currently serves on the boards of directors of Inozyme Pharma Inc, Morphic Therapeutic Inc, and Reata Pharmaceuticals Inc. Dr. Edwards trained in physiology and medicine at the University of Manchester. He is a Member of the Royal College of Physicians, a Member with distinction of the Royal College of General Practitioners, a Fellow of the Faculty of Pharmaceutical Medicine and holds a MBA from the University of Warwick. Rishi Gupta. Mr. Gupta has served as a Non-Executive Director on our board of directors since July 2016. Mr. Gupta was designated for appointment to our board of directors by OrbiMed Private Investments VI, LP, or OrbiMed, pursuant to our relationship agreement with OrbiMed. Since 2002, Mr. Gupta has held various positions at OrbiMed Advisors LLC, an investment firm, where he is currently a Partner. Prior to that, he was a healthcare investment banker at Raymond James & Associates and served as manager of corporate development at Veritas Medicine. Mr. Gupta currently is a member of the board of directors of Enliven Therapeutics, Inc and several private companies. Mr. Gupta received an A.B. in biochemical sciences from Harvard College and a J.D. from Yale Law School. VERONA PHARMA PLC CORPORATE GOVERNANCE REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 8

Mahendra Shah, Ph.D. Dr. Shah has served as a Non-Executive Director on our board of directors since July 2016. Dr. Shah was designated for appointment to our board of directors by funds affiliated with Vivo Capital pursuant to our relationship agreement with such funds. Dr. Shah is a successful pharmaceutical entrepreneur and executive and Senior Fellow of Vivo Capital, a healthcare investment firm, where he was formerly a Managing Partner. Dr. Shah previously served as a member of the board of directors of Soleno Therapeutics Inc, Crinetics Pharmaceuticals Inc, Aadi Bioscience Inc and Homology Medicines Inc. He currently serves as a member of the board of directors of several private companies in the biopharmaceutical and biotechnology industries. Dr. Shah received his Ph.D. in industrial pharmacy from St. John’s University and a Master’s Degree in Pharmacy from L.M. College of Pharmacy in Gujarat, India. Vikas Sinha. Mr. Sinha has served as a Non-Executive Director on our board of directors since September 2016. Mr. Sinha has over 20 years’ experience working in executive finance roles in the life sciences industry. Mr. Sinha is co-founder and Chief Financial Officer of ElevateBio, Inc, a holding company focused on building cell and gene therapy companies. He also serves as President and Chief Financial Officer of AlloVir, Inc, an ElevateBio portfolio company. From 2005 to 2016, Mr. Sinha was the Chief Financial Officer of Alexion Pharmaceuticals, Inc, a biotechnology company. Prior to joining Alexion, Mr. Sinha held various positions with Bayer AG in the U.S., Japan, Germany and Canada, including Vice President and Chief Financial Officer of Bayer Pharmaceuticals Corporation in the U.S. and Vice President and Chief Financial Officer of Bayer Yakuhin Ltd. in Japan. Mr. Sinha holds a master's degree in business administration from the Asian Institute of Management. He is also a qualified Chartered Accountant from the Institute of Chartered Accountants of India and a Certified Public Accountant in the U.S. Anders Ullman, M.D., Ph.D. Dr. Ullman has served as a Non-Executive Director on our board of directors since September 2015. Since December 2021, Dr. Ullman has served as Head of R&D and Chief Medical Officer of Sobi. From 2016 to 2021, he was Head of the COPD Centre at Sahlgrenska University Hospital, Sweden, and from 2013 to 2014, was Executive Vice President and Head of Research and Development in the BioScience business unit of Baxter International Inc, a healthcare company, which became Baxalta Inc. From 2007 to 2013, Dr. Ullman was Executive Vice President, Head of Research and Development at Nycomed Pharma Private Limited (now part of Takeda Pharmaceuticals Company Limited), where he led the development and approval of Daxas, the PDE4 inhibitor used to prevent COPD exacerbations. Earlier in his career, he held a number of roles in AstraZeneca. Dr. Ullman received a M.D. and a Ph.D. in clinical pharmacology from the University of Gothenburg. VERONA PHARMA PLC CORPORATE GOVERNANCE REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 9

Committees of our Board of Directors Our Board has three standing committees: an Audit and Risk Committee, a Remuneration Committee and a Nomination and Corporate Governance Committee. The composition and scope of the Audit and Risk Committee of the Board is described further below, within the Audit and Risk Committee Report. Remuneration Committee of the Board The Remuneration Committee, which consists of Dr. Ken Cunningham, Dr. David Ebsworth and Dr. Mahendra Shah, assists the Board in determining directors’ and executive officers’ compensation. Dr. Cunningham serves as Chairperson of the Committee. The Remuneration Committee's responsibilities include, among other things: • identifying, reviewing and proposing policies relevant to the compensation of the Company’s directors, executive officers and senior executives; • evaluating each executive officer's performance in light of such policies and reporting to the Board; • analyzing the possible outcomes of the variable remuneration components and how they may affect the remuneration of the executive officers; • recommending any equity long-term incentive component of each executive officer's compensation in line with the remuneration policy and reviewing our executive officer compensation and benefits policies generally; • appointing and setting the terms of engagement for any remuneration consultants who advise the Committee and obtain benchmarking data with respect to the directors' and executive officers’ compensation; and • reviewing and assessing risks arising from our compensation policies and practices. The Directors' Remuneration Report is presented on pages 35 to 54. Nomination and Corporate Governance Committee of the Board The Nomination and Corporate Governance Committee, which consists of Dr. David Ebsworth, Lisa Deschamps and Vikas Sinha, assists our Board in identifying individuals qualified to become executive and non-executive directors of our Company consistent with criteria established by our Board and in developing our corporate governance principles. Dr. Ebsworth serves as Chairperson of the Committee. The Nomination and Corporate Governance Committee's responsibilities include, among other things: • reviewing and evaluating the structure, size and composition of our Board and making recommendations with regard to any adjustments considered necessary; • drawing up selection criteria and appointment procedures for Board members; • identifying and nominating, for the approval of our Board, candidates to fill vacancies on the Board and its corresponding committees; • keeping under review the leadership needs of the Company, both executive and non-executive, and planning the orderly succession of such appointments; and • assessing the functioning of our Board and individual members and reporting the results of such assessment to the Board. VERONA PHARMA PLC CORPORATE GOVERNANCE REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 10

AUDIT AND RISK COMMITTEE REPORT In this Report, we describe the work of the Audit and Risk Committee and the significant issues considered in 2022. Audit and Risk Committee of the Board The Audit and Risk Committee, which consists of Vikas Sinha, Dr. David Ebsworth and James Brady, assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements and monitoring U.K. Governance Code compliance and business risk. Mr. Sinha serves as Chairperson of the Audit and Risk Committee. The Audit and Risk Committee consists of members of our Board who are financially literate and are also considered to be "audit committee financial experts" as defined by applicable SEC rules and have the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our Board has determined that all of the members of the Audit and Risk Committee satisfy the "independence" requirements set forth in Rule 10A-3 under the Securities Exchange Act of 1934. The Audit and Risk Committee is governed by a charter that complies with Nasdaq rules. The Audit and Risk Committee's responsibilities include, among other things: • recommending the appointment of the independent auditors to the general meeting of shareholders; • the appointment, compensation, retention and oversight of the independent auditors; • pre-approving the audit services and non-audit services to be provided by the independent auditors before the auditors are engaged to render such services; • evaluating the independent auditors' qualifications, performance and independence, and presenting its conclusions to our Board on at least an annual basis; • reviewing and discussing with the executive officers, our Board and the independent auditors our financial statements and our financial reporting process; • considering and recommending to our Board whether the audited financial statements be approved; and • monitoring our review and mitigation of corporate and operational risk. The Audit and Risk Committee meets as often as one or more members of the Committee deem necessary, but in any event must meet at least four times per year. The Audit and Risk Committee must meet at least once per year with our independent auditors, without our executive officers being present. Risk Identification and Management The Audit and Risk Committee monitors the Company’s approach to risk management. Management review the Company's risks on an ongoing basis and consider both corporate and project risk, which is risk relating the Company's sole product candidate, ensifentrine. Management reports their risk assessment to the Committee analyzing risk by severity and probability of occurrence. They also discuss mitigation strategies that have been or are intended to be implemented. External Auditors PricewaterhouseCoopers LLP ("PwC") has been the Group’s auditors since 2016. PwC operates procedures to safeguard against the possibility of their objectivity and independence being compromised. This includes the use of quality review partners, consultation with internal compliance teams and the carrying out of an annual independence procedure within their firm. PwC report to the Audit Committee on matters including independence and non-audit fees on an annual basis. The audit partner changes every five years. The amount charged by the external auditors for the provision of services during the twelve month period under review is set out in note 8 to the Financial Statements. The Committee assesses the performance of the auditors and is comfortable that PwC has operated effectively and a resolution to reappoint the firm as auditors will be put to shareholders at the Company's AGM. Internal Control The Audit and Risk Committee reviews the Group's internal control framework. The Group does not have an internal audit function and so the Committee has engaged an external firm of accountants to test management's systems of internal control. Any significant control deficiencies and mitigation strategies are reported to the Committee for review. The Board is responsible for the systems of internal control and for reviewing their effectiveness. The internal controls are designed to manage rather than eliminate risk and provide reasonable but not absolute assurance against material misstatement or loss. The Board reviews the effectiveness of these systems quarterly by considering the risks potentially affecting the Group. Significant financial reporting issues considered by the Committee in 2022 The Audit and Risk Committee considers risk areas in the financial statements throughout the year and before the audit commences. The Committee considered the following items to be areas of risk: VERONA PHARMA PLC CORPORATE GOVERNANCE REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 11

Ligand contingent liability The Group has a material liability for the future payment of a milestone and royalties associated with contractual liabilities over ensifentrine, its development product acquired as part of the acquisition of Rhinopharma. The liability is measured at amortized cost. At each reporting date the liability is re-measured where there are changes in estimated cashflows or probabilities of success. The contingent liability therefore requires quarterly re-assessment for any such triggering event. In the year-ended December 31, 2021, the Group entered into the Nuance Agreement. Consequently, the Group estimated potential cashflows from that agreement and the related royalties payable to Ligand, and remeasured the liability accordingly. For the years ended December 31, 2022 and 2021, management also reviewed the timing of expected royalties from the maintenance treatment of COPD in the U.S. and amended the sales forecasts to reflect the Group's expected timelines and expected sales. The Committee reviewed and agreed with management's estimates of potential royalties payable, and the timing of the expected sales that drive them. Research and development costs Research and development (“R&D”) costs are charged as incurred. Management is required to estimate the expenses resulting from obligations under contracts with vendors and consultants and clinical site agreements in connection with our R&D efforts. The financial terms of these contracts are subject to negotiations which vary contract to contract and may result in payment flows that do not match the periods over which materials or services are provided under such contracts. Management's objective is to reflect the appropriate clinical trial expenses in the accounts by matching those expenses with the period in which services and efforts are expended. Management accounts for these expenses according to the progress of the trials and other development activities measured by patient progression and the timing of various aspects of the trial. Management also determines prepaid and accrual estimates through discussions with applicable personnel and outside service providers as to the progress of clinical trials, or other services completed. During the course of a clinical trial management may adjust the rate of clinical trial expense recognition if actual results differ from its estimates. Management makes estimates of its prepaid and accrued expenses as of each year end in our accounts based on facts and circumstances known at that time. Although management does not expect the estimates to be materially different from amounts actually incurred, management's understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in reporting amounts that are too high or too low for any particular period. The Group's clinical trial prepaid and accrual expense is dependent upon the timely and accurate reporting of study recruitment from contract research organizations and activities carried out by other third-party vendors as well as the timely processing of any change orders from the contract research organizations. The Committee reviewed and agreed with management's estimates of R&D costs. RISK MANAGEMENT AND INTERNAL CONTROL The Group is required to assess and report on the effectiveness of the internal controls over financial reporting under Section 404(a) of the Sarbanes-Oxley Act. As the Group qualified as an ‘emerging growth company’ until December 31, 2022, as defined in the Jumpstart Our Business Start-Ups Act of 2012, Verona Pharma was exempt from the auditors' attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and also because it qualifies as a Smaller Reporting Company. Verona Pharma will retain this exemption if it remains a Smaller Reporting Company. Otherwise, if it fails to qualify as a Smaller Reporting Company, it will lose the exemption. The Group does not consider it necessary to have an internal audit function due to the small size of the administrative function. This need is evaluated on an annual basis. A comprehensive budgeting process is completed once a year, shortly prior to the start of each new financial year, which is reviewed and approved by the Board. Detailed management accounts are produced on a monthly basis, with all significant variances investigated. The management accounts are reviewed and commented on by the Board at board meetings and are reviewed on a monthly basis by management and budget holders. The Group maintains appropriate insurance cover, including in respect of actions taken against the Directors because of their roles, as well as against material loss or claims against the Group. The insured values and type of cover are comprehensively reviewed on an annual basis. VERONA PHARMA PLC CORPORATE GOVERNANCE REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 12

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS Our expectation is that Non-Executive Directors should be prepared to commit, on average, a minimum of two days per month to the Company’s business, recognizing that particular events may from time to time require them to devote to the Company more time than this. Non-Executive Directors are expected to be available to serve on one or more Board committees which may require additional time commitment, particularly in the case of the Chairperson of the Board and the Chair of the Board committees. The Directors attended the following Board and committee meetings during the year: Director Board meetings Audit Committee Remuneration Committee Governance and Nomination Committee David Zaccardelli 8/8 — — — David Ebsworth 8/8 7/7 7/7 4/4 James Brady1 6/6 6/6 — — Lisa Deschamps 7/8 — — 4/4 Ken Cunningham 8/8 — 7/7 — Martin Edwards 8/8 — — — Anders Ullman 7/8 — — — Rishi Gupta 7/8 — 3/3 — Mahendra Shah 8/8 — 4/4 2/3 Andrew Sinclair2 2/2 2/2 — — Vikas Sinha 8/8 7/7 — 1/1 1Appointed March 14, 2022 2 Resigned April 27, 2022 The Board undertakes an annual performance evaluation process, based on clear and relevant objectives and seeking continuous improvement. Generally, the performance evaluation is conducted in November each year and done in the form of a structured questionnaire circulated to all Directors, asking them to rate the performance of the Board and its committees in a number of strategic areas and provide a rationale for any low rating. Results are analyzed by the Chair and General Counsel and any key themes are reported and discussed with the Board. Any recommendations arising from such review which are designed to specifically address any issues identified are implemented by the Board. The annual performance evaluation for 2022 resulted in recommendations, which are being implemented by the Board, to enhance the skills set on the Board with non-executive directors with recent U.S. commercial launch and marketing experience and to increase the number of in-person Board meetings. Corporate Social Responsibility The Board of Verona Pharma sets high standards for the Company's employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. The Company operates a Code of Business Conduct and Ethics and provides mechanisms for whistleblowing and complaints, described in detail on the Company's website, under Corporate Governance. Whistleblowing The Company has formal arrangements in place to facilitate ‘whistleblowing’ by employees through a contract with a third party service provider. If a complaint is made to this third party, the content is sent anonymously by email to the Company’s Compliance Officer, so that appropriate action can be taken. Employment The Company endeavors to appoint employees with appropriate skills, knowledge and experience for the roles they undertake and thereafter to develop, incentivize and retain staff. The Board maintains constructive dialogue with employees through the CEO. Appropriate remuneration and incentive schemes are maintained to align employees' objectives with those of the Company. The Board recognizes its legal responsibility to ensure the well-being, safety and welfare of the Company's employees and maintain a safe and healthy working environment for them and our visitors. If an employee has a concern about unsafe conditions or tasks, they are encouraged to report their concerns immediately to their manager or the Company’s general counsel. VERONA PHARMA PLC CORPORATE GOVERNANCE REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 13

Diversity Policy The Company is fully committed to the elimination of unlawful and unfair discrimination and values the differences that a diverse workforce brings to the organization. The Company endeavors to not discriminate because of age, disability, gender reassignment, marriage and civil partnership, pregnancy and maternity, race (which includes color, nationality and ethnic or national origins), religion or belief, sex or sexual orientation. The Company will undertake an annual review of its policies and procedures to establish its position with regard to compliance and best practice, and monitor and promote a healthy corporate culture. Relations with shareholders The Board values good relations with the Company’s shareholders and understands the importance of effectively communicating the Company’s operational and financial performance as well as its future strategy. The Company’s website provides financial information as well as historical news releases and matters relating to corporate governance. The Chairperson of the Board and the CEO and CFO maintain ongoing dialogue with shareholders and communicate their views to the Board. The Board recognizes it is accountable to shareholders and ensures that their views are taken into account in agreeing the Company’s strategy and other operational matters. The Board also recognizes the importance of treating all shareholders equally. Annual and interim results are filed with the Securities and Exchange Commission and communicated by news services as are ad hoc operational and regulatory releases. Shareholders may also attend the Annual General Meeting where they can ask questions to the Board. Relations with suppliers The Company endeavors to maintain good relationships with its suppliers by contracting them on reasonable business terms and paying them promptly, within agreed terms. The Board reviews and approves the material contractual terms of significant suppliers engaged for the manufacturing and development of the Company's drug candidate and management report to the Board on the performance of the suppliers to ensure that our research and development program is planned and delivered effectively in a timely and cost-efficient manner. This ensures interests are aligned between the Company and our significant suppliers. VERONA PHARMA PLC CORPORATE GOVERNANCE REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 14

STRATEGIC REPORT The Directors present their strategic report together with the audited consolidated financial statements, audited company financial statements and auditors’ report for the year ended December 31, 2022. Principal activity The Company was incorporated on February 24, 2005. On September 18, 2006, the Company successfully acquired all the shares of Rhinopharma Limited, a private company incorporated in Canada, and changed its name from Isis Resources plc to Verona Pharma plc ("Verona Pharma", the “Company” or the “Parent”). On December 12, 2014, the Company established a U.S. subsidiary, Verona Pharma, Inc., in the state of Delaware. In June 2021, Rhinopharma Limited was dissolved. The Company, Rhinopharma Limited (until June 2021) and Verona Pharma, Inc. are collectively referred to as the “Group”. The principal activity of the Group is the development of innovative therapeutics for the treatment of chronic respiratory diseases with significant unmet medical need. Section 172(1) Companies Act 2006 The Directors are required by law to act in good faith to promote success of the Company for the benefit of the shareholders as a whole and are also required to have regard to the following: • the principal decisions made by the Board and the likely long-term consequences of any decision; • the interests of the Company's employees; • the need to foster the Company's business relationships with suppliers, customers and others; • the impact of the Company's operations on the community and the environment; • the desirability of the Company maintaining a reputation for high standards of business conduct; and • the need to act fairly as between shareholders of the Company. A discussion on how the Board has regard to these matters can be found on pages 13 and 14 of the Corporate Governance Report. The impact of the Company's operations on the environment is discussed further within "Greenhouse Gas Emissions" on page 33 in this Strategic Report. Outlook and Strategy in this Strategic Report describes the Group’s activities, strategy and future prospects, including the considerations for long-term decision making. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 15

OUTLOOK AND STRATEGY We are a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapeutics for the treatment of respiratory diseases with significant unmet medical needs. Our product candidate, ensifentrine, is an investigational, first-in-class, inhaled, selective, small molecule and dual inhibitor of the enzymes phosphodiesterase 3 and 4 (“PDE3 and “PDE4”), combining bronchodilator and non-steroidal anti-inflammatory activities in one compound. Initially, we are developing inhaled ensifentrine for the treatment of chronic obstructive pulmonary disease (“COPD”), a common, chronic, progressive, and life-threatening respiratory disease without a cure. If successfully developed, ensifentrine would be the first therapeutic with a novel mode of action for COPD in over a decade. During 2022, we reported positive top-line results from both of our Phase 3 ENHANCE (“Ensifentrine as a Novel inHAled Nebulized COPD thErapy”) trials evaluating nebulized ensifentrine for the maintenance treatment of chronic obstructive pulmonary disease (“COPD”). Ensifentrine met the primary endpoint in both the ENHANCE-1 and ENHANCE-2 trials demonstrating statistically significant and clinically meaningful improvements in measures of lung function. In addition, ensifentrine substantially reduced the rate and risk of COPD exacerbations in ENHANCE-1 and ENHANCE-2. Ensifentrine was well tolerated in both trials. Based on the results from our ENHANCE program, we believe ensifentrine, if approved, has the potential to change the treatment paradigm for COPD. The totality of data from clinical trials, in particular top-line results from the ENHANCE program, support our belief. We plan to submit a New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) in the second quarter of 2023 for inhaled ensifentrine for the maintenance treatment of COPD. In Phase 2 clinical trials, ensifentrine has demonstrated positive results in patients with COPD, asthma and cystic fibrosis (“CF”). Two additional formulations of ensifentrine have been evaluated in Phase 2 studies for the treatment of COPD: dry powder inhaler (“DPI”) and pressurized metered-dose inhaler (“pMDI”). Ensifentrine has shown positive Phase 2 data in COPD trials when delivered by each of these formulations. If approved, we intend to commercialize inhaled ensifentrine for the maintenance treatment of COPD in the United States (“U.S.”). Although we believe ensifentrine will not be regulated as a drug device combination, patients use a readily available standard jet nebulizer to take ensifentrine. Outside the U.S., we intend to license ensifentrine to companies with expertise and experience in developing and commercializing products in those regions. To that end, we have entered into a strategic collaboration with Nuance Pharma Limited, a Shanghai-based specialty pharmaceutical company ("Nuance Pharma"), to develop and commercialize ensifentrine in Greater China. Senior executives bring substantial human resources and medical affairs expertise In September 2022, Ostra Jewell joined Verona Pharma as Senior Vice President, Human Resources, bringing more than 25 years of HR experience. Prior to joining Verona Pharma, she served as Vice President, Human Resources at G1 Therapeutics where she built the human resources infrastructure to successfully support the company’s first commercial launch. Ms. Jewell held a similar position at Dova Pharmaceuticals, where she also served through the company’s first commercial launch. In addition to her HR experience in small pharma, Ms. Jewell brings biopharmaceutical experience from her time working at Gilead Sciences. Following the end of the year, in January 2023, Kavita Aggarwal joined Verona Pharma as Senior Vice President, Medical Affairs, bringing more than 20 years of experience spanning large pharma with multiple commercial products to small pharma with a single asset. Over her career, Dr. Aggarwal has led medical affairs support of clinical development, pre-launch and launch planning as well as life cycle management. Prior to Verona Pharma, Dr. Aggarwal built a new Medical Affairs organization at BioCryst Pharmaceuticals to launch the company’s first commercialized product and most recently served as VP, Global Commercial Pipeline Strategy, where she led commercialization strategy for all pipeline assets. Previously, Dr. Aggarwal was Vice President, Medical Affairs at Dova Pharmaceuticals where she built and led the medical affairs function through two product launches. Dr. Aggarwal has also held roles of increasing responsibility in medical affairs at Stealth BioTherapeutics, Cempra Pharmaeuticals, BPL, Salix Pharmaceuticals and GlaxoSmithKine. Overview of COPD and current treatments COPD is a common, progressive, life-threatening respiratory disease without a cure. It causes loss of lung function, leading to debilitating breathlessness, hospitalizations, and death. COPD has a major impact on everyday life. Patients struggle with basic activities such as getting out of bed, showering, eating, and walking. Worldwide, COPD affects approximately 384 million people and is the third leading cause of death, according to the Global Initiative for Chronic Obstructive Lung Disease. The goal of COPD pharmacological therapy is to improve patients’ quality of life by reducing symptoms, decreasing the quantity and severity of exacerbations (often an escalation of symptoms) and to improve patients’ ability to function (GOLD 202). For approximately 40 years, the treatment of COPD has been dominated by three classes of inhaled therapies approved for use by the FDA and the European Commission based on the European Medicines Agency's (“EMA”) opinion: anti-muscarinics, beta-agonists and inhaled corticosteroids (“ICSs”). COPD patients are frequently treated with bronchodilators, including long-acting anti-muscarinics (“LAMAs”) and long-acting beta-agonists (“LABAs”), to relieve airway constriction and make it easier to breathe. In addition, patients at risk for exacerbations may be prescribed ICSs to prevent them. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 16

Certain COPD patients are treated with the oral PDE4 inhibitor, roflumilast (Daliresp®), which has demonstrated a reduction in exacerbation risk in patients with severe chronic bronchitis. However, oral PDE4 therapy results in systemic exposure which has been associated with unfavorable gastrointestinal side-effects such as nausea, emesis, diarrhea, abdominal pain, loss of appetite and weight loss. Approximately 8.5 million COPD patients in the U.S. receive LAMA, LABA or ICS treatments alone or in combination regardless of COPD severity. Despite these medication and the earlier use of dual (LAMA/LABA) and triple (LAMA/ LABA/ICS) therapies, many patients continue to suffer debilitating symptoms. According to a December 2022 study by Phreesia, 45% of patients continue to have symptoms more than 24 days a month. This burden leaves a significant opportunity for new inhaled therapies that offer additional benefit added to the three main classes of treatment. New treatment options are urgently needed to help improve lung function and symptoms, reduce exacerbations and improve overall quality of life in these patients. Ensifentrine Ensifentrine is an investigational, first-in-class, inhaled small molecule and selective dual PDE3 and PDE4 inhibitor. This dual inhibition enables it to act as a bronchodilator and a non-steroidal anti-inflammatory agent in a single compound. Importantly, ensifentrine's therapeutic profile differentiates it from existing classes of bronchodilator and anti-inflammatory treatments. We are not aware of any other single compound in clinical development in the U.S. or Europe or approved by the FDA nor the European Commission for the treatment of respiratory diseases that acts both as a bronchodilator and anti-inflammatory agent. If successfully developed and approved, ensifentrine has the potential to be the first novel class of therapeutic in COPD in over 10 years and to become the only bronchodilator option that could be added to existing classes of therapies including LAMA, LABA and ICS. Safety profile Ensifentrine has been well tolerated in clinical trials involving approximately 3,000 subjects to date. Additionally, ensifentrine did not prolong the QT interval or impact other cardiac conduction parameters in a thorough QT study in healthy volunteers. It is delivered directly to the lungs by inhalation to maximize pulmonary exposure to ensifentrine while minimizing systemic exposure. This feature minimizes any systemic side-effects such as the gastrointestinal disturbance associated with oral PDE4 inhibitors. In addition, in non-clinical trials ensifentrine has demonstrated high selectivity for PDE3 and PDE4 over other enzymes and receptors, which is believed to minimize off-target effects. Differentiated profile By selectively inhibiting PDE3 and PDE4, ensifentrine impacts three key mechanisms in respiratory disease: bronchodilation, inflammation and mucociliary clearance. Ensifentrine is designed to increase the levels of cellular cAMP and cGMP in smooth muscle cells and inflammatory cells, resulting in bronchodilator and anti-inflammatory effects. Ensifentrine has also be shown to stimulate the cystic fibrosis transmembrane conductance regulator (“CFTR”), which is an ion channel in the epithelial cells lining the airways. Mutations in the CFTR protein result in poorly or non-functioning ion channels, which cause CF. CFTR dysfunction is also potentially important in COPD. CFTR stimulation leads to improved electrolyte balance in the lung and thinning of the mucus, which facilitates mucociliary clearance and leads to improved lung function and potentially a reduction in lung infections. Dual inhibition of PDE3 and PDE4 has shown enhanced or synergistic effects compared with inhibition of either PDE alone on contraction of airway smooth muscle and suppression of inflammatory mediator release in several preclinical studies. We believe these enhanced effects may increase the utility of ensifentrine in the treatment of respiratory diseases including COPD, asthma and CF. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 17

We believe ensifentrine has the potential to address the large unmet need in treating COPD with its improvement in lung function, COPD symptoms and meaningful improvement in quality of life. Development of ensifentrine Clinical development of ensifentrine in COPD Phase 2 Ensifentrine has demonstrated improvements in lung function, symptoms and quality of life with or without background therapy in two 4-week, Phase 2b dose-ranging clinical trials in moderate to severe COPD patients. In both studies ensifentrine was well tolerated at all doses with an adverse event profile similar to placebo: • In March 2018, we reported positive top-line results with ensifentrine as monotherapy from our first Phase 2b trial in 403 patients. The trial evaluated four doses of nebulized ensifentrine (0.75 mg, 1.5 mg, 3 mg and 6 mg) or placebo twice daily over 4 weeks. Patients withheld use of regular long-acting bronchodilator therapy for the duration of the study. The trial met its primary endpoint of improved lung function with ensifentrine demonstrating a clinically and statistically significant increase in peak forced expiratory volume in 1 second (“FEV1”) at week 4 compared to placebo. In addition, clinically relevant secondary endpoints were met including significant progressive improvements in COPD symptoms. • In January 2020, we reported positive top-line results with ensifentrine added on to background therapy from our second Phase 2b trial in 413 patients. This trial evaluated four doses of nebulized ensifentrine (0.375 mg, 0.75 mg, 1.5 mg and 3 mg) or placebo added on to treatment with once-daily tiotropium (Spiriva® Respimat®), a commonly used LAMA bronchodilator, in symptomatic patients with moderate to severe COPD who required additional treatment. The trial met its primary endpoint of improved lung function, with ensifentrine plus tiotropium demonstrating a clinically and statistically significant dose-dependent improvement in peak FEV1 and FEV1 over 12 hours with ensifentrine at week 4, compared to placebo plus tiotropium. Additionally, clinically meaningful and statistically significant improvements in health-related quality of life were observed with ensifentrine added on to tiotropium. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 18

Phase 3 ENHANCE program Ensifentrine has successfully met the primary endpoints in two randomized, double-blind, placebo-controlled Phase 3 trials, ENHANCE-1 and ENHANCE-2, demonstrating statistically significant and clinically meaningful improvements in measures of lung function in moderate to severe COPD patients. Improvements in symptoms and quality of life measures were shown in both trials, which reached statistical significance in ENHANCE-1. Ensifentrine substantially reduced the rate and risk of moderate to severe COPD exacerbations in both trials. Ensifentrine was well tolerated in both trials. The ENHANCE trials were designed to evaluate ensifentrine as monotherapy and added onto a single bronchodilator with approximately 50% of subjects receiving either a LAMA or a LABA. Additionally, approximately 20% of subjects received ICSs with their concomitant LAMA or LABA. Each trial enrolled approximately 800 subjects, for a total of approximately 1,600 subjects, at sites primarily in the U.S. and Europe. The two trials provided replicate evidence of efficacy and safety data over 24 weeks and ENHANCE-1 also evaluated longer-term safety in approximately 400 patients over 48 weeks. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 19

Subject demographics and disease characteristics were well balanced between treatment groups in both trials. • In ENHANCE-1 approximately 69% of subjects received background COPD therapy, either LAMA or a LABA. Additionally, approximately 20% of all subjects received ICS with concomitant LAMA or LABA. • In ENHANCE-2 approximately 55% of subjects received background COPD therapy, either a LAMA or a LABA. Additionally, approximately 15% of all subjects received ICS with concomitant LAMA or LABA. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 20

We reported positive top-line results from ENHANCE-2 and ENHANCE-1, in August and December 2022, respectively. Ensifentrine successfully met the primary endpoints in both trials, demonstrating statistically significant and clinically meaningful improvements in measures of lung function in moderate to severe COPD patients. Improvements in symptoms and quality of life measures were shown in both trials, which reached statistical significance in ENHANCE-1. Ensifentrine substantially reduced the rate and risk of moderate to severe COPD exacerbations and was well tolerated in both trials. Highlights Primary endpoint met (FEV1 AUC 0-12 hr) • Placebo corrected, change from baseline in average FEV1 area under the curve 0-12 hours post dose at week 12 was 87 mL (p<0.0001) for ensifentrine in ENHANCE-1 and 94 mL (p<0.0001) for ensifentrine in ENHANCE-2. • Demonstrated consistent improvements with ensifentrine in all subgroups including gender, age, smoking status, COPD severity, background medication, ICS use, chronic bronchitis, FEV1 reversibility and geographic region. Secondary endpoints evaluating lung function met: • Placebo corrected, increase in peak FEV1 of 147 mL (p<0.0001) 0-4 hours post dose at week 12 in ENHANCE-1 and 146 mL (p<0.0001) in ENHANCE-2. • Placebo corrected, increase in morning trough FEV1 of 35 mL (p=0.0413) at week 12 in ENHANCE-1 and 49 mL (p=0.0016) in ENHANCE-2, supporting twice daily dosing regimen. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 21

Exacerbation rate and risk reduced • Subjects receiving ensifentrine demonstrated a 36% reduction in the rate of moderate to severe COPD exacerbations over 24 weeks (p=0.0503) compared to those receiving placebo in ENHANCE-1 and a 43% reduction (p=0.0090) in ENHANCE-2. • In pooled exacerbation data from ENHANCE-1 and ENHANCE-2, ensifentrine demonstrated a 40% reduction in the rate of moderate to severe COPD exacerbations over 24 weeks (p=0.0012) compared to those receiving placebo. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 22

• Treatment with ensifentrine significantly decreased the risk of a moderate/severe exacerbation as measured by time to first exacerbation when compared with placebo by 38% (p=0.0382) in ENHANCE-1 and by 42% (p=0.0089) in ENHANCE-2. • In pooled exacerbation data from ENHANCE-1 and ENHANCE-2, ensifentrine significantly decreased the risk of a moderate/severe exacerbation as measured by time to first exacerbation when compared with placebo by 41% (p=0.0009). VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 23

COPD symptoms and Quality of Life (“QOL”) • In ENHANCE-1, daily symptoms as measured by E-RS* Total Score in the ensifentrine group improved from baseline to greater than the minimal clinically important difference (“MCID”) of -2 units with a statistically significant improvement compared to placebo at week 24. Improvements in symptoms were early and sustained with statistical significance versus placebo at weeks 6, 12 and 24. Similar improvements were demonstrated in ENHANCE-2 but statistical significance was not achieved due to improvements observed in the placebo group over time. • In ENHANCE-1, QOL as measured by SGRQ* Total Score in the ensifentrine group improved from baseline to greater than the MCID of -4 units with a statistically significant improvement compared to placebo at week 24. Improvements VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 24

in QOL were early and sustained with statistical significance versus placebo at weeks 6, 12 and 24. In ENHANCE-2, QOL as measured by SGRQ* Total Score in the ensifentrine group also improved from baseline to greater than the MCID of -4 units at weeks 12 and 24, numerically exceeding placebo at each measurement, but statistical significance was not achieved due to improvements observed in the placebo group over time. *E-RS, Evaluating Respiratory Symptoms, and SGRQ, St. George’s Respiratory Questionnaire, are validated patient reported outcome tools Favorable safety profile • Ensifentrine was well tolerated with very few adverse events occurring in more than 1% of subjects and greater than placebo over 24 and 48 weeks. We believe ensifentrine, if approved, has the potential to change the treatment paradigm for COPD. The totality of data from clinical trials, in particular the top-line results from the ENHANCE program, including improvements in measures of VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 25

lung function, symptoms, quality of life measures, and exacerbation reductions, coupled with the consistent safety results, support our belief. We plan to submit an NDA to the FDA in the second quarter of 2023. Formulations Verona Pharma has developed formulations of ensifentrine for the three most widely used inhalation devices: nebulizer, DPI and pMDI. The nebulized formulation of ensifentrine is designed to be suitable for use in a standard jet nebulizer, not a proprietary device. Delivery of COPD medications by nebulizer is important because such medications can be used by adults of almost any age and dexterity and regardless of peak inspiratory flow, offering advantages to patients who struggle to operate handheld inhaler devices or have low peak inspiratory flow. DPI and pMDI handheld inhaler formats are relatively portable and convenient and are also important delivery mechanisms. While we continue to focus on development of the nebulized formulation of ensifentrine, we believe the development of pMDI and DPI formulations of ensifentrine provides additional lifecycle opportunities including new potential indications, formulation combinations and collaborations. In February 2021, we reported positive results from the second, multiple dose part of a Phase 2 trial with pMDI ensifentrine in patients with moderate to severe COPD. Ensifentrine delivered by pMDI met all of the primary and secondary lung function endpoints. The improvement in lung function was dose-ordered and statistically significant at peak and over the 12-hour dosing interval compared with placebo, and supports twice-daily dosing of ensifentrine via pMDI for the treatment of COPD. Data from the single dose part of the study were reported in March 2020. Verona Pharma has successfully demonstrated proof of concept in Phase 2 COPD trials with all three formulations. In addition, the data from Phase 2 trials were consistent across the three formulations. All three dosage forms have demonstrated statistically significant and clinically meaningful improvements in lung function and duration of action, supporting twice-daily dosing and a safety profile similar to placebo. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 26

Pipeline The following table summarizes our development programs. Potential additional indications for ensifentrine Cystic fibrosis and asthma In addition to COPD, we believe ensifentrine has potential applications in other respiratory diseases including CF and asthma. CF is a progressive, fatal genetic disease without a cure and a median age of death of 46 years. The condition is characterized by thick, sticky mucus that damages many of the body’s organs. It causes repeat and persistent lung infections that result in frequent exacerbations and hospitalizations. Other symptoms include malnutrition, constipation and diarrhea, and some adults develop diabetes, arthritis and liver problems. CF is the most common fatal inherited disease in the U.S. and Europe. Approximately 40,000 people in the U.S. and an estimated 105,000 people worldwide have been diagnosed with CF across more than 90 countries and approximately 1,000 new cases are diagnosed each year, according to the Cystic Fibrosis Foundation. The U.S. and European regulatory authorities consider CF to be a rare, or orphan, disease and provide incentives to encourage development of effective new treatments. CF patients endure multiple daily medications, frequent exacerbations and hospitalizations. Ultimately, selected patients have lung transplants. In a Phase 2a clinical trial, a single dose of nebulized ensifentrine demonstrated an improvement in lung function in patients with CF. In addition, in preclinical studies, ensifentrine activated the cystic fibrosis transmembrane conductance regulator ("CFTR"), which is beneficial in reducing mucous viscosity and improving mucociliary clearance. We believe these data support the continued development of ensifentrine as a potential therapy for CF. Asthma is a common chronic inflammatory lung condition that causes sporadic breathing difficulties. The disease causes narrowing and swelling of the airways leading to symptoms including difficulty breathing, wheezing, coughing and tightness in the chest. Exposure to triggers such as allergens or irritants can lead to asthma attacks. Asthma attacks vary in severity and frequency. More than 260 million people worldwide suffer from asthma and it is the most common chronic disease among children, according to estimates from the World Health Organization. Approximately 60% of adult asthmatics in the U.S. have uncontrolled asthma despite taking regular medication. Although there is no cure, symptoms may be prevented by avoiding triggers and through established maintenance therapies including bronchodilators, ICS, anti-IgE agents and leukotriene inhibitors. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 27

Ensifentrine has shown potential in a Phase 2a clinical trial in asthma. The data from this trial, published in October 2019 in the journal Pulmonary Pharmacology & Therapeutics, demonstrated that ensifentrine produced dose-dependent improvements in lung function that were comparable to current rescue medication, high dose nebulized albuterol. Importantly, ensifentrine was well tolerated and patients experienced fewer systemic effects than those receiving albuterol. Our team Our expert team has decades of experience in developing and commercializing respiratory therapeutics including the following COPD therapeutics: Advair® ; Anoro Ellipta® ; Breo® ; Flovent® ; Flutiform® ; Incruse Ellipta® ; Serevent® ; Symbicort® ; Tudorza Pressair® and Ventolin® .. MANUFACTURING We do not have manufacturing facilities and rely on, and expect to continue to rely on, third-party contract manufacturing organizations (“CMOs”) for the supply of current good manufacturing practices (“cGMP”) compliant clinical trial materials of ensifentrine, and any future product candidates, as well as for commercial quantities of ensifentrine and any future product candidates, if approved. We currently do not have any agreements for the long-term commercial production of ensifentrine. While we may contract with other CMOs in the future, we currently have one CMO for the manufacture of ensifentrine drug substance and one CMO for each formulation of ensifentrine. All of our current CMOs have commercial scale manufacturing capabilities. We believe that the ensifentrine drug substance and drug product manufacturing processes can be transferred to other CMOs to produce clinical and commercial supplies in the ordinary course of business. COMMERCIALIZATION United States In the United States, we are preparing to commercialize nebulized ensifentrine ourselves, if approved. Current maintenance COPD treatments in the U.S. generate approximately $10 billion in sales. In the US, ~8.5 million patients receive chronic maintenance treatment for COPD. These patients receive LAMAs, LABAs, and ICS products alone or in combination across all COPD severities. Despite the use of these therapies, approximately 50% of patients report having symptoms for more than 24 days a month. This burden is significant and highlights the need for new and novel mechanisms of actions to treat COPD patients. These patients need therapies that can help improve their lung function and symptoms. In addition to the number of patients that remain symptomatic, COPD places a tremendous burden on the U.S. healthcare system with approximately $50 billion in direct and indirect costs. Based on our market research, conducted with U.S. healthcare providers and payers, we believe ensifentrine would be widely adopted with use as an add on therapy across all symptomatic patients regardless of COPD severity and treatment. Most of ensifentrine’s use would be as an add on therapy to current patients who are on LAMA LABA / ICS, LAMA/ LABA, or triple therapy. This is due to the urgent unmet need for new therapies to help improve lung function, symptoms and quality of life in these patients. Our market research also suggests the majority of ensifentrine usage would be initially commenced by pulmonologists. Due to this focused prescriber base, we anticipate a field sales force of approximately 100 representatives would be able to reach the potential ensifentrine opportunity. International COPD affects over 384 million people worldwide with many patients remaining undiagnosed. Our strategy outside of the U.S. including Asia, Europe and Latin America, is to establish partnerships with leading companies that can support the further development and commercialization of ensifentrine in those regions. In June 2021, we executed on this strategy by entering into a strategic collaboration with Nuance Pharma, a Shanghai-based specialty pharmaceutical company, with a potential value of up to $219.0 million to develop and commercialize ensifentrine in Greater China. Under the terms of the agreement, we granted Nuance Pharma the exclusive rights to develop and commercialize ensifentrine in Greater China. In return, we received an aggregate $40.0 million upfront payment consisting of $25.0 million in cash and an equity interest valued at $15.0 million, as of June 9, 2021, in Nuance Biotech, the parent company of Nuance Pharma. We are eligible to receive further milestone payments of up to $179.0 million that are triggered upon achievement of certain clinical, regulatory and commercial milestones as well as tiered double-digit royalties on net sales in Greater China. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 28

Nuance Pharma is responsible for all costs related to clinical development and commercialization in Greater China. A joint steering committee has been established to ensure ensifentrine’s clinical development in the region aligns with our global development and commercialization strategy. Nuance Pharma plans to file an Investigational New Drug Application with the China Food and Drug Administration and afterwards to begin clinical studies for the treatment of COPD in Greater China. In August 2022, Nuance Pharma, received clearance from China’s Center for Drug Evaluation to begin Phase 1 and Phase 3 studies of ensifentrine for COPD in mainland China. COMPETITION The pharmaceutical industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary drugs. We face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions, governmental agencies and public and private research institutions. If successfully developed and commercialized, ensifentrine will compete with existing treatments and new treatments that may become available in the future. Ensifentrine is a unique, first-in-class therapeutic candidate with both bronchodilator and non-steroidal anti-inflammatory properties in a single compound. As far as we are aware, no other dual PDE3 and PDE4 inhibitor is on the market nor in clinical development in the U.S. or Europe. Based on our market research, we expect ensifentrine to be used across the patient spectrum regardless of severity. We expect it will mainly be used as an add on therapy in symptomatic patients across all existing classes of therapies (LAMA, LABA, ICS). Some healthcare providers have indicated that they would use ensifentrine as a monotherapy based on ensifentrine’s clinical profile. Consequently, we believe that, if approved, nebulized ensifentrine’s unique profile will enable it to compete with all approved COPD therapies including nebulized and handheld inhaler formulations, DPI and pMDI. Furthermore, because ensifentrine’s mechanism of action is complementary to available therapies, we believe it could be used in addition to these treatments. Within the currently approved nebulizers for the maintenance treatment of COPD, we consider ensifentrine's potential competitors in the U.S. market to be LABAs (Brovana® and Perforomist® ) and LAMAs (Yupelri® and Lonhala®Magnair® ). In the DPI/pMDI maintenance treatment of COPD market, ensifentrine’s current closest potential competitors are Symbicort® , a combination of a long-acting beta2-agonist bronchodilator and ICS marketed by AstraZeneca plc, Spiriva® , a long-acting anti-muscarinic bronchodilator marketed by Boehringer Ingelheim GmbH, Advair® , a combination of a long-acting beta2-agonist bronchodilator and ICS marketed by GlaxoSmithKline plc, Utibron Neohaler® , a combination of a long-acting beta2-agonist and long-acting anti-muscarinic bronchodilator marketed by Novartis International AG, Breo® , a combination of a long-acting beta2-agonist bronchodilator and ICS marketed by GlaxoSmithKline, and Anoro® , a combination of a long-acting beta2-agonist bronchodilator and long-acting anti-muscarinic bronchodilator marketed by GlaxoSmithKline. A triple-combination therapy of a LAMA, a LABA and ICS, developed by GlaxoSmithKline and Chiesi Farmaceutici S.p.A., Trelegy Ellipta® , has been approved in the U.S. and the European Union and AstraZeneca also has a triple-therapy combination product (LAMA / LABA / ICS), Breztri Aerosphere® that was approved in the U.S. in July 2020, in the European Union in December 2020 and in China in December 2019. Other potential therapies in clinical development for the prevention of COPD exacerbations include injectable biologics. Sanofi’s anti-IL4, Dupixent® , AstraZeneca’s anti-IL5, Fasenra® , GlaxoSmithKline’s anti-IL5, Nucala® and Chiesi’s PDE4 inhibitor, Tanimilast, are in Phase 3 trials. We are also aware of several anti-inflammatories and bronchodilators that are in Phase 2 clinical trials for the treatment of COPD. INTELLECTUAL PROPERTY We strive to protect and enhance the proprietary technologies, inventions and improvements that we believe are important to our business, including seeking, maintaining and defending patent rights, whether developed internally or licensed from third parties. Our policy is to seek to protect our proprietary position by, among other methods, pursuing and obtaining patent protection in the U.S. and in jurisdictions outside of the U.S. related to our proprietary technology, inventions, improvements, platforms and our product candidates that are important to the development and implementation of our business. As of December 31, 2022, our patent portfolio consisted of ten issued U.S. patents, eight pending U.S. patent applications (including four U.S. provisional patent applications), 70 issued foreign patents and 76 pending foreign applications. These patents and patent applications include claims directed to certain respirable formulations comprising ensifentrine, a crystalline form of ensifentrine, combinations of ensifentrine with certain respiratory drugs, certain salts of ensifentrine, ensifentrine for use in the treatment of cystic fibrosis and for use in the treatment of certain aspects of some other respiratory disorders, and a method of making ensifentrine, with expected expiry dates up to 2042. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 29

Individual patents extend for varying periods depending on the date of filing of the patent application or the date of patent issuance and the legal term of patents in the countries in which they are obtained. Generally, patents issued for regularly filed applications in the United States are granted a term of 20 years from the earliest effective non-provisional filing date. In addition, in certain instances, a patent term can be extended to recapture a portion of the U.S. Patent and Trademark Office, or the USPTO, delay in issuing the patent as well as a portion of the term effectively lost as a result of the FDA regulatory review period. However, as to the FDA component, the restoration period cannot be longer than five years and the total patent term including the restoration period must not exceed 14 years following FDA approval. The duration of foreign patents varies in accordance with provisions of applicable local law, but typically is also 20 years from the earliest effective filing date. However, the actual protection afforded by a patent varies on a product-by-product basis, from country to country and depends upon many factors, including the type of patent, the scope of its coverage, the availability of regulatory-related extensions, the availability of legal remedies in a particular country and the validity and enforceability of the patent. Furthermore, we rely upon trade secrets and know-how and continuing technological innovation to develop and maintain our competitive position. We seek to protect our proprietary information, in part, using confidentiality agreements with our collaborators, employees and consultants and invention assignment agreements with our employees. We also have confidentiality agreements or invention assignment agreements with our collaborators and selected consultants. These agreements are designed to protect our proprietary information and, in the case of the invention assignment agreements, to grant us ownership of technologies that are developed through a relationship with a third party. These agreements may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors. To the extent that our collaborators, employees and consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Our commercial success will also depend in part on not infringing upon the proprietary rights of third parties. It is uncertain whether the issuance of any third-party patent would require us to alter our development or commercial strategies, or our drugs or processes, obtain licenses or cease certain activities. Our breach of any license agreements or failure to obtain a license to proprietary rights that we may require to develop or commercialize our future drugs may have an adverse impact on us. If third parties have prepared and filed patent applications prior to March 16, 2013 in the United States that also claim technology to which we have rights, we may have to participate in interference proceedings in the USPTO, to determine priority of invention. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 30

FINANCIALS Comparison of Operations for the Years ended December 31, 2022 and 2021 The operating loss for the year ended December 31, 2022 was $78.1 million (2021: $73.2 million) and the loss after tax for the year ended December 31, 2022 was $75.4 million (2021: $59.3 million). Research and Development Costs Research and development costs were $50.3 million for the year ended December 31, 2022 compared to $79.3 million for the year ended December 31, 2021, a decrease of $29.0 million. This decrease was primarily due to a decrease in clinical trial and other development costs of $27.9 million due to nearing completion of the ENHANCE studies in 2022 and a $4.2 million decrease in share-based compensation charges. Selling, General and Administrative Costs Selling, general and administrative costs were $27.8 million for the year ended December 31, 2022 compared to $33.8 million for the year ended December 31, 2021, a decrease of $6.0 million. This decrease was driven primarily by a $7.1 million decrease in share-based compensation charges. Finance Income and Expense Finance income was $2.8 million for the year ended December 31, 2022 and $2.4 million for the year ended December 31, 2021. In the year ended December 31, 2022 there was $2.8 million of interest on cash received. In the year ended December 31, 2021, there was a $2.2 million gain on the fair value movement of the derivative financial liability Finance expense was $9.5 million for the year ended December 31, 2022, compared to $4.2 million for the year ended December 31, 2021. In the year ended December 31, 2022, there was a $4.3 million expense relating to the unwind of the discount factor on the assumed contingent liability, and $3.8 million relating to foreign exchange loss. In the year ended December 31, 2021, there was a $3.8 million expense relating to the unwind of the discount factor on the assumed contingent liability, and $0.3 million interest charge on the term loan. Cash and cash equivalents As at December 31, 2022, the Group held $227.8 million in cash and cash equivalents (2021: $148.4 million). Taxation Taxation for the year ended December 31, 2022 amounted to a credit of $9.4 million compared to a credit of $15.6 million for the year ended December 31, 2021, a decrease of $6.2 million. The credits are obtained at a rate of 14.5% of 230% of our qualifying research and development expenditure, and the decrease in the credit amount was primarily attributable to our decreased qualifying expenditure on research and development. Treasury shares The Group holds shares in an employee benefit trust, to satisfy share based compensation awards and these share are accounted for as treasury shares. As at December 31, 2022, 25,037,192 shares were held in treasury, at a nominal value of $1.5 million (2021: 9,094,584 shares, nominal value $0.6 million). Going concern We have incurred recurring losses and negative cash flows from operations since inception and have accumulated loss of $342.8 million as of December 31, 2022. We expect that our cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements for at least the next 12 months from the date of approval of these finance statements. VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 31

Key Performance Indicators (“KPIs”) The Company is a development stage business and does not yet generate revenues or other operating cash inflows. The Company therefore uses a mix of Financial and Non-financial KPIs to monitor its activities. Financial KPIs can typically be compared over a period of years; Non-financial KPIs may change from year to year depending on the development stage of the Company’s programs. 1. Research and development spend during the year Strategic objective: Investment in R&D to generate future revenue for the Group. Key Performance Indicator: R&D expenditure of $50.3 million (2021: $79.3 million). Definition: Costs including labor, materials and other expenditure incurred by the Group on research and development. $’m Year ended December 31, 2018 2019 2020 2021 2022 Research and development 25.7 42.4 44.6 79.3 50.3 2. Cash and short-term investments held at year end Strategic objective: Availability of financial resources to progress the development of the Group’s research and development activities. Key Performance Indicator: Year-end cash of $227.8 million (2021: $148.4 million). Definition: Cash and cash equivalents. $’m As at December 31, 2018 2019 2020 2021 2022 Cash and equivalents 82.6 40.8 188.0 148.4 227.8 3. Study completion Strategic objective: Timely conduct of the ENHANCE Phase 3 clinical program to ensure data is reported in line with Company and market expectation. Key Performance Indicator: Timely completion of both Phase 3 trials, ENHANCE-1 and ENHANCE-2, with nebulized ensifentrine for the maintenance treatment of COPD by the end of 2022. Definition: Reporting of top-line data in each of the ENHANCE-1 and ENHANCE-2 clinical trials. Gender of Directors and employees We recruit individuals who have the skills, experience and integrity needed to perform the roles to make Verona Pharma a successful company. We recruit without regard to sex or ethnic origin, appointing and thereafter promoting staff based upon merit. The profile of the Group’s employees at December 31, 2022, was as follows: Male Female Total December 31, 2022 December 31, 2022 December 31, 2022 Number of persons who were Directors of the Company 9 1 10 Number of persons who were executive officers of the Company 1 2 3 Number of persons who were other employees of the Company 11 21 32 Total employees at December 31, 2022 21 24 45 VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 32

Environmental matters We currently outsource our research, development, testing and manufacturing activities. These activities are subject to various environmental, health and safety laws and regulations, which govern, among other things, the controlled use, handling, release and disposal of and the maintenance of a registry for, hazardous materials and biological materials. If we or our partners fail to comply with such laws and regulations, we could be subject to fines or other sanctions. As with other companies engaged in activities similar to ours, we face a risk of environmental liability inherent in our current and historical activities, including liability relating to releases of or exposure to hazardous or biological materials. Environmental, health and safety laws and regulations are becoming more stringent. We may be required to incur substantial expenses in connection with future environmental compliance or remediation activities, in which case, our production and development efforts may be interrupted or delayed. Greenhouse Gas Emissions We have used the Greenhouse Gas (“GHG”) Protocol Corporate Accounting and Reporting Standard (revised edition) data gathered to fulfil our requirements under the CRC Energy Efficiency scheme, and emission. Our greenhouse gas emission estimates for 2022 and 2021 have been prepared in accordance with the U.K. government's Department for Environment, Food and Rural Affairs (DEFRA) guidance document Environmental Reporting Guidelines: Including Mandatory GHG emissions reporting guidance from June 2013. Tonnes carbon dioxide equivalent (tCO2-e) 2022 2021 Estimated greenhouse gas emissions from our own activities, including the combustion of fuel and the operation of our facilities — — Estimated greenhouse gas emissions from purchased electricity, heat, steam or cooling for own use — — Total estimated greenhouse gas emissions — — Intensity ratio: N/A N/A We are a company with a small number of employees. We have serviced offices and we currently outsource our research, development, testing and manufacturing activities. As a result, we do not emit greenhouse gases from our own activities, nor do we purchase electricity, heat or steam for our own use (Scope 1 and Scope 2 disclosures). However, we are aware that our activities do have an impact on GHG emissions through the work of our partners and our activities such as business travel (Scope 3 disclosures). We have discussed with our partners the impact of our operations on emissions but they have not been able to provide the information for us to provide a meaningful analysis. We have activities in the U.S. and Europe and we need to fly our employees, directors and consultants to effectively manage our business and operations. Approach to Risk Drug development is inherently risky. There is no certainty that ensifentrine will progress successfully through development, obtain regulatory approval and become a marketable product. All of the Group’s activities involve an ongoing assessment of risks and the Group seeks to mitigate such risks where possible. The Board has undertaken an assessment of the principal risks and uncertainties facing the Group, including those that would threaten its business model, future performance, solvency and liquidity. In addition, the Board has considered the longer-term viability of the Group including factors such as the prospects of the Group and its ability to continue in operation for the foreseeable future. Having carried out a review of the level of risks that the Group is taking in pursuit of its strategy, the Board is satisfied that the level of retained risk is appropriate and commensurate with the financial rewards that should result from achievement of its strategy. The principal risks and uncertainties have been identified as follows: • We have a limited operating history and have never generated any product revenue; • We may need additional funding to complete development of and commercialize ensifentrine and any future product candidates, if approved, or develop and commercialize other formulations or target indications of ensifentrine, if approved; • The advances under the $150.0 million Oxford Term Loan are contingent upon achievement of certain clinical and regulatory milestones and other specified conditions. If we fail to meet those conditions, we will need to find alternative sources of funding; VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 33

• Changes in our tax rates, unavailability of certain tax credits or reliefs or exposure to additional tax liabilities or assessments could affect our profitability, and audits by tax authorities could result in additional tax payments for prior periods; • We depend solely on the success of ensifentrine, our only product candidate under development; • We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates; • Ensifentrine may have serious adverse, undesirable or unacceptable side effects which may delay or prevent marketing approval; • If we are unable to enroll patients in our clinical trials, or enrollment is slower than anticipated, our research and development efforts could be adversely affected; • We may become exposed to costly and damaging liability claims, either when testing ensifentrine in the clinic or at the commercial stage, and our product liability insurance may not cover all damages from such claims; • Regulatory approval processes are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for ensifentrine, our business will be substantially harmed; • Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize ensifentrine and may affect the prices we may set; • Our business operations and current and future relationships with investigators, healthcare professionals, consultants, third-party payors and customers will be subject to applicable healthcare regulatory laws, which could expose us to penalties; • We operate in a highly competitive and rapidly changing industry, which may result in others discovering, developing or commercializing competing products before or more successfully than we do; • We rely, and expect to continue to rely, on third parties, including independent clinical investigators and clinical research organizations, to conduct our pre-clinical studies and clinical trials; • The collaboration and license agreement with Nuance Pharma is important to our business. If Nuance Pharma is unable to develop and commercialize products containing ensifentrine in Greater China, if we or Nuance Pharma fail to adequately perform under the Nuance Agreement, or if we or Nuance Pharma terminate the Nuance Agreement, our business would be adversely affected. • If we fail to enter into new strategic relationships for ensifentrine, our business, research and development and commercialization prospects could be adversely affected; • We currently rely on third-party manufacturers and suppliers for production of the active pharmaceutical ingredient ensifentrine and its derived formulated products. Our dependence on these third parties may impair the advancement of our research and development programs and the development of ensifentrine; • We rely on patents and other intellectual property rights to protect ensifentrine, the enforcement, defense and maintenance of which may be challenging and costly; • We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent which might adversely affect our ability to develop, manufacture and market ensifentrine; • We may be involved in lawsuits to protect or enforce patents covering ensifentrine, which could be expensive, time consuming and unsuccessful, and issued patents could be found invalid or unenforceable if challenged in court; • Our future growth and ability to compete depends on our ability to retain our key personnel and recruit additional qualified personnel; • We expect to expand our development, regulatory and sales and marketing capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations; • The price of our American Depositary Shares may be volatile and may fluctuate due to factors beyond our control; and • We will continue to incur increased costs as a result of operating as a public company in the United States, and our senior management are required to devote substantial time to new compliance initiatives and corporate governance practices. On behalf of the Board Dr. David Zaccardelli Chief Executive Officer March 14, 2023 VERONA PHARMA PLC STRATEGIC REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 34

Letter from the Chair of the Remuneration Committee Dear Shareholders, As Chair of the Remuneration Committee (the "Committee"), I am pleased to present, on behalf of the board of directors (the "Board") of Verona Pharma, the Directors’ Remuneration Report for the year ended December 31, 2022 (the "Remuneration Report"). Shareholders will be invited to approve the Remuneration Report, which will be subject to a non-binding advisory vote, at the Annual General Meeting of shareholders (“AGM”) to be held on April 27, 2023 ("2023 AGM"). The Directors' Remuneration Policy (the "Remuneration Policy") was approved by shareholders at the 2021 AGM. The notice and accompanying materials for the 2023 AGM will be sent out in due course. The Remuneration Committee The Committee is responsible for reviewing and establishing our executive and non-executive remuneration policy and philosophy, including making recommendations to the Board for its approval with respect to the remuneration of our President and CEO, who is our sole Executive Director, and our Non-Executive Directors. The Committee is also responsible for determining and approving the remuneration of senior executive officers. The composition and terms of reference of the Committee can be found on our website at www.veronapharma.com. Remuneration philosophy The aim of the Remuneration Policy is to enable the Company to offer remuneration packages that are designed to promote the long-term success of the Company by: ▪ being sufficiently competitive to enable the Company to attract, incentivize and retain the Executive Directors and management it needs to operate its business; ▪ supporting and rewarding the delivery of the Company's strategy and corporate objectives and ultimately creating value for shareholders; ▪ aligning Executive Directors and management with the long-term interests of shareholders and helping to retain them by delivering a significant element of remuneration in shares; ▪ effectively managing the Company’s cash resources; and ▪ being flexible enough to cope with the Company's changing needs as it grows and the strategy evolves. It is the belief of the Committee that these objectives are best achieved through a greater emphasis on variable rather than fixed remuneration, comprised of a mix of base salary and benefits, along with the flexibility to appropriately reward and incentivize with variable pay and longer term incentives, as described within the Remuneration Policy. Whilst the Company is headquartered in the U.K, given that a number of the Company's senior executives are based in the U.S., where the market for experienced directors and biopharmaceutical executive talent is very competitive, and given that the Company is listed on a U.S. stock exchange and that its shareholder base is primarily U.S. based, the Committee references U.S. benchmarks and practices in designing its remuneration programs and policies. Notwithstanding, the Committee exercises its discretion in determining the various elements of cash and equity compensation and is mindful of the general U.K. compensation framework, including investor bodies guidance, and has considered these when determining the remuneration programs and policies where it believes they best serve the long-term interests of shareholders. Currently the Company has only one Executive Director, but the Remuneration Policy will apply equally to any additional Executive Directors who may be appointed in the future. The Committee annually reviews the operation of the remuneration programs and policies to ensure they are operating within an acceptable risk profile and that they do not inadvertently encourage any economic, social or governance issues. Key activities and decisions in the year ended December 31, 2022 During 2022, Verona Pharma made significant progress in its Phase 3 ENHANCE clinical program evaluating nebulized ensifentrine for the maintenance treatment of COPD. Ensifentrine met the primary endpoint in both the ENHANCE-1 and ENHANCE-2 trials, demonstrating statistically significant and clinically meaningful improvements in measures of lung function. In addition, ensifentrine substantially reduced the rate and risk of COPD exacerbations and was well tolerated in both trials. The success of the ENHANCE trials enabled the Company to significantly strengthen its financial position in 2022 through an upsized $150 million equity offering in August and $150 million debt financing facility in October. Alongside the progress of the ENHANCE program, Nuance Pharma received clearance from China’s Center for Drug Evaluation to begin Phase 1 and Phase 3 studies with ensifentrine for COPD in mainland China. During 2022, the Committee's activities included monitoring and assessing performance against the annual bonus objectives for the senior executives, including the Executive Director. In December 2022, the Committee determined the level of bonus awards payable in respect of the 2022 performance period. The awards recognized that 125% of the Company’s corporate objectives for 2022 were achieved. The Board accepted the Committee's recommendation and such amounts have been included in this 2022 annual report and accounts. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 35

In February 2023, the Committee approved the annual bonus objectives to be achieved by the senior executives, including the Executive Director, for the year ended December 31, 2023. These objectives, which were approved by the Board, are considered to be commercially sensitive and will not be disclosed in detail, but are designed to support achievement of our strategic objectives to develop and commercialize innovative therapies for the treatment of respiratory diseases with significant unmet medical needs. The Committee's other activities during 2022 included a review of the equity incentives for employees, including the Executive Director and senior executives, noting that equity incentives have not been awarded to existing employees since mid 2020. Recognizing the importance of employee retention and incentivization as the Company completes the ENHANCE program and prepares for the commercial launch of ensifentrine in the US, in September 2022 the Committee approved the grant of Restricted Stock Units (“RSUs”) to all employees, including the Executive Director and the senior executives, under the Company’s 2017 Long Term Incentive Plan. The Committee has determined that the independent benchmarking review performed by AoN Consulting, Inc. in late 2021 remains current to guide the Committee in its determination of the compensation of the Non-Executive Directors and the senior executive officers, including the Executive Director, into 2023. In line with such review, there will be no change to the fees paid to the Non-Executive Directors in 2023, however the Committee plans to make equity grants to the Non-Executive Directors immediately after the 2023 AGM. The Committee also approved a 5.5% base salary increase for the CEO, with effect from January 1, 2023. The Company has made significant progress during 2022 with the near completion and reporting of positive results from the Phase 3 ENHANCE clinical program and the strengthening of the Company’s financial position. The compensation approved by the Committee for 2023, including the bonus objectives for the Executive Director and other senior executive officers, is designed to support achievement of the Company’s strategic objectives and core focus during 2023 to submit a New Drug Application (“NDA”) to the U.S. Food and Drug Administration and prepare for the planned commercial launch of ensifentrine in the U.S. in 2024. We hope that you remain supportive of our remuneration approach and will vote in favor of the Directors' Remuneration Report. Yours faithfully, Dr Ken Cunningham Chair of the Remuneration Committee March 14, 2023 VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 36

Annual Report on Remuneration Single total figure of remuneration of each Director (audited) The Directors received the following remuneration for the years ended December 31, 2022 and December 31, 2021: Financial Year Base Salary / Cash Fees Bonus Employer ’s Pension Share-based payment (i) Benefits Other Total fixed Total variable Total $ $ $ $ $ $ $ $ $ Executive David Zaccardelli 1 2022 524,842 497,297 12,200 4,133,500 27,978 — 815,020 4,380,797 5,195,817 2021 272,488 328,313 11,600 500,000 27,394 — 811,482 328,313 1,139,795 Non-Executive David Ebsworth 2022 140,846 — — 64,375 — — 140,846 64,375 205,221 2021 158,369 — — — — — 158,369 — 158,369 Ken Cunningham 2022 48,152 — — 64,375 — — 48,152 64,375 112,527 2021 54,143 — — — — — 54,143 — 54,143 Anders Ullman 2022 36,114 — — 64,375 — — 36,114 64,375 100,489 2021 40,607 — — — — — 40,607 — 40,607 Rishi Gupta 2022 37,681 — — 64,375 — — 37,681 64,375 102,056 2021 46,022 — — 14,906 — — 46,022 — 46,022 Mahendra Shah 2022 40,538 — — 64,375 — — 40,538 64,375 104,913 2021 44,668 — — — — — 44,668 — 44,668 Andrew Sinclair 2 2022 13,612 — — — — — 13,612 — 13,612 2021 47,375 — — 14,906 — — 47,375 — 47,375 Vikas Sinha 2022 52,996 — — 64,375 — — 52,996 64,375 117,371 2021 56,850 — — — — — 56,850 — 56,850 Martin Edwards 2022 36,114 — — 64,375 — — 36,114 64,375 100,489 2021 40,607 — — — — — 40,607 — 40,607 Lisa Deschamps 2022 39,726 — — 64,375 — — 39,726 64,375 104,101 2021 37,702 — — 134,705 — — 37,702 134,705 172,407 James Brady 3 2022 33,869 — — 82,620 — — 33,869 82,620 116,489 2021 — — — — — — — — — 1 Dr. Zaccardelli was entitled to a base salary of $772,500 per year in 2021, made up of approximately $272,500 in cash and $500,000 in restricted stock units. In 2022 this increased to $795,675 made up of approximately $545,675 in cash and $250,000 in restricted stock units. $524,842 was the actual cash figure paid to Dr. Zaccardelli in 2022 due to the change in his cash/share split in February 2022. 2 Resigned April 27, 2022 3 Appointed March 14, 2022 i) Share based payments represent the intrinsic value of share options that vested during the years ended December 31, 2021 and December 31, 2022 and the intrinsic value of RSUs granted in the years ended December 31, 2021 and December 31, 2022. The intrinsic value of the share options is the difference between the share price on the date of vesting and the exercise price of the option. In the case of RSUs it is the share price on the day of grant. No amount of this award was attributable to share price appreciation. Dr. Zaccardelli's compensation package is denominated in U.S. dollars; all other directors' compensation is denominated in U.K. pounds, except for share based payments, which are calculated on the price of ADSs. For the purposes of this table, all amounts are translated into U.S. dollars using exchange rates on December 31, 2022 (1.203810) and December 31, 2021 (1.353583) for each year respectively. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 37

Annual performance bonus The Company operates a discretionary bonus scheme for all employees including the CEO. Bonus awards are granted as a percentage of base salary and based on objectives signed off by the Remuneration Committee each year. For 2022, the CEO’s maximum bonus opportunity was 50% of base salary. The Remuneration Committee assessed performance against the objectives determining that 125% of the objectives were achieved. This resulted in a 2022 bonus award equating to 62.5% of base salary for the CEO. The performance objectives achieved by the Executive Director included the following: • completed enrollment of the ENHANCE-1 clinical trial in the third quarter of 2022 and reported results in December 2022; • reported results of the ENHANCE-2 clinical trial in the third quarter of 2022; • completed submissions to and obtained responses from the FDA on the CMC and other aspects of the Company's planned NDA filing for nebulized ensifentrine for the maintenance treatment of COPD; • completed $150 million equity financing in August 2022 and $150 million debt financing in October 2022; and • operated within approved budget. Long term incentive awards The Executive Director was granted 3,600,000 restricted share units ("RSUs") with respect to ordinary shares during the 2022 performance period in addition to the RSUs granted as part of his fixed remuneration. See below “Percentage Change of Directors’ Remuneration”. Payments to past Directors (audited) There were no payments to past Directors during the financial year ended December 31, 2022 or the financial year ended December 31, 2021. Payments for loss of office (audited) There were no payments to directors for loss of office in the financial year ending December 31, 2022. Statement of Directors’ Shareholding and Share Interests (audited) The table below details the total number of ordinary shares owned (including their beneficial interests), the total number of ordinary share options held, the number of ordinary share options vested but not yet exercised and the total number of restricted share units ("RSUs") with respect to ordinary shares held as at December 31, 2022: December 31, 2022 Shares Options - not vested Options vested, not exercised RSUs not vested Total (shares and options) Executives David Zaccardelli 8,312,600 — — 9,463,200 17,775,800 Non Executives Vikas Sinha 74,440 100,000 284,384 — 458,824 Anders Ullman 334,856 100,000 164,000 — 598,856 David Ebsworth 684,643 100,000 164,000 — 948,643 Ken Cunningham 66,584 100,000 164,000 — 330,584 Mahendra Shah 73,080 100,000 164,000 — 337,080 Martin Edwards 111,064 100,000 164,000 — 375,064 Rishi Gupta — 100,000 349,600 — 449,600 Lisa Deschamps 70,320 100,000 164,000 — 334,320 James Brady — 144,000 144,000 — 288,000 9,727,587 944,000 1,761,984 9,463,200 21,896,771 VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 38

The interests of the Directors in the Company’s ordinary share options and RSUs with respect to ordinary shares as at December 31, 2022 were as follows: Director Date of Grant Exercise price per share ($) Type January 1, 2022 Granted during the year Exercised / vested during the year December 31, 2022 Date from which exercisable Expiry date Vikas Sinha April 26, 2017 1.70 Options 120,384 — — 120,384 i) April 26, 2027 David Zaccardelli May 7, 2020 — RSU 2,369,840 — (1,053,264) 1,316,576 ii) N/A David Zaccardelli August 20, 2020 — RSU 8,033,416 — (3,570,400) 4,463,016 iii) N/A Rishi Gupta September 24, 2020 0.79 Options 185,600 — — 185,600 iv) September 24, 2030 David Zaccardelli January 28, 2021 — RSU 132,272 — (132,272) — v) N/A Lisa Deschamps March 1, 2021 — RSU 29,000 — (29,000) — vi) N/A Ken Cunningham August 9, 2021 0.78 Options 64,000 — — 64,000 vii) August 8, 2031 Lisa Deschamps August 9, 2021 0.78 Options 64,000 — — 64,000 vii) August 8, 2031 David Ebsworth August 9, 2021 0.78 Options 64,000 — — 64,000 vii) August 8, 2031 Martin Edwards August 9, 2021 0.78 Options 64,000 — — 64,000 vii) August 8, 2031 Rishi Gupta August 9, 2021 0.78 Options 64,000 — — 64,000 vii) August 8, 2031 Mahendra Shah August 9, 2021 0.78 Options 64,000 — — 64,000 vii) August 8, 2031 Vikas Sinha August 9, 2021 0.78 Options 64,000 — — 64,000 vii) August 8, 2031 Anders Ullman August 9, 2021 0.78 Options 64,000 — — 64,000 vii) August 8, 2031 David Zaccardelli February 1, 2022 — RSU — 334,448 (250,840) 83,608 viii) N/A James Brady March 14, 2022 0.60 Options — 288,000 — 288,000 ix) March 13, 2032 Ken Cunningham April 28, 2022 0.50 Options — 200,000 — 200,000 x) April 27, 2032 Lisa Deschamps April 28, 2022 0.50 Options — 200,000 — 200,000 x) April 27, 2032 Martin Edwards April 28, 2022 0.50 Options — 200,000 — 200,000 x) April 27, 2032 David Ebsworth April 28, 2022 0.50 Options — 200,000 — 200,000 x) April 27, 2032 Rishi Gupta April 28, 2022 0.50 Options — 200,000 — 200,000 x) April 27, 2032 Mahendra Shah April 28, 2022 0.50 Options — 200,000 — 200,000 x) April 27, 2032 Vikas Sinha April 28, 2022 0.50 Options — 200,000 — 200,000 x) April 27, 2032 Anders Ullman April 28, 2022 0.50 Options — 200,000 — 200,000 x) April 27, 2032 David Zaccardelli September 26, 2022 — RSU — 3,600,000 — 3,600,000 xi) N/A All options are subject to service conditions. i) 50% of these options vested in three annual tranches and 50% in four. The first vesting date was April 26, 2018. ii) 25% of these RSUs vested on February 1, 2021, with the remaining vesting in twelve equal quarterly tranches thereafter. The face value of this award was $2,211,174. iii) 25% of these RSUs vested on February 1, 2021, with the remaining vesting in twelve equal quarterly tranches thereafter. The face value of this award was $14,909,288. iv) 50% of these RSUs or options vested on November 1, 2020, with the remainder in two equal quarterly installments. The face value of each award was $121,075. v) These RSUs vest in four equal quarterly tranches. The first vesting date was May 1, 2021. The face value of this award was $500,000. vi) These RSUs vest in four equal quarterly tranches. The first vesting date was May 1, 2021. The face value of this award was $134,705. vii) These options vest in four equal installments. The first vesting date was August 9, 2021, with the remaining quarterly from November 1, 2021. The face value of each award was $49,600. viii) These RSUs vest in four equal quarterly tranches. The first vesting date was May, 1 2022. The face value of this award was $250,000. ix) These options vest in four equal quarterly installments. The first vesting date was August 1, 2022. The face value of the award was $173,520. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 39

x) These options vest in four equal quarterly installments. The first vesting date was July 28, 2022. The face value of each award was $100,750. xi) 25% of these RSUs vest on November 1, 2023, with the remaining vesting in twelve equal quarterly tranches thereafter. The face value of this award was $3,883,500. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 40

Directors’ interests (audited) The beneficial and non-beneficial interests of the Directors in the Company’s ordinary shares as at December 31, 2022, were as follows: Name Held at December 31, 2022 Held at December 31, 2021 David Zaccardelli 8,312,600 5,996,824 David Ebsworth 684,643 684,643 Vikas Sinha 74,440 74,440 Anders Ullman 334,856 334,856 Ken Cunningham 66,584 66,584 Mahendra Shah 73,080 73,080 Martin Edwards 111,064 111,064 Rishi Gupta — — Lisa Deschamps 70,320 52,984 James Brady — — Between December 31, 2022 and February 28, 2023, the only change in the interests of the Directors was the vesting of Dr. Zaccardelli's 806,592 ordinary shares of RSUs. Total shareholder return The graph below shows the Company's performance, measured by total shareholder return, compared with the value if the same investment had been made in the FTSE AIM All Share and NASDAQ / Biotechnology (NBI) indices on the same date. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 41

CHIEF EXECUTIVE OFFICER TOTAL REMUNERATION HISTORY 2017 was the first year that Verona Pharma prepared a Directors' Remuneration Report, and took the exemption not to disclose 5 years of history of remuneration. The Company has chosen to disclose remuneration history from 2017 onwards. 2022 2021 2020 (1) 2019 2018 2017 Total CEO remuneration ($'000s) 5,196 1,140 18,390 901 1,073 1,452 Annual variable element award rates against maximum opportunity 125% 85% 110% 40% 57% 66% Long-term incentive vesting rates against maximum opportunity 100% 100% 100% 100% 100% 100% 1) this includes one month of the remuneration of Dr. Karlsson and eleven months of Dr. Zaccardelli. All pound sterling amounts have been translated into U.S. dollars using exchange rates on December 31, 2020 (1.366312), December 31, 2019 (1.326752), December 31, 2018 (1.276021) and December 31, 2017 (1.350291) for each year respectively. PERCENTAGE CHANGE OF DIRECTORS' REMUNERATION The table below shows the percentage change in remuneration of the directors and the Group’s employees as a whole for the period January 01 to December 31 for the following years: Percentage increase/(decrease) for 2022 compared to 2021 Percentage increase/(decrease) for 2021 compared to 2020 Percentage increase/(decrease) for 2020 compared to 2019 Director Average Employee Director Average Employee Director Average Employee Base salary David Zaccardelli 3% 10% 3% 11% 71% 9% Short-term incentives David Zaccardelli 51% 53% (20)% (2)% 78% 28% Taxable benefits David Zaccardelli 2% 16% (33)% 1% 10% 4% Base salary David Ebsworth — 10% 4% 11% 4% 9% Base salary Ken Cunningham — 10% — 11% — 9% Base salary Anders Ullman (9)% 10% 5% 11% 4% 9% Base salary Rishi Gupta (8)% 10% 7% 11% 6% 9% Base salary Mahendra Shah 2% 10% 5% 11% 4% 9% Base salary Andrew Sinclair 1 (68)% 10% 9% 11% 7% 9% Base salary Vikas Sinha 5% 10% — 11% — 9% Base salary Martin Edwards — 10% — 11% 33% 9% Base salary Lisa Deschamps 2 20% 10% N/A 11% N/A 9% Base salary James Brady 3 N/A 10% N/A 11% N/A 9% 1 Resigned in April 27, 2022 2 Appointed March 1, 2021 3 Appointed March 14, 2022 VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 42

Relative importance of spend on pay The Committee considers the Company’s research and development expenditure relative to salary expenditure for all employees to be the most appropriate metric for assessing overall spend on pay due to the nature and stage of the Company’s business. Dividend distribution and share buy-back comparators have not been included as the Company has no history of such transactions. The graph below illustrates the gross pay to all employees compared to research and development expenditure, excluding share based payment, and illustrates the year-on-year change. The Committee notes that research and development expenditure decreased in 2022 from 2021 due to the near completion of the Phase 3 ENHANCE program. Salary expenditure increased due to new commercial hires and increased bonuses resulting from the Company's 2022 performance. External advice During the 2022 financial year, the Company engaged AoN Consulting, Inc. (the "Remuneration Advisors") to support the Committee and management with advice on remuneration matters and the Committee is satisfied that they provide independent and objective advice. During 2022, the Company paid fees of $2,000 to the Remuneration Advisors. No other fees were paid to them in the year. Proposed Application of the Remuneration Policy for the Year Ended December 31, 2023 i) Fixed elements of remuneration With effect from January 1, 2023, the base salary of Dr. David Zaccardelli in his role as President, CEO, and Executive Director of the Company is $839,437 per annum, all of which is paid in cash. In accordance with the Remuneration Policy, the Remuneration Committee has considered Dr. Zaccardelli's base salary in the context of a number of factors, including the market benchmarking exercise carried out by the Remuneration Advisors, the skills and experience of Dr. Zaccardelli, and the location, responsibilities and scale and complexity of the role. ii) Variable elements of remuneration Short-term incentives The target bonus for Dr. Zaccardelli for the 2023 performance period will be 50% of base salary. The performance objectives for Dr. Zaccardelli against which the Committee will determine the annual bonus were approved by the Board in February 2023. The detail behind the performance objectives is currently considered to be commercially sensitive as it relates to the Company's strategy for the advancement of the ensifentrine clinical development program and its financial and commercial goals. To the extent that the objectives do not comprise commercially sensitive information, the Company VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 43

expects to disclose both the objectives and performance against those objectives in next year’s Directors’ Remuneration Report. Long-term incentive awards The Company anticipates awarding a long term incentive grant to the Executive Director in 2023 under the Company's 2017 Incentive Plan, subject to Board approval. iii) Chairperson and Non-Executive Director fees (audited) Chairperson fees The Chairperson is paid a basic fee and a fee for chairing or membership of Board Committees. The fee for membership of Board Committees was last reviewed in 2020 following a benchmarking exercise undertaken by the Company’s external Remuneration Advisors. The Chairperson is also awarded equity incentives under the 2017 Incentive Plan. Non-Executive Director cash fees Non-Executive Directors are paid a basic fee and a fee for chairing or membership of Board committees. The fee for membership of Board Committees was last reviewed in 2020 following a benchmarking exercise undertaken by the Company’s Remuneration Advisors. Non-Executive Directors are also awarded equity incentives under the 2017 Incentive Plan. The table below shows the annual fees currently payable to our Chairman and Non-Executive Directors. Name Annual Fees (£) David Ebsworth 117,000 Ken Cunningham 40,000 Anders Ullman 30,000 Rishi Gupta 30,000 Mahendra Shah 34,000 Vikas Sinha 45,000 Martin Edwards 30,000 Lisa Deschamps 33,000 James Brady 35,000 The Remuneration Policy provides that Executive Directors may have contracts with an indefinite term provided the contracts have a notice period which does not exceed twelve months. Mr. Jim Brady, Dr. Ken Cunningham, Ms. Lisa Deschamps, Dr. Martin Edwards, Mr. Vikas Sinha and Dr. Anders Ullman have letters of appointment which are subject to a three-month notice period. Dr. Mahendra Shah and Mr. Rishi Gupta were designated as Non-Executive Directors of our Board under relationship agreements we entered into in June 2016 with entities affiliated with each of Vivo Capital and OrbiMed, respectively. The appointment rights under these relationship agreements automatically terminated on the Company delisting from AIM in October 2020. Notwithstanding, the Board resolved that Dr. Shah and Mr. Gupta continue to be appointed to the Board pursuant to letters of appointment, which are also subject to a three-month notice period. The Non-Executive Directors' remuneration is reviewed by the Board annually. In accordance with the Company's Articles of Association, one third of Directors are subject to retirement by rotation at each AGM. Dr. David Ebsworth, Dr. Mahendra Shah and Dr. David Zaccardelli will be retiring by rotation at the 2023 AGM and, being eligible, will seek re-election. Pursuant to our Articles of Association, if no other director is elected to fill their respective positions and the directors are willing, they shall be re-elected by default. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 44

Details of Directors’ service contracts or letters of appointment for the year ended December 31, 2022 are as follows: Director Date of Contract Executive David Zaccardelli February 1, 2020 Non-Executive David Ebsworth December 1, 2014 Ken Cunningham September 10, 2015 Anders Ullman September 10, 2015 Rishi Gupta July 29, 2016 Mahendra Shah July 29, 2016 Andrew Sinclair July 29, 2016 Vikas Sinha September 12, 2016 Martin Edwards April 1, 2019 Lisa Deschamps March 1, 2021 James Brady March 14, 2022 Directors' service contracts are available for inspection at the Group's offices in 3 More London Riverside, London, SE1 2RE. The information in this part of the Directors’ Remuneration Report is not subject to audit. Directors’ Remuneration Policy The current Remuneration Policy was approved by the Company’s shareholders at the 2021 AGM and will remain in force for three years from that date (until the AGM in 2024), or until a revised Remuneration Policy is approved by shareholders. Statement of voting on the Remuneration Policy at the 2021 Annual General Meeting At the Annual General Meeting held on April 27, 2021, votes cast by proxy at the meeting in respect of the Directors’ Remuneration Policy were as follows: In favor votes Against votes Total votes cast Votes withheld To approve the Remuneration Policy 437,393,559 658,754 438,052,313 25,320 % of votes cast 99.85% 0.15% 100% — Statement of voting on the Remuneration Report at the 2022 Annual General Meeting At the Annual General Meeting held on April 27, 2022, votes cast by proxy at the meeting in respect of the Directors’ Remuneration Report were as follows: In favor votes Against votes Total votes cast Votes withheld To approve the Remuneration Report 444,784,340 64,993 444,849,333 23,048 % of votes cast 99.99% 0.01% 100% — VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 45

Directors’ Remuneration Policy The Policy was approved by a binding Shareholder vote at the 2021 AGM and is effective from April 27, 2021 until the AGM in 2024 with no requirement to vote again on the Policy in the intervening years provided that no changes are proposed. The Remuneration Committee of the Board of Directors of the Company (the “Committee”) followed a robust process when reviewing and considering amendments to the Policy, considering both the strategic objectives of the business and evolving market practices. Input was also sought from management, while ensuring that conflicts of interest were suitably mitigated. Remuneration philosophy The aim of the Policy is to enable the Group to offer remuneration packages that are designed to promote the long-term success of the Group by: ▪ being sufficiently competitive to enable the Group to attract, incentivize and retain the Executive Directors and management it needs to operate its business; ▪ supporting and rewarding the delivery of the Group's strategy and corporate objectives and ultimately creating value for shareholders; ▪ aligning Executive Directors and management with the long-term interests of shareholders and helping to retain them by delivering a significant element of remuneration in shares; ▪ effectively managing the Group’s cash resources; and ▪ being flexible enough to cope with the Group's changing needs as it grows and the strategy evolves. Currently the Group has only one Executive Director, but the Policy will apply equally to any additional Executive Directors who may be appointed in future. The Committee annually reviews the operation of the remuneration packages to ensure they are operating within an acceptable risk profile and that they do not inadvertently encourage any economic, social or governance issues. Remuneration Policy Remuneration Policy for Executive Directors The total remuneration for the Executive Director is made up of the following elements: • Salary; • Benefits; • Annual bonus; • Long-term incentive awards; and • Pension. The Company adopted the 2017 Incentive Plan on completion of the Nasdaq IPO in April 2017, and since January 1, 2017 the Company has only granted equity incentives under the 2017 Incentive Plan. A copy of the employment agreement for the Executive Director and the letters of appointment for the non-Executive Directors are available in the Company’s SEC filings at https://www.veronapharma.com/investors/news-sec-filings. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 46

Element of remuneration Purpose and link to strategy Operation Maximum and minimum potential value Performance metrics Change to 2018 Policy Base salary Provides market competitive fixed remuneration that reflects the responsibilities of the role undertaken, the experience of the individual and performance in the role over time. Reviewed annually taking into account individual responsibilities, experience, performance, inflation and market rates. The Committee will also consider the pay and employment conditions in the wider workforce when determining Executive Directors’ salaries. Salary increases are normally effective from 1 January each year. Salaries are periodically benchmarked against a relevant peer group of life sciences companies, many of which are listed on Nasdaq, with a similar stage of clinical development, and similar market capitalization or net assets. Salaries are typically aligned with the 50th percentile of peer group comparator data but the Committee may vary from this general rule where it considers that special circumstances apply or where recruitment or retention of a particular role is required. Salaries may be paid in a combination of cash and equity. The current base salary of the Executive Director is set out in the application of policy section of the Directors' Remuneration Report. There is no formal maximum level of base salary. Larger increases may be permitted to reflect a change in responsibilities or a significant increase in the scale or complexity of the role, or increases in line with the remuneration of the Group’s wider workforce. The overall performance of the individual and Group is a key determinant for salary increases. (i) Salaries no longer benchmarked to companies listed on AIM or other European stock as Company delisted from AIM on 30 October 2020. (ii) The base salary may be paid in a combination of cash and equity VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 47

Benefits Provides market competitive, yet cost-effective employment benefits. For Executive Directors this includes private medical insurance and life insurance. Other employment benefits may be provided from time to time on similar terms as those of other employees. If an Executive Director is based outside the U.K. additional benefits and assistance with relocation may be provided which reflect local market norms or legislation. There is no formal maximum level of benefits as the value of insured benefits will vary from year to year based on the cost from third-party providers. None. Annual bonus To incentivize and award delivery of the Company's strategy and corporate objectives on an annual basis. Annual bonus performance targets are set at the start of the year by the Board and performance against objectives is assessed by the Remuneration Committee after the end of the relevant financial year. Bonuses will be paid in cash. The maximum annual bonus payable to an Executive Director is 150% of base salary. In exceptional circumstances, the Committee may determine that the maximum bonus opportunity will be 200% of base salary There is no formal minimum annual bonus as the bonus payable depends on performance against objectives. Research and development, business development, financial and commercial targets are set at the start of the year by the Board. Details of the performance measures for the current year are provided in the Directors' Remuneration Report, subject to any non-disclosure on the basis of commercially-sensitive information. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 48

Equity incentives To align the interests of Executive Directors and management with long-term shareholder interests and to attract, incentivize and retain staff. To incentivize and recognize achievement of longer-term corporate objectives and sustained shareholder value creation. To effectively manage the Group's cash resources. Conditional awards are granted annually under the 2017 Incentive Plan. The awards vest over a period of at least three years and may include a mix of share options, restricted share units, performance shares and other awards available for issuance under the 2017 Incentive Plan. Awards may be subject to clawback under the terms of any policy adopted by the Company or required by any applicable laws. The total number of awards made under the 2017 Incentive Plan is subject to the overall limits set out in the 2017 Incentive Plan. There is no formal minimum level of equity incentives as the grant of equity incentives to the Executive Director is in the discretion of the Board. Vesting may be on a time-phased basis or subject to performance conditions, as determined in the discretion of the Committee. Pension To provide a competitive and tax-efficient pension savings plan which complies with at least the minimum contributions requirements of the applicable jurisdiction. Executive Directors are eligible to join a defined contribution pension scheme. The maximum contribution, cash supplement (or combination thereof) payable by the Company is 4% of salary, or such statutory minimum as may be required. The Committee operates the annual bonus and 2017 Incentive Plan, in accordance with their rules, and where relevant, the SEC Rules. To maintain an efficient administrative process, the Committee retains the following discretion relating to remuneration: • the eligibility to participate in the plans; • the timing of grant of awards and any payments; • the size of awards and payments (subject to the maximum limits set out in the Policy table above and the respective plan rules); • the determination of whether any performance conditions have been met; • determining a good or bad leaver under the terms of the plans; • adjustments required in certain capital events such as rights issues, corporate restructuring, events and special dividends; and • the annual review of performance objectives for the annual bonus plan and, if applicable, the 2017 Incentive Plan. In certain exceptional circumstances, such as a material acquisition/divestment of a Group business or a change in the broader business environment, which mean the original performance conditions are no longer appropriate, the Committee may adjust the objectives, alter weightings or set different measures as necessary, to ensure the conditions achieve their original purpose and are not materially less difficult to satisfy. Historical equity incentive awards Awards which were granted to directors prior to January 1, 2017 are fully vested and none remain outstanding. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 49

Annual bonus The annual bonus is designed to drive the achievement of the Company’s strategic and corporate objectives. These targets are agreed by the Board and selected because of their importance in value creation for shareholders. Remuneration on recruitment The remuneration package for any new Executive Director will be determined by the Remuneration Committee in accordance with the terms of the Policy at the time of appointment (including salary, benefits, annual bonus, long-term incentive awards and pension). It is recognised that in order to attract and recruit talented individuals the Policy needs to allow sufficient flexibility with respect to remuneration on recruitment. The following policies apply to the remuneration on recruitment of new Executive Directors: Salary: Base salary will be determined based on the responsibilities of the role, experience of the individual and current market rates. It may be considered necessary to appoint a new Executive Director on or below market rates (e.g. to reflect limited board experience). In such circumstances, phased increases above those of the wider workforce may be required over an appropriate time period, to bring the salary to the desired market level, subject to the continued development in the role. Annual bonus: The ongoing annual bonus maximum will be in line with that outlined in the Policy table for existing Executive Directors, pro-rated to reflect the period of service. Depending on the timing or nature of an appointment it may be necessary to set different initial performance measures and targets for the first year of appointment. Long-term incentive awards: 2017 Incentive Plan awards are granted in line with the policy outlined for existing Executive Directors. An award may be made shortly following an appointment (provided the Company is not in a closed period under its Insider Trading Compliance Policy). For internal appointments, existing awards will continue on their original terms. Benefits: Benefits provided should be in line with those of existing Executive Directors. For external and internal appointments, where required to meet business needs, reasonable relocation support will be provided. In addition, if it becomes necessary to appoint a new Executive Director from outside the U.K., additional benefits may be provided to reflect local market norms or legislation. Pension: A company contribution or cash supplement up to the maximum as outlined for existing Executive Directors. Sign-on payments and buy-out awards: To enable the recruitment of exceptional talent, the Committee may offer additional cash and/or share-based remuneration to take account of and compensate for remuneration that the Director is required to relinquish when leaving a former employer. The Committee will seek to structure any such replacement awards to be no more generous overall in terms of quantum or vesting than the award to be forfeited from the previous employer and will take into account the timing, form and performance requirements of the awards forgone. Where appropriate, any long-term incentive awards will be granted under the 2017 Incentive Plan, however, the Remuneration Committee will have discretion to make use of the flexibility to make awards under any relevant exemptions in the SEC Rules. For an internal Executive Director appointment, any variable pay element awarded in respect of the prior role will be allowed to pay out according to its terms. In addition, any other contractual remuneration obligations existing prior to appointment may continue. The fees for any new Chairperson and non-Executive Director appointments will be set in accordance with the prevailing policy and at a level that is consistent with those of the existing Chairperson and non-Executive Directors. Policy for payments on loss of office The Company does not have a policy of fixed term employment contracts, however, in accordance with the Company’s Articles of Association, one third of Directors put themselves forward for re-election at each Annual General Meeting. The existing Executive Director’s employment contract may be terminated by either party at any time and for any reason. The existing Chairperson’s and non-Executive Directors’ letters of appointment may be terminated by either party at any time and for any reason upon three months’ notice from either party. The Committee’s approach to payments in the event that an Executive Director’s employment is terminated is to take account of the individual circumstances including the reason for termination, individual performance, contractual obligations and the terms of the equity incentive plans in which the Executive Director participates. Termination of the Executive Director’s employment agreement by the Company “without cause” or by the Executive Director for “good reason” (as those terms are defined in the Executive Director’s employment agreement): payment of up to 150% of annual base salary, maximum annual bonus and health insurance for 18 months. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 50

Long-term incentives: whether any long-term incentive awards would vest and be exercisable upon loss of office would be subject to the contractual agreement with the Executive Director and the relevant plan rules under which such award was granted, which allow vesting and exercise of awards in the event of death, retirement, ill-health, injury, redundancy and any other reason at the discretion of the Remuneration Committee. Subject to any contractual agreement, the Committee retains discretion to determine the extent to which the award will vest, taking into consideration the circumstances. Unvested awards normally lapse, although the Committee retains the power to determine, in accordance with the “good leaver” provisions of the relevant plan rules, what proportion of unvested awards will be retained and what proportion will lapse. In determining this, the Committee will give consideration to the reason for leaving, the extent of achievement of performance objectives at the date of leaving and may decide to time pro-rate awards. On a change of control, all unvested awards vest on the date of change of control. Additional payments: The Committee reserves the right to make payments it considers reasonable under a compromise or settlement agreement, including payment or reimbursement of reasonable legal and professional fees, untaken holiday and any payment in respect of statutory rights under employment law in the U.K. or other jurisdictions. Payment or reimbursement of reasonable outplacement fees may also be provided. Remuneration Policy for Non-Executive Directors The Remuneration Committee is responsible for evaluating and making recommendations to the Board on fees payable to the Chairperson. The Chairperson does not participate in discussions in respect of fees. The Chairperson and Chief Executive Officer are responsible for evaluating and making recommendations to the Board on the fees payable to the Company’s non-Executive Directors. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 51

Element of Remuneration Purpose and link to strategy Operation and Maximum Change to 2018 Policy Chairperson’s fee To attract and retain a high caliber individual with the requisite experience and knowledge. The current fee is set out in the implementation of policy section of the Directors' Remuneration Report. There is no formal maximum. Fees are reviewed on a periodic basis against those in similar sized companies to ensure they remain competitive and adequately reflect the time commitments and scope of the role. Any increase in fee levels may be above that of the wider workforce in a particular year to reflect the periodic nature of any review and/or any change in responsibilities/time commitments. The Chairperson may also receive limited travel and/or hospitality related benefits in connection with the role. The Chairperson may not receive any consultancy or other payments outside his fee. The Chairperson may be paid in a combination of cash and equity. (i) The Chairperson may be paid in a combination of cash and equity. Non-Executive Director fee To attract and retain high caliber individuals with the requisite experience and knowledge. The current fee levels are set out in the implementation of policy section of the Directors' Remuneration Report. There is no formal maximum. Fees are reviewed on a periodic basis against those in similar sized companies to ensure they remain competitive and adequately reflect the time commitments and scope of the role. A Board fee is paid to each non-Executive Director. Supplemental fees may be paid to the Senior Independent Director and for chairpersonship and membership of Committees to recognize the additional time commitments and responsibilities of these roles. Any increase in fee levels may be above that of the wider workforce in a particular year to reflect the periodic nature of any review and/or any change in responsibilities/time commitments. If business needs arise, non-Executive Directors may also be engaged to provide limited consulting services outside their director responsibilities and receive fees for those services. Non-Executive Directors may also receive limited travel and/or hospitality related benefits in connection with the role. Non-Directors may be paid in a combination of cash and equity. (i) Non-Executive Directors may be paid in a combination of cash and equity. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 52

Illustrations of Minimum, Expected, and Maximum remuneration for the Executive Director Scenarios The charts set out for illustrative purposes only, what annual remuneration the Company expects the Executive Director, Dr. David Zaccardelli, to obtain at minimum, expected and maximum achievement of performance targets with respect to the financial year ending December 31, 2023. The assumptions used in the calculations are set out below: Fixed base salary includes: • base salary of $839,437 per annum, all of which is paid in cash; and • benefits. Minimum: this illustration assumes fixed base salary, as set out above, and as the annual bonus is discretionary, no annual bonus. Expected: this illustration assumes the fixed base salary, as set out above, plus achievement of the full discretionary annual bonus of 50% of base salary, being $419,718.56 for the financial year ending December 31, 2023. This illustration assumes no additional grant is made under the 2017 Incentive Plan. Maximum: this illustration assumes the fixed base salary, as set out above, and as the annual bonus is discretionary, we make the assumption that the Executive Director receives the maximum bonus permitted under the Remuneration Policy of 150% of base salary, being $1,259,155.69 for the financial year ending December 31, 2023. This illustration assumes no additional grant is made under the 2017 Incentive Plan. VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 53

Statement of consideration of employees’ pay and remuneration conditions elsewhere in the Group The Company does not formally consult with employees when drawing up the Remuneration Policy. However, the Remuneration Committee is made aware of employment conditions in the wider Group. The same broad principles apply to the remuneration policy for both the Executive Director and the wider employee population. However, the remuneration for the Executive Director has a stronger emphasis on variable pay than for other employees. In particular, the following approach is used for the wider employee population in the Group: • Salaries, benefits and pensions are compared to appropriate market rates and set at approximately mid-market level with allowance for role, responsibilities and experience; and • an annual bonus plan is available to all employees and is based on business and individual performance. Statement of consideration of Shareholders’ views The Remuneration Committee will consider any shareholder feedback received at the AGM and ongoing shareholder feedback throughout the year, when reviewing and applying the Remuneration Policy each year. The guidance from shareholder representative bodies is also considered on an ongoing basis. More specifically the Committee will consult with major shareholders when proposing any significant changes to the Policy in the future. On behalf of the Board Dr. Ken Cunningham Chair of the Remuneration Committee VERONA PHARMA PLC DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2022 54

Independent auditors’ report to the members of Verona Pharma Plc. Report on the audit of the financial statements Opinion In our opinion, Verona Pharma Plc.’s group financial statements and company financial statements (the “financial statements”): • give a true and fair view of the state of the group’s and of the company’s affairs as at 31 December 2022 and of the group’s loss and the group’s and company’s cash flows for the year then ended; • have been properly prepared in accordance with UK-adopted international accounting standards as applied in accordance with the provisions of the Companies Act 2006; and • have been prepared in accordance with the requirements of the Companies Act 2006. We have audited the financial statements, included within the Annual Report, which comprise: the consolidated and company statements of financial position as at 31 December 2022; the consolidated statement of comprehensive income, the consolidated and company statements of cash flows and the consolidated and company statements of changes in equity for the year then ended; and the notes to the financial statements, which include a description of the significant accounting policies. Basis for opinion We conducted our audit in accordance with International Standards on Auditing (UK) (“ISAs (UK)”) and applicable law. Our responsibilities under ISAs (UK) are further described in the Auditors’ responsibilities for the audit of the financial statements section of our report. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion. Independence We remained independent of the group in accordance with the ethical requirements that are relevant to our audit of the financial statements in the UK, which includes the FRC’s Ethical Standard, as applicable to listed entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements. Our audit approach Overview Audit scope • We identified one significant component; Verona Pharma Plc., and one non-significant component; Verona Pharma Inc. Verona Pharma Plc. required a full scope audit based on its size. We performed specific procedures on Verona Pharma Inc to obtain coverage for the group audit on payroll related costs. The group audit team conducted all necessary audit procedures with no component auditors supporting the group audit team. Verona Pharma Plc. and Verona Pharma Inc together represent 100% of the group loss before tax and 100% of the group's total assets Key audit matters • Valuation of the assumed contingent liability (group and parent) • Accuracy, cut off and rights and obligations of R&D expenses (group and parent) Materiality • Overall group materiality: $4.0 million (2021: $3.9 million) based on 5% of loss before tax excluding the impact of discount unwind on the assumed contingent liability. • Overall company materiality: $3.7 million (2021: $2.5 million) based on 5% of loss before tax excluding the impact of discount unwind on the assumed contingent liability. • Performance materiality: $3.0 million (2021: $2.9 million) (group) and $2.8 million (2021: $1.9 million) (company). VERONA PHARMA PLC INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF VERONA PHARMA PLC FOR THE YEAR ENDED DECEMBER 31, 2022 55

The scope of our audit As part of designing our audit, we determined materiality and assessed the risks of material misstatement in the financial statements. Key audit matters Key audit matters are those matters that, in the auditors’ professional judgement, were of most significance in the audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) identified by the auditors, including those which had the greatest effect on: the overall audit strategy; the allocation of resources in the audit; and directing the efforts of the engagement team. These matters, and any comments we make on the results of our procedures thereon, were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. This is not a complete list of all risks identified by our audit. Accuracy, cut off and rights and obligations of R&D expenses is a new key audit matter this year. Revenue recognition, which was a key audit matter last year, is no longer included because revenue is not material in the year. Otherwise, the key audit matters below are consistent with last year. VERONA PHARMA PLC INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF VERONA PHARMA PLC FOR THE YEAR ENDED DECEMBER 31, 2022 56

Key audit matter How our audit addressed the key audit matter Valuation of the assumed contingent liability (group and parent) On 19 September 2006, Verona Pharma Plc. acquired RhinoPharma Ltd which held contingent liabilities relating to future potential milestone and royalty payments now due to Ligand relating to the acquisition of rights to certain patents and patent applications for ensifentrine and related compounds. Per IFRS 3, the existing contingent payments of the acquiree are an assumed liability of the buyer. Consequently, Verona Pharma Plc. fair valued the contingent liability on the date of acquisition and recorded it on the balance sheet. At each subsequent period end the liability is required to be re-measured when there is a change in the estimated future payments such as an improved probability of success due to positive trial results. The successful Phase 3 clinical trial results in the year and approval for Nuance to perform clinical trials in China, are deemed to represent a change in the probability of success. Management have also updated their revenue forecasts, which combined with the above events have resulted in a remeasurement of the contingent liability leading to an increase to the liability of $97.8 million, with a corresponding increase to the associated IP R&D Intangible asset. Subsequent to this, management assessed that there had been no further triggers to re-measure the liability in the period. The process involved in the valuation of the contingent liability is complex and subject to estimation uncertainty. The value of the contingent consideration was $138.3 million at 31 December 2022 (31 December 2021: $36.5m) following discount unwind and foreign currency movements. Refer also to the Audit and Risk Committee report and note 24 to the consolidated financial statements (page 12 and page 101). We obtained management's model calculating the estimated liability and performed the following procedures: - Assessed the appropriateness of the model used in estimating the projected cash flows - Verified the mathematical accuracy of the model - Tested the completeness and accuracy of the model as well as the underlying data used, including agreeing key inputs to market research performed by management's expert - Substantiated the probability of success applied within the calculation back to publicly available industry data regarding the average success of drugs moving from successful phase 3 clinical trials to obtaining final approval - Understood and assessed management assumptions for different potential scenarios and the likelihood of each occurring. - Assessed the reliability, objectivity and competence of management’s experts utilised in developing the model and agreed the inputs used in the model to the reports from these experts. We further utilised our in-house valuation experts to assess the valuation techniques used and to assist with the evaluation of key assumptions made and the sources of data used. Subsequent to the remeasurement triggered in the year, we obtained management's assessment that there were no further changes to the expected cash flows at year end and verified the reasonableness of this by performing the below procedures: - Inquired of management whether there were any further changes to the market or probability of success - Reviewed the minutes of meetings of the Board of Directors for any indication of changes in the expected cashflows and probabilities of success - Conducted independent research into whether there were any material changes to the underlying COPD market including new competitor drugs - Tested the mathematical accuracy of the finance charge arising from the unwinding of the discount rate. - We considered the disclosures in Note 24 of the Group Financial Statements, including sensitivity analyses based on reasonably possible changes. We are satisfied that these disclosures are appropriate. Based on the work performed, we have concluded that management's assumptions are reasonable. Accuracy, cut off and rights and obligations of R&D expenses (group and parent) As described in Note 2 to the consolidated financial statements, the company carries out research and development activities including contracts with clinical research organizations and contract manufacturers. Research and Development expenditure for the year ended 31 December, 2022 was $50.3 million (31 December 2021: $79.3 million), of which a significant portion is made up of research and development costs from contracts with clinical research organizations and contract manufacturers. Management estimates expenses resulting from obligations under contracts with vendors and consultants and clinical site agreements by matching expenses with the period in which services and efforts are expended. The Company accounts for these expenses according to the progress of the trials and other development activities which requires management to apply significant judgment and estimates in developing assumptions related to patient progression and the timing of various aspects of the trial. We obtained management's calculations and performed the following procedures: - Tested management’s process for developing estimated expenses related to clinical trial activities. - Evaluated the appropriateness of the method used by management to develop the estimates. - Tested the completeness and accuracy of the underlying data used by management. - Evaluated the reasonableness of significant assumptions related to patient progression and the timing of various aspects of the trial. - Inspected supplier contracts to validate the nature of inputs included in management’s estimate - Inspected meeting minutes from progress update meetings held between the R&D team and external suppliers to confirm that all relevant costs had appropriately been included in management’s estimate. VERONA PHARMA PLC INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF VERONA PHARMA PLC FOR THE YEAR ENDED DECEMBER 31, 2022 57

How we tailored the audit scope We tailored the scope of our audit to ensure that we performed enough work to be able to give an opinion on the financial statements as a whole, taking into account the structure of the group and the company, the accounting processes and controls, and the industry in which they operate. We tailored the scope of our audit to ensure that we have gained sufficient audit evidence to be able to give an opinion on the financial statements as a whole, taking into account the structure of the group and the company, the accounting processes and controls, and the industry in which they operate. No component auditors supported the group audit team, which conducted all necessary audit procedures. We agreed with the Audit Committee that we would report to them misstatements identified during our audit above $0.20 million (group audit) (2021: $0.19 million) and $0.18 million (company audit) (2021: $0.21 million) as well as misstatements below those amounts that, in our view, warranted reporting for qualitative reasons. The Impact of climate risk on our audit As part of our audit we made enquiries of management to understand the extent of the potential impact of climate risk on the group’s and company’s financial statements, and we remained alert when performing our audit procedures for any indicators of the impact of climate risk. Our procedures did not identify any material impact as a result of climate risk on the group’s and company’s financial statements. Materiality The scope of our audit was influenced by our application of materiality. We set certain quantitative thresholds for materiality. These, together with qualitative considerations, helped us to determine the scope of our audit and the nature, timing and extent of our audit procedures on the individual financial statement line items and disclosures and in evaluating the effect of misstatements, both individually and in aggregate on the financial statements as a whole. Based on our professional judgement, we determined materiality for the financial statements as a whole as follows: Financial statements - group Financial statements - company Overall materiality $4.0 million (2021: $3.9 million). $3.7 million (2021: $2.5 million). How we determined it 5% of loss before tax excluding the impact of discount unwind on the assumed contingent liability 5% of loss before tax excluding the impact of discount unwind on the assumed contingent liability Rationale for benchmark applied Based on the benchmarks used in the annual report, loss before tax is the primary measure used by the shareholders in assessing the financial performance of the group and is a generally accepted auditing benchmark. We have adjusted this to exclude the impact of the annual discount unwind on the Assumed contingent liability as this is non-cash and can vary significantly each period. As a result of this, it can cause significant movements in the loss before tax. Although large in size, this is a non-cash item which we assess has limited impact on a user of the financial statements. Based on the benchmarks used in the annual report, loss before tax is the primary measure used by the shareholders in assessing the financial performance of the group and is a generally accepted auditing benchmark. We have adjusted this to exclude the impact of the annual discount unwind on the Assumed contingent liability as this is non-cash and can vary significantly each period. As a result of this, it can cause significant movements in the loss before tax. Although large in size, this is a non-cash item which we assess has limited impact on a user of the financial statements. For each component in the scope of our group audit, we allocated a materiality that is less than our overall group materiality. The range of materiality allocated across components was $2.9 million to $3.7 million. Certain components were audited to a local statutory audit materiality that was also less than our overall group materiality. We use performance materiality to reduce to an appropriately low level the probability that the aggregate of uncorrected and undetected misstatements exceeds overall materiality. Specifically, we use performance materiality in determining the scope of our audit and the nature and extent of our testing of account balances, classes of transactions and disclosures, for example in determining sample sizes. Our performance materiality was 75% (2021: 75%) of overall materiality, amounting to $3.0 million (2021: $2.9 million) for the group financial statements and $2.8 million (2021: $1.9 million) for the company financial statements. In determining the performance materiality, we considered a number of factors - the history of misstatements, risk assessment and aggregation risk and the effectiveness of controls - and concluded that an amount at the upper end of our normal range was appropriate. We agreed with those charged with governance that we would report to them misstatements identified during our audit above $0.20 million (group audit) (2021: $0.19 million) and $0.18 million (company audit) (2021: $0.12 million) as well as misstatements below those amounts that, in our view, warranted reporting for qualitative reasons. VERONA PHARMA PLC INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF VERONA PHARMA PLC FOR THE YEAR ENDED DECEMBER 31, 2022 58

Conclusions relating to going concern Our evaluation of the directors’ assessment of the group's and the company’s ability to continue to adopt the going concern basis of accounting included: • Testing the mathematical integrity of the cash flow forecast and model and reconciled these to the Board approved budget; • Understanding and assessing the completeness of committed costs and the timing of uncommitted costs over the going concern assessment period; • Assessing management's ability to forecast by comparing the budget for the year ended 31 December 2022 against the actuals and understanding the cause of key variances. Based on the work we have performed, we have not identified any material uncertainties relating to events or conditions that, individually or collectively, may cast significant doubt on the group's and the company’s ability to continue as a going concern for a period of at least twelve months from when the financial statements are authorised for issue. In auditing the financial statements, we have concluded that the directors’ use of the going concern basis of accounting in the preparation of the financial statements is appropriate. However, because not all future events or conditions can be predicted, this conclusion is not a guarantee as to the group's and the company's ability to continue as a going concern. Our responsibilities and the responsibilities of the directors with respect to going concern are described in the relevant sections of this report. Reporting on other information The other information comprises all of the information in the Annual Report other than the financial statements and our auditors’ report thereon. The directors are responsible for the other information. Our opinion on the financial statements does not cover the other information and, accordingly, we do not express an audit opinion or, except to the extent otherwise explicitly stated in this report, any form of assurance thereon. In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated. If we identify an apparent material inconsistency or material misstatement, we are required to perform procedures to conclude whether there is a material misstatement of the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report based on these responsibilities. With respect to the Strategic report and Directors' Report, we also considered whether the disclosures required by the UK Companies Act 2006 have been included. Based on our work undertaken in the course of the audit, the Companies Act 2006 requires us also to report certain opinions and matters as described below. Strategic report and Directors' report In our opinion, based on the work undertaken in the course of the audit, the information given in the Strategic report and Directors' Report for the year ended 31 December 2022 is consistent with the financial statements and has been prepared in accordance with applicable legal requirements. In light of the knowledge and understanding of the group and company and their environment obtained in the course of the audit, we did not identify any material misstatements in the Strategic report and Directors' Report. Directors’ Remuneration In our opinion, the part of the Directors' Remuneration Report to be audited has been properly prepared in accordance with the Companies Act 2006. VERONA PHARMA PLC INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF VERONA PHARMA PLC FOR THE YEAR ENDED DECEMBER 31, 2022 59

Responsibilities for the financial statements and the audit Responsibilities of the directors for the financial statements As explained more fully in the Statement of Directors' responsibilities, the directors are responsible for the preparation of the financial statements in accordance with the applicable framework and for being satisfied that they give a true and fair view. The directors are also responsible for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, the directors are responsible for assessing the group’s and the company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the group or the company or to cease operations, or have no realistic alternative but to do so. Auditors’ responsibilities for the audit of the financial statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements. Irregularities, including fraud, are instances of non-compliance with laws and regulations. We design procedures in line with our responsibilities, outlined above, to detect material misstatements in respect of irregularities, including fraud. The extent to which our procedures are capable of detecting irregularities, including fraud, is detailed below. Based on our understanding of the group and industry, we identified that the principal risks of non-compliance with laws and regulations related to The Companies Act 2006, and we considered the extent to which non-compliance might have a material effect on the financial statements. We evaluated management’s incentives and opportunities for fraudulent manipulation of the financial statements (including the risk of override of controls), and determined that the principal risks were related to misappropriation of cash and potential misrepresentation of clinical trials to present a more favourable outcome (which would also be reflected in the amounts recorded in the financial statements) and scientific press releases. Audit procedures performed by the engagement team included: • Inquiries with management and internal legal counsel, including consideration of known or suspected instances of non-compliance with laws and regulations and fraud. • Inspecting meeting minutes of the; Board of Directors, Audit and Risk, Disclosure, Remuneration, Nominations and Corporate Governance committees. • Identifying and testing journal entries based on our risk assessment and evaluating whether there was evidence of management bias that represents a risk of material misstatement due to fraud. • Consideration of assumptions and judgements made by management in their significant accounting estimates and judgements, particularly in relation to the key audit matters. • Incorporating elements of unpredictability into the audit procedures performed. • Verifying the consistency of how clinical trial progress has been reported in the Annual Report as compared to press releases. • Verifying for for a sample of press release disclosures of clinical trial data that they have been approved in line with Verona’s standard processes and controls There are inherent limitations in the audit procedures described above. We are less likely to become aware of instances of non-compliance with laws and regulations that are not closely related to events and transactions reflected in the financial statements. Also, the risk of not detecting a material misstatement due to fraud is higher than the risk of not detecting one resulting from error, as fraud may involve deliberate concealment by, for example, forgery or intentional misrepresentations, or through collusion. Our audit testing might include testing complete populations of certain transactions and balances, possibly using data auditing techniques. However, it typically involves selecting a limited number of items for testing, rather than testing complete populations. We will often seek to target particular items for testing based on their size or risk characteristics. In other cases, we will use audit sampling to enable us to draw a conclusion about the population from which the sample is selected. A further description of our responsibilities for the audit of the financial statements is located on the FRC’s website at: www.frc.org.uk/auditorsresponsibilities. This description forms part of our auditors’ report. Use of this report This report, including the opinions, has been prepared for and only for the company’s members as a body in accordance with Chapter 3 of Part 16 of the Companies Act 2006 and for no other purpose. We do not, in giving these opinions, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come save where expressly agreed by our prior consent in writing. VERONA PHARMA PLC INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF VERONA PHARMA PLC FOR THE YEAR ENDED DECEMBER 31, 2022 60

Other required reporting Companies Act 2006 exception reporting Under the Companies Act 2006 we are required to report to you if, in our opinion: • we have not obtained all the information and explanations we require for our audit; or • adequate accounting records have not been kept by the company, or returns adequate for our audit have not been received from branches not visited by us; or • certain disclosures of directors’ remuneration specified by law are not made; or • the company financial statements and the part of the Directors' Remuneration Report to be audited are not in agreement with the accounting records and returns. We have no exceptions to report arising from this responsibility. David Farmer (Senior Statutory Auditor) for and on behalf of PricewaterhouseCoopers LLP Chartered Accountants and Statutory Auditors Reading 16 March 2023 VERONA PHARMA PLC INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF VERONA PHARMA PLC FOR THE YEAR ENDED DECEMBER 31, 2022 61

Note Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Revenue 7 458 40,000 Costs of sales (346) — Gross profit 112 40,000 Operating expenses Research and development costs 8 (50,339) (79,333) Selling, general and administrative costs 8 (27,840) (33,824) Operating loss (78,067) (73,157) Finance income 10 2,821 2,436 Finance expense 10 (9,516) (4,194) Loss before taxation (84,762) (74,915) Taxation — credit 11 9,381 15,648 Loss for the year (75,381) (59,267) Total comprehensive loss attributable to owners of the Company (75,381) (59,267) Loss per ordinary share — basic and diluted (cents) 5 (14.2) (12.5) The accompanying notes form an integral part of these consolidated financial statements. VERONA PHARMA PLC CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE YEAR ENDED DECEMBER 31, 2022 62

Note As of December 31, 2022 As of December 31, 2021 $'000s $'000s ASSETS Non-current assets: Goodwill 12 545 545 Intangible assets 13 130,798 32,846 Property, plant and equipment 73 80 Right-of-use assets 854 899 Equity interest 14 15,000 15,000 Total non-current assets 147,270 49,370 Current assets: Prepayments and other receivables 16 5,887 6,117 Current tax receivable 9,282 15,583 Cash and cash equivalents 227,827 148,380 Total current assets 242,996 170,080 Total assets 390,266 219,450 EQUITY AND LIABILITIES Capital and reserves attributable to equity holders: Share capital 17 40,526 31,855 Share premium 465,370 330,779 Share-based payment reserve 63,817 54,291 Cumulative translation adjustment (5,796) (5,796) Accumulated loss (342,793) (266,732) Treasury shares (1,549) (603) Total equity 219,575 143,794 Current liabilities: Lease liability 675 648 Trade and other payables 21 21,502 33,194 Tax payable - U.S. operations 283 147 Total current liabilities 22,460 33,989 Non-current liabilities: Assumed contingent liability 22 138,258 36,490 Term loan 23 9,768 4,874 Non-current lease liability 205 303 Total non-current liabilities 148,231 41,667 Total equity and liabilities 390,266 219,450 The accompanying notes form an integral part of these consolidated financial statements. VERONA PHARMA PLC CONSOLIDATED STATEMENTS OF FINANCIAL POSITION AS OF DECEMBER 31, 2022 63

Note As of December 31, 2022 As of December 31, 2021 $'000s $'000s ASSETS Non-current assets: Goodwill 12 545 545 Intangible assets 13 130,798 32,846 Property, plant and equipment 7 17 Right-of-use asset 489 494 Equity interest 14 15,000 15,000 Total non-current assets 146,839 48,902 Current assets: Prepayments and other receivables 16 5,853 6,035 Current tax receivable 9,282 15,583 Cash and cash equivalents 227,362 147,807 Total current assets 242,497 169,425 Total assets 389,336 218,327 EQUITY AND LIABILITIES Capital and reserves attributable to equity holders: Share capital 17 40,526 31,855 Share premium 465,370 330,779 Share-based payment reserve 63,817 54,291 Cumulative Translation Adjustment (5,942) (5,942) Accumulated loss (352,824) (273,911) Treasury shares (1,549) (603) Total equity 209,398 136,469 Current liabilities: Lease Liability 401 460 Trade and other payables 21 31,448 40,013 Total current liabilities 31,849 40,473 Non-current liabilities: Assumed contingent liability 22 138,258 36,490 Term loan 23 9,768 4,874 Non-current lease liability 63 21 Total non-current liabilities 148,089 41,385 Total equity and liabilities 389,336 218,327 The accompanying notes form an integral part of these consolidated financial statements. The Company has taken advantage of the exemption permitted by Section 408 of the Companies Act 2006 not to present an income statement for the year. The Company's loss for the year was $78.2 million (2021: loss of $64.1 million), which has been included in the Group’s income statement. The financial statements on pages 62 to 99 were approved by the Company's board of directors on March 14, 2023, and signed on its behalf by Dr. David Zaccardelli, Chief Executive Officer of the Company. Dr. David Zaccardelli Director and Chief Executive Officer of the Company Company number: 05375156 VERONA PHARMA PLC COMPANY STATEMENT OF FINANCIAL POSITION AS OF DECEMBER 31, 2022 64

Note Share capital Share premium Treasury shares Share-based payment reserve Cumulative translation adjustment Total accumulated losses Total equity $'000s $'000s $'000s $'000s $'000s $'000s $'000s Balance at January 1, 2021 17 31,794 330,107 (1,700) 36,304 (5,796) (206,368) 184,341 Total comprehensive loss — — — — — (59,267) (59,267) Shares issued under at-the-market sales agreement 61 672 — — — — 733 Restricted share units vested — — 1,097 — — (1,097) — Common shares withheld for taxes on vested stock awards — — — (6,850) — — (6,850) Equity settled share-based compensation reclassified as cash-settled — — — (588) — — (588) Share-based payments — — — 25,425 — — 25,425 Balance at December 31, 2021 17 31,855 330,779 (603) 54,291 (5,796) (266,732) 143,794 Balance at January 1, 2022 17 31,855 330,779 (603) 54,291 (5,796) (266,732) 143,794 Total comprehensive loss — — — — — (75,381) (75,381) New share capital issued 6,918 142,812 — — — — 149,730 Transaction costs on share capital issued — (9,533) — — — — (9,533) Shares issued under at-the-market sales agreement 5 62 — — — — 67 Shares issued to treasury 1,748 — (1,748) — — — — Restricted share units vested — — 680 — — (680) — Common shares withheld for taxes on vested stock awards — — — (4,723) — — (4,723) Equity settled share-based compensation reclassified as cash-settled — — — 128 — — 128 Share options exercised — 1,250 122 — — — 1,372 Share-based payments — — — 14,121 — — 14,121 Balance at December 31, 2022 17 40,526 465,370 (1,549) 63,817 (5,796) (342,793) 219,575 VERONA PHARMA PLC CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE YEAR ENDED DECEMBER 31, 2022 65

Note Share capital Share premium Treasury shares Share-based payment reserve Cumulative translation adjustment Total accumulated losses Total equity $'000s $'000s $'000s $'000s $'000s $'000s $'000s Balance at January 1, 2021 17 31,794 330,107 (1,700) 36,304 0 0 (5,942) (208,677) 181,886 Total comprehensive loss — — — — — (64,137) (64,137) Shares issued under at-the-market sales agreement 61 672 — — — — 733 Restricted share units vested — — 1,097 — — (1,097) — Common shares withheld for taxes on vested stock awards — — — (6,850) — — (6,850) Equity settled share-based compensation reclassified as cash-settled — — — (588) — — (588) Share-based payments — — — 25,425 — — 25,425 Balance at December 31, 2021 17 31,855 330,779 (603) 54,291 (5,942) (273,911) 136,469 Balance at January 1, 2022 17 31,855 330,779 (603) 54,291 (5,942) (273,911) 136,469 Total comprehensive loss — — — — — (78,233) (78,233) New share capital issued 6,918 142,812 — — — — 149,730 Transaction costs on share capital issued — (9,533) — — — — (9,533) Shares issued under at-the-market sales agreement 5 62 — — — — 67 Shares issued to treasury 1,748 — (1,748) — — — — Restricted share units vested — — 680 — — (680) — Common shares withheld for taxes on vested stock awards — — — (4,723) — — (4,723) Equity settled share-based compensation reclassified as cash-settled — — — 128 — — 128 Share options exercised — 1,250 122 — — — 1,372 Share-based payments — — — 14,121 — — 14,121 Balance at December 31, 2022 17 40,526 465,370 (1,549) 63,817 (5,942) (352,824) 209,398 VERONA PHARMA PLC COMPANY STATEMENT OF CHANGES IN EQUITY FOR THE YEAR ENDED DECEMBER 31, 2022 66

Note Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Cash used in operating activities: Loss before taxation (84,762) (74,915) Finance income 10 (2,821) (2,436) Finance expense 10 9,516 4,194 Share-based payment charge 14,121 25,425 Amortization of debt issue costs 80 114 Accretion of redemption premium on debt 108 — Interest paid (348) — Equity interest recognized as revenue 14 — (15,000) Decrease in prepayments and other receivables 230 145 (Decrease)/increase in trade and other payables (11,748) 20,999 Depreciation of property, plant, equipment and right of use asset 636 629 Unrealized foreign exchange gain (426) (9) Amortization of intangible assets 217 187 Cash used in operating activities before taxation (75,197) (40,667) Cash inflow from taxation 13,478 8,873 Net cash used in operating activities (61,719) (31,794) Cash flows from investing activities: Interest received 2,821 14 Purchase of plant and equipment (29) (12) Payment for patents and computer software (336) (373) Net cash generated from/(used in) from investing activities 2,456 (371) Cash flow used in financing activities: Gross proceeds from issue of shares 149,797 733 Transactions costs on issue of shares (9,533) — Interest paid 23 — (215) Gross proceeds from term loan 10,000 — Term Loan issue costs (245) — Repayment of term loan (5,000) — Term loan repayment costs (850) — Payment of finance lease liabilities (628) (886) Payments of withholding taxes from share-based award (4,723) (6,850) Proceeds from exercise of share options 1,372 — Net cash generated from/(used in) from financing activities 140,190 (7,218) Net increase/(decrease) in cash and cash equivalents 80,927 (39,383) Cash and cash equivalents at the beginning of the year 148,380 187,986 Effect of exchange rates on cash and cash equivalents (1,480) (223) Cash and cash equivalents at the end of the year 227,827 148,380 VERONA PHARMA PLC CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2022 67

Note Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Cash used in operating activities: Loss before taxation (87,866) (79,767) Finance income 10 (2,821) (2,436) Finance expense 10 9,501 4,167 Share-based payment charge 14,121 25,426 Amortization of debt issue costs 80 114 Accretion of redemption premium on debt 108 — Interest paid (348) — Equity interest recognized as revenue 14 — (15,000) Decrease in prepayments and other receivables 182 1,387 (Decrease)/increase in trade and other payables (8,625) 24,914 Depreciation of property, plant and equipment 451 450 Unrealized foreign exchange gains/ losses (426) (29) Amortization of intangible assets 217 187 Cash used in operating activities before taxation (75,426) (40,587) Cash inflow from taxation 13,598 8,649 Net cash used in operating activities (61,828) (31,938) Cash flows from investing activities: Interest received 2,821 14 Purchase of plant and equipment (5) (5) Payment for patents and computer software (336) (373) Net cash generated/(used in) from investing activities 2,480 (364) Cash flows from financing activities: Gross proceeds from issue of shares 149,797 733 Transactions costs on issue of shares (9,533) — Interest paid 23 — (215) Gross proceeds from term loan 10,000 — Term Loan issue costs (245) — Repayment of term loan (5,000) — Term loan repayment costs (850) — Payment of finance lease liabilities (435) (534) Payments of withholding taxes from share-based award (4,723) (6,852) Proceeds from exercise of share options 1,372 — Net cash generated/(used in) from financing activities 140,383 (6,868) Net increase/(decrease) in cash and cash equivalents 81,035 (39,170) Cash and cash equivalents at the beginning of the year 147,807 187,200 Effect of exchange rates on cash and cash equivalents (1,480) (223) Cash and cash equivalents at the end of the year 227,362 147,807 VERONA PHARMA PLC COMPANY STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2022 68

1. General information Verona Pharma plc (the "Company") and its subsidiaries (together the "Group") are a clinical-stage biopharmaceutical group focused on developing and commercializing innovative therapeutics for the treatment of respiratory diseases with significant unmet medical needs. The Company is a public limited company, which is listed on the Nasdaq Global Market ("Nasdaq"). The company is incorporated and domiciled in the United Kingdom. The address of the registered office is One Central Square, Cardiff, CF10 1FS, United Kingdom. The Company has one subsidiary, Verona Pharma, Inc. which is wholly-owned. Rhinopharma Limited ("Rhinopharma"), a Canadian company that was previously a non-operating, wholly-owned subsidiary, was dissolved in June 2021. The Company listed its American Depositary Shares ("ADS") on Nasdaq in April 2017 ("the 2017 Global Offering") and they trade on the Nasdaq symbol "VRNA". 2. Accounting policies A summary of the principal accounting policies, all of which have been applied consistently throughout the year, is set out below. 2.1 Basis of preparation The consolidated UK adopted financial statements of the Group and the financial statements of the Company have been prepared in accordance with international accounting standards ("IFRS") in conformity with the requirements of the Companies Act 2006. The consolidated financial statements of the Group and the financial statements of the Company have been prepared under the historical cost convention, with the exception of the derivative financial liability and the equity interest, which have been measured at fair value. The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group's accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 4. Going concern The Group has incurred recurring losses since inception, including net losses of $75.4 million, $59.3 million and $67.7 million for the years ended December 31, 2022, 2021, and 2020, respectively. In addition, as of December 31, 2022, the Group had an accumulated loss of $342.8 million. The Group expects to continue to generate operating losses for the foreseeable future. As of the issuance date of the annual consolidated financial statements, the Group expects that its cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements for at least the next 12 months from the date of approval of these finance statements. Accordingly, the consolidated financial statements have been prepared on the going concern basis. Additionally, between January 1, 2023 and March 3, 2023, the Group sold 20,321,384 ordinary shares (equivalent to 2,540,173 ADSs) under the ATM Program, at an average price of approximately $2.88 per share (equivalent to $23.08 per ADS), raising aggregate net proceeds of $56.9 million after deducting issuance costs. As of March 3, 2023, there remained $40.6 million of ordinary shares, in the form of ADSs, available for sale under the ATM Program. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 69

2.1 Basis of preparation (continued) Business combinations The Group applies the acquisition method to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred to the former owners of the acquiree, and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. The excess of the cost of acquisition over the fair value of the Group's share of the identifiable net assets acquired is recorded as goodwill. Goodwill arising on acquisitions is capitalized and is subject to impairment review, both annually and when there are indications that the carrying value may not be recoverable. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. Acquisition-related costs are expensed as incurred and included in administrative expenses. Basis of consolidation These consolidated financial statements include the financial statements of Verona Pharma plc and its wholly owned subsidiaries Verona Pharma, Inc. and Rhinopharma until its dissolution in June 2021, as well as the Verona Employee Benefit Trust ("EBT"). The EBT is accounted for under IFRS 10 and is consolidated on the basis that the Company has control, and the assets and liabilities of the EBT are included on the Company balance sheet and shares held by the EBT in the Company are presented as a deduction from equity. The acquisition method of accounting was used to account for the acquisition of Rhinopharma. Inter-company transactions, balances and unrealized gains on transactions between group companies are eliminated. Verona Pharma, Inc. and Rhinopharma adopt the same accounting policies as the Company. 2.2 Foreign currency translation Items included in the Group's consolidated financial statements are measured using the currency of the primary economic environment in which the entity operates ("the functional currency"). The consolidated financial statements are presented in United States Dollar, which became the functional currency of the Company in the year ended December 31, 2020. Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange at the balance sheet date and the gains or losses on translation are included in the Consolidated Statement of Comprehensive Income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the original transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. 2.3 Cash and cash equivalents Cash and cash equivalents includes deposits held at call with banks, and money market funds. Money market funds have been classified as cash and cash equivalents as they are low risk instruments, readily convertible to a known amount of cash and are subject to an insignificant risk of change in value. Management's intention is to manage these funds as cash and to use them to meet short-term cash requirements. 2.4 Deferred taxation Deferred tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred tax is determined using tax rates and laws that have been enacted or substantively enacted by the balance sheet date and expected to apply when the related deferred tax is realized or the deferred liability is settled. Deferred tax assets are recognized to the extent that it is probable that the future taxable profit will be available against which the temporary differences can be utilized. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 70

2.5 Research and development costs Capitalization of expenditure on product development commences from the point at which technical feasibility and commercial viability of the product can be demonstrated and the Group is satisfied that it is probable that future economic benefits will result from the product once completed. No such costs have been capitalized to date. Expenditure on research and development activities that do not meet the above criteria is charged to the Consolidated Statement of Comprehensive Income as incurred. 2.6 Property, plant and equipment Property, plant and equipment are stated at cost, net of depreciation and any provision for impairment. Depreciation is calculated to write off the cost less their estimated residual values, on a straight-line basis over the expected useful economic lives of the assets concerned. Computer hardware is depreciated over three years and office equipment over the term of the lease. 2.7 Intangible assets and goodwill (a) Goodwill Goodwill arises on the acquisition of subsidiaries and represents the excess of the consideration transferred over the fair value of the identifiable net assets acquired. (b) Patents Patent costs associated with the preparation, filing, and obtaining of patents are capitalized and amortized on a straight-line basis over the estimated useful lives of ten years. Amortization of patents is included in research and development costs. (c) Computer software Amortization is calculated so as to write off the cost less estimated residual values, on a straight-line basis over the expected useful economic life of two years. Amortization is included in selling, general and administrative costs. (d) In-process research & development ("IP R&D") The IP R&D asset, acquired through a business combination, which had not reached technical feasibility, was initially recognized at fair value. Subsequent movements in the assumed contingent liability (see 2.13) that relate to changes in estimated cashflows or probabilities of success are recognized as additions to the IP R&D asset that it relates to. The asset is subject to impairment testing until completion, abandonment of the project or when the research findings are commercialized through a revenue generating project. 2.8 Impairment of intangible assets, goodwill and non-financial assets The Group holds intangible assets relating to acquired IP R&D, patent costs and goodwill. Goodwill and intangible assets are tested annually for impairment or if there is an indication of impairment. The Group is a single cash generating unit ("CGU") so all intangibles are allocated to the Group as one CGU. The Group initially compares the market capitalization of the Group to the book value of its assets. If the value of the market capitalization does not support the valuation of the assets, the Group reviews estimates of the cash flows over the remaining lives of its other intangible assets, or related group of assets where applicable, in measuring whether the assets to be held and used will be realizable. In the event of impairment, the Group would discount the future cash flows using its estimated weighted average cost of capital to estimate the amount of the impairment. As at 31 December 2022 and 2021 the Company carried out impairment reviews with reference to its market capitalization. No impairment was identified for any of the assets in the years ended December 31, 2022 and 2021. 2.9 Equity interest As part of the Nuance Agreement, the Group received an equity interest in Nuance Biotech, the parent company of Nuance Pharma (see note 7). The equity interest was recognized at fair value and is subsequently measured at fair value through profit and loss. Management applies judgement in determining the change in fair value. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 71

2.10 Employee Benefits (a) Pension The Group operates defined contribution pension plans for its employees. Contributions payable for the year are charged to the Consolidated Statement of Comprehensive Income. The Group has no further liability once the contributions have been paid. (b) Bonus plans The Company recognizes a liability and an expense for bonus plans if contractually obligated or if there is a past practice that has created a constructive liability. 2.11 Share-based payments The Company operates a number of equity-settled, share-based compensation schemes. The fair value of share based payments is determined using the Black-Scholes model and requires several assumptions and estimates, disclosed in note 19. The fair value of share-based payments under these schemes is expensed on a straight-line basis over the share based payments' vesting periods, based on the Company's estimate of shares that will eventually vest. 2.12 Provisions Provisions are recognized when the Company has a present legal or constructive liability as a result of past events, it is probable that an outflow of resources will be required to settle the liability, and the amount can be reliably estimated. Provisions are measured at the present value of the expenditures expected to be required to settle the liability using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. 2.13 Assumed contingent liability related to the business combination In 2006 the Company acquired Rhinopharma and assumed contingent liabilities owed to Vernalis Pharmaceuticals Limited, which was subsequently acquired by Ligand Pharmaceuticals, Inc. (“Ligand”). The Company refers to the assignment and license agreement as the Ligand Agreement. Ligand assigned to the Company all of its rights to certain patents and patent applications relating to ensifentrine and related compounds (the "Ligand Patents") and an exclusive, worldwide, royalty-bearing license under certain Ligand know-how to develop, manufacture and commercialize products (the "Licensed Products") developed using Ligand Patents, Ligand know-how and the physical stock of certain compounds. The assumed contingent liability comprises a milestone payment on obtaining the first approval of any regulatory authority for the commercialization of a Licensed Product, low single digit royalties based on the future sales performance of all Licensed Products and a portion equal to a mid-twenty percent of any consideration received from any sub-licensees for the Ligand Patents and for Ligand know-how. The liability was initially recognized at fair value and subsequently measured at amortized cost using the effective interest rate method. The assumed contingent liability is estimated as the expected value of the milestone payment and royalty payments, including royalties from the Nuance Agreement (see note 7). This expected value is based on estimated future royalties payable, derived from sales forecasts, and an assessment of the probability of success using standard market probabilities for respiratory drug development. The risk-weighted value of the assumed contingent arrangement is discounted back to its net present value applying an effective interest rate of 12%. Royalties payable are based on the future sales performance so the amount payable is unlimited. Sales that may be achieved are difficult to predict and subject to estimate, which is inherently uncertain. The assumed contingent liability is re-measured for changes in estimated cash flows or when the probability of success changes. Remeasurements relating to changes in estimated cash flows and probabilities of success are recognized in the IP R&D asset it relates to (see 2.7). The unwind of the discount is recognized in finance expense. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 72

2.14 Revenue recognition The Group’s revenue arises from the Group’s agreement for the development and commercialization of ensifentrine in Greater China (the “Nuance Agreement”). The terms of the Nuance Agreement include non-refundable upfront fees, payments based upon achievement of developmental and regulatory milestones, commercial milestones, royalties payable on sales, and manufacturing and supply. These payments are viewed as both fixed and variable consideration. Non-refundable upfront fees are considered fixed, while milestone payments and revenue from the commercialized product are identified as variable consideration. The Group follows the five-step model in IFRS 15 “Revenue from Contracts with Customers”: Step 1: Identify the contract(s) with a customer. Step 2: Identify the performance obligations in the contract. Step 3: Determine the transaction price. Step 4: Allocate the transaction price to the performance obligations in the contract. Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. All of the Group’s revenue is derived from contracts with customers. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in IFRS 15. The Group’s performance obligations include intellectual property rights, (which include the license, patents and developmental and regulatory data) and manufacturing and supply. Management are required to judge when performance obligations are satisfied and consequently when revenue is recognized. If the right to the Group’s intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, the Group recognizes revenue from non-refundable, upfront fees allocated to the right when the right is transferred to the customer, and the customer can use and benefit from the right. If an arrangement includes development and regulatory milestone payments, the Group evaluates whether the milestones are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the Group’s or the licensee’s control, such as regulatory approvals, are generally not considered probable of being achieved until those approvals are received. For arrangements with licenses of intellectual property that include sales-based royalties, including milestone payments based on the level of sales, and the license is deemed to be the predominant item to which the royalties relate, the Group recognizes royalty revenue and sales-based milestones at the later of (i) when the related sales occur, or (ii) when the performance obligation to which the royalty has been allocated has been satisfied. 2.15 Financial instruments — initial recognition and subsequent measurement The Group classifies a financial instrument, or its component parts, as a financial liability, a financial asset or an equity instrument in accordance with the substance of the contractual arrangement and the definitions of a financial liability, a financial asset and an equity instrument. A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity. (a) Financial assets, initial recognition and measurement and subsequent measurement All assets are initially recognized at fair value plus transaction costs. The Group's equity interest in Nuance Biotech is subsequently measured at fair value through profit or loss ("FVPTL") and fair value gains and losses are recognized in profit or loss. All other assets are subsequently measured.at amortized cost using the effective interest method. (b) Financial liabilities, initial recognition and measurement and subsequent measurement Financial liabilities are classified as measured at amortized cost or FVTPL. The Company's warrants are classified as FVTPL. Other financial liabilities are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss. The Group's financial liabilities include trade and other payables, the Company's warrants and the assumed contingent liability. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 73

2.15 Financial instruments — initial recognition and subsequent measurement (continued) (c) Derivative financial liability Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently re-measured at fair value at the end of each reporting date. The Group held one type of derivative financial liability, the warrants (see note 2.16) which expired in 2022. The full fair value of the derivative is classified as a non-current liability when the warrants were exercisable in more than 12 months and as a current liability when the warrants were exercisable in less than 12 months. Changes in fair value of a derivative financial liability when related to a financing arrangement are recognized in the Consolidated Statement of Comprehensive Income in Finance Income or Finance Expense. 2.16 Derivative financial liability Warrants issued by the Company to investors as part of a share subscription were compound financial instruments where the warrant met the definition of a financial liability. The financial liability component was initially measured at fair value in the Consolidated Statement of Financial Position. Equity was measured at the residual between the subscription price for the entire instrument and the liability component. The financial liability component was remeasured. Equity was not remeasured. 2.17 Transaction costs Qualifying transaction costs might be incurred in anticipation of an issuance of equity instruments and may cross reporting periods. The entity defers these costs on the balance sheet until the equity instrument is recognized. Deferred costs are subsequently reclassified as a deduction from equity when the equity instruments are recognized, as the costs are directly attributable to the equity transaction. If the equity instruments are not subsequently issued, the transaction costs are expensed. Any costs not directly attributable to the equity transaction are expensed. Transaction costs that relate to the issue of a compound financial instrument are allocated to the liability and equity components of the instrument in proportion to the allocation of proceeds. Where the liability component is held at fair value through profit or loss, the transaction costs are expensed to the Consolidated Statement of Comprehensive Income. For liabilities held at amortized cost, transaction costs are deducted from the liability and subsequently amortized. The amount of transaction costs accounted for as a deduction from equity is disclosed separately in accordance with International Accounting Standard. 2.18 Employee benefit trust In the year ended December 31, 2020, the Group incorporated a trust to facilitate the acquisition of shares, by or for the benefit of employees and former employees. The Group issued 28 million ordinary shares in the year ended December 31, 2022 to cover expected share awards to employees under the 2017 Incentive Plan. Management have determined that the Group has the indirect ability to control the trust as trustees are required to act in accordance with the trust deed that the Group drew up and because the Group controls the issuance of shares to cover awards. As a consequence the trust is included within the Company’s financial statements. The shares that were issued to the trust that have not been transferred to employees to cover share awards are included in the Consolidated Statement of Financial Position as treasury shares. 2.19 Investments in subsidiaries Investments in subsidiaries are shown at cost less any provision for impairment. 2.20 New standards, amendments and interpretations issued but not effective for the financial year beginning January 1, 2022 and not early adopted There are no IFRS standards or interpretations not yet effective that are expected to have a material impact on the Group. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 74

3. Financial Instruments 3.1 Financial Risk Factors The Group's activities expose it to a variety of financial risks: market risk (including currency risk), credit risk, and liquidity risk. The Group's overall risk management program is focused on preservation of capital and has sought to minimize potential adverse effects on the Group's financial performance and position. The Group's and the Company's exposure to risk are not materially different. (a) Market risk Foreign currency risk reflects the risk that the Group's net assets will be negatively impacted due to fluctuations in exchange rates. The Group has not entered into foreign exchange contracts to hedge against gains or losses from foreign exchange fluctuations. The summary data about the Group's exposure to currency risk is as follows. Figures are the U.S. Dollar values of balances in each currency: December 31, 2022 December 31, 2021 USD GBP EUR USD GBP EUR $'000s $'000s $'000s $'000s $'000s $'000s Cash and cash equivalents 201,886 25,914 27 133,061 15,201 118 Trade and other payables 15,868 4,533 1,101 30,447 2,358 389 Sensitivity analysis A reasonably possible strengthening or weakening of the euro or pound sterling against U.S. dollar as of December 31, 2022 and 2021 would have affected the measurement of the financial instruments denominated in a foreign currency (excluding the assumed contingent liability as the impact of this is immaterial). The following table shows how a movement in a currency would give rise to a profit or (loss) and a corresponding entry in equity. Profit or loss and equity Strengthening Weakening December 31, 2022 $'000s $'000s EUR (10% movement) (98) 98 GBP (10% Movement) 1,944 (1,944) Foreign currency denominated trade payables are short-term in nature (generally 30 to 45 days). The Group is also exposed to market risk on the value of the equity interest in Nuance Biotech (see note 7). The fair value of the equity interest is dependent on the success of Nuance Biotech's various clinical programs, as well as valuations of similar companies in the Chinese market. The following table shows the effect of a 10% change in the fair value of the equity interest: Equity interest $'000s Fair value increase of 10% 16,500 Base case, reported fair value 15,000 Fair value decrease of 10% 13,500 VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 75

3.1 Financial Risk Factors (continued) (b) Credit risk Financial instruments that potentially subject the Group to concentration of credit risk consist of principally cash and cash equivalents, bank deposits and certain receivables. The Group holds cash and cash equivalents with highly rated financial institutions and in highly rated money market funds and the Group has not experienced any significant credit losses in these accounts and does not believe the Group is exposed to any significant credit risk on these instruments. As of December 31, 2022, the Group held funds at bank and in money market funds backed by U.K. or U.S. government debt. As of December 31, 2022, and December 31, 2021, cash and cash equivalents were placed at the following banks and money market funds: Cash and cash equivalents As of December 31, 2022 As of December 31, 2021 $'000 $'000 Government debt money market funds 224,181 145,432 Silicon Valley Bank 2,565 2,441 Lloyds Bank 1,081 507 Total 227,827 148,380 (c) Management of capital The Group considers capital to be its equity reserves. At the current stage of the Group's life cycle, the Group's objective in managing its capital is to ensure funds raised meet the research and operating requirements until the next development stage of the Group's suite of projects. The Group ensures it is meeting its objectives by reviewing its Key Performance Indicators to ensure the research activities are progressing in line with expectations, costs are controlled and unused funds are placed in low risk money market funds to conserve resources. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 76

3.1 Financial Risk Factors (continued) (d) Liquidity risk The Group periodically prepares working capital forecasts for the foreseeable future, allowing an assessment of the cash requirements of the Group, to manage liquidity risk. The following table provides an analysis of the Group's financial liabilities. The carrying value of all balances approximates to their fair value, with the exception of the assumed contingent liability (see note 22.). The Group's maturity analysis for the derivative financial liability from the issue of warrants is given in note 20. Less than 1 year Between 1 and 2 years Between 2 and 5 years Over 5 years $'000s $'000s $'000s $'000s At December 31, 2022 Trade payables 2,910 — — — Other payables 1,409 — — — Accruals 17,183 — — — Lease liability 675 196 9 — Term loan(1) 866 866 11,655 — Assumed contingent liability(2) — 18,167 39,649 256,020 Total 23,043 19,229 51,313 256,020 (1) This is the undiscounted value of the loan plus undiscounted interest payments (2) This is the undiscounted value of the liability Less than 1 year Between 1 and 2 years Between 2 and 5 years Over 5 years $'000s $'000s $'000s $'000s At December 31, 2021 Trade payables 10,048 — — — Other payables 307 — — — Accruals 22,839 — — — Lease liability 648 225 78 — Term loan(1) 215 215 5,679 — Assumed contingent liability(2) — — 10,348 89,195 Total 34,057 440 16,105 89,195 (1) This is the undiscounted value of the loan plus undiscounted interest payments (2) This is the undiscounted value of the liability VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 77

3.2 Fair value estimation Group and Company The carrying amounts of cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate to fair value due to their short-term nature. The carrying amount of the assumed contingent liability is $138.3 million compared to the approximate fair value $130.2 million. The underlying assumptions are similar, the primarily driver of the difference relates to the discount rate. For financial instruments that are measured in the Consolidated Statement of Financial Position at fair value, IFRS 7 requires disclosure of fair value measurements by level of the following fair value measurement hierarchy: • Quoted prices (unadjusted) in active markets for identical assets or liabilities (level 1); • inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly (level 2); and • inputs for the asset or liability that are not based on observable market data (level 3). For the year ended December 31, 2022, and 2021, fair value adjustments to financial instruments measured at fair value through profit and loss resulted in the recognition of no gain or loss in 2022 and a finance gain of $2.2 million in 2021. The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. These valuation techniques maximize the use of observable market data where it is available and rely as little as possible on entity specific estimates. If all significant inputs required to ascertain the fair value of an instrument are observable, the instrument is included in level 2. If one or more of the significant inputs are not based on observable market data, the instrument is included in level 3. The derivative financial instrument is classified at level 3 in the fair value hierarchy. Movements in Level 3 items during the years ended December 31, 2022, and 2021 are as follows: Derivative Financial Liability Equity Interest $'000s $'000s At January 1, 2022 — 15,000 At December 31, 2022 — 15,000 Derivative Financial Liability Equity Interest $'000s $'000s At January 1, 2021 (2,246) — Initial recognition of financial instrument — 15,000 Fair value adjustments recognized in profit or loss 2,246 — At December 31, 2021 — 15,000 Further details relating to the derivative financial liability are set out in note 20 of these financial statements. In determining the fair value of the derivative financial liability, the Group applied the Black-Scholes model; key inputs include the share price at reporting date, estimations on timelines, volatility and risk-free rates. These assumptions and the impact of changes in these assumptions, where material, are disclosed in note 20. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 78

3.3 Change in liabilities arising from financing activities The Group has provided a reconciliation so that changes in liabilities arising from financing activities, including both changes arising from cash flows and non-cash changes can be evaluated. Derivative financial liability 2022 2021 $'000s $'000s At January 1 — (2,246) Fair value adjustments - non-cash — 2,246 At December 31 — — See note 20 for information relating to the derivative financial liability. Lease liability 2022 2021 $'000s $'000s At January 1 951 1,312 Capitalization of rental leases - non-cash 555 439 Payment of lease liability - cash (628) (886) Interest - non-cash 31 61 Foreign exchange differences - non-cash (29) 25 At December 31 880 951 Term Loan 2022 2021 $'000s $'000s At January 1 4,874 4,635 Extinguishment of debt (5,035) — Issue of term loan 10,000 — Debt issuance costs (245) — Amortization of debt issuance costs (non-cash) 80 114 Accretion of final payment (non-cash) 94 125 At December 31 9,768 4,874 See note 23 for information relating to the Term Loan. 4. Critical accounting estimates and judgments The preparation of financial statements in conformity with IFRS requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Although these estimates are based on management's best knowledge of current events and actions, actual results ultimately may differ from those estimates. IFRS also requires management to exercise its judgment in the process of applying the Group's accounting policies. The areas involving significant estimates and judgements are as follows: (a) Significant Estimate: Assumed contingent liability The Group has a material liability for the future payment of royalties and milestones associated with contractual liabilities on ensifentrine, acquired as part of the acquisition of Rhinopharma. The estimation of the amounts and timing of future cash flows requires the forecast of royalties payable and the estimation of the likelihood that the regulatory approval milestone will be achieved (see notes 2.13 and 22). The estimates for the assumed contingent liability are based on a discounted cash flow model. Key estimates included the calculation of deferred consideration are: VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 79

4. Critical accounting estimates and judgments (continued) • timing and amount of cash flow receipts from sales of product; and ▪ probabilities of success. When there is a change in the expected cash flows or probabilities of success, the assumed contingent liability is re-measured with the change in value recognized in the IP R&D asset it relates to. The assumed contingent liability is measured at amortized cost with the discount unwinding in finance expense throughout the year. Actual outcomes could differ significantly from the estimates made. A sensitivity analysis is provided in note 22. As at December 31, 2022, the Group determined that it was between Phase 3 of ensifentrine's clinical development and the filing of its NDA. As a consequence, the probability of success changed, reducing the risk-weighting adjustment applied to estimated cash flows. Furthermore, the Group had carried out market research and updated its forecasts for ensifentrine's revenue for the maintenance treatment of chronic obstructive pulmonary disorder using a nebulized formulation in the U.S. The Group therefore updated estimated cash flows in the fourth quarter of 2022. On June 9, 2021 Verona signed an agreement granting Nuance Pharma the exclusive rights to develop and commercialize products containing ensifentrine in Greater China (the "Nuance Agreement") (see note 7). The assumed contingent liability was calculated using the same methodology as stated above. Management used judgment to determine that Nuance had also entered the Phase 3 stage of ensifentrine's clinical development plan. (b) Significant Judgement: Nuance Agreement - revenue and equity interest Under the Nuance Agreement the Group received an upfront payment of $40 million, consisting of $25 million cash and shares in Nuance Pharma's parent company, Nuance Biotech, valued at $15 million. In 2021, the Group was required to use judgement to determine what the performance obligations were, and how the transaction price was allocated to them. See note 7 for further discussion. (c) Significant Estimate: Research and development costs Research and development (“R&D”) costs are expensed as incurred. Research and development expenses include salaries, share-based compensation and benefits of employees, and other costs related to the Group’s R&D activities, including contracts with clinical research organizations and contract manufacturers. As part of the process of preparing financial statements the Group is required to estimate its expenses resulting from its obligations under contracts with vendors and consultants and clinical site agreements in connection with its R&D efforts. The financial terms of these contracts are subject to negotiations which vary contract to contract and may result in payment flows that do not match the periods over which materials or services are provided to the Group under such contracts. The Group’s objective is to reflect the appropriate clinical trial expenses in its financial statements by matching those expenses with the period in which services and efforts are expended. The Group accounts for these expenses according to the progress of the trials and other development activities measured by patient progression and the timing of various aspects of the trial. The Group determines prepaid and accrual estimates through discussions with applicable personnel and outside service providers as to the progress of clinical trials, or other services completed. During the course of a clinical trial, the Group adjusts its rate of clinical trial expense recognition if actual results differ from its estimates. The Group makes estimates of its prepaid and accrued expenses as of each balance sheet date in its financial statements based on facts and circumstances known at that time. Although the Group does not expect its estimates to be materially different from amounts actually incurred, its understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in the Group reporting amounts that are too high or too low for any particular period. The Group’s clinical trial prepaid and accrual expense is dependent upon the timely and accurate reporting of study recruitment from contract research organizations and activities carried out by other third-party vendors as well as the timely processing of any change orders from the contract research organizations. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 80

5. Loss per ordinary share - basic and diluted (cents) Basic loss per ordinary share of 14.2 cents (2021: 12.5 cents) for the Group is calculated by dividing the loss for the year ended December 31, 2022 by the weighted average number of ordinary shares in issue of 529,071,526 as of December 31, 2022 (2021: 473,188,457). During the years ended December 31, 2022 and 2021, outstanding share options, RSUs and warrants of 53,818,840 and 63,443,814 respectively, were not included in the computation of diluted earnings per ordinary share, because to do so would be antidilutive. 6. Segmental reporting The Group’s activities are covered by one operating and reporting segment: Drug development. There have been no changes to management’s assessment of the operating and reporting segment of the Group during the year. All non-current assets are based in the United Kingdom apart from right-of-use assets relating to a property leases, and associated fixtures and fittings, in the United States. Total assets held by Verona Pharma, Inc. approximate $0.9 million. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 81

7. Revenue and the Nuance Agreement The Group’s revenue in the year ended December 31, 2022 arises from its manufacture and supply agreement of ensifentrine for Nuance. The Group’s revenue in the year ended December 31, 2021 arises from its agreement for the development and commercialization of ensifentrine in Greater China. Nuance Agreement The Group entered into a collaboration and license agreement (the “Nuance Agreement”) with Nuance Pharma Limited (“Nuance Pharma”) effective June 9, 2021 (the “Effective Date”), under which the Group granted Nuance Pharma the exclusive rights to develop and commercialize ensifentrine in Greater China (China, Taiwan, Hong Kong and Macau). In return, the Group received an unconditional right to consideration aggregating $40.0 million consisting of $25.0 million in cash and an equity interest, valued at $15.0 million as of the Effective Date, in Nuance Biotech, the parent Group of Nuance Pharma. The Group is eligible to receive future milestone payments of up to $179.0 million triggered upon achievement of certain clinical, regulatory, and commercial milestones, as well as tiered double-digit royalties as a percentage of net sales of the products in Greater China. The Group will recognize these milestones when it is probable that a significant revenue reversal would not occur. As of December 31, 2021, the $25.0 million cash payment and $15.0 million equity interest had been received and the holding in Nuance Biotech was recorded as Equity Interest on the Condensed Consolidated Balance Sheet. The Equity Interest is recorded at fair value. The Group has used the last observable transaction in Nuance Biotech's shares, which was a fundraising in November 2020, as the basis for the fair value measurement. Under the terms of the Nuance Agreement, at any time until three months prior to the expected submission of the first New Drug Application in Greater China, if (i) a third party is interested in partnering with the Group, either globally or in territory covering at least the United States or Europe, for the development and/or commercialization of ensifentrine or (ii) the Group undergoes a change of control, the Group will have an exclusive option right to buy back the license granted to Nuance Pharma and all related assets. The price is agreed to be equal to the aggregate of (i) all prior amounts paid by Nuance Pharma to the Group in cash under the agreement and (ii) all development and regulatory costs incurred and paid by Nuance Pharma in connection with the development and commercialization of ensifentrine under the Nuance Agreement multiplied by a single-digit factor range dependent upon achievement of certain milestones, subject to a specified maximum amount. The Nuance Agreement will continue on a jurisdiction-by-jurisdiction and product-by-product basis until the expiration of royalty payment obligations with respect to such product in such jurisdiction unless earlier terminated by the parties. Either party may terminate the Nuance Agreement for an uncured material breach or bankruptcy of the other party. Nuance Pharma may also terminate the Nuance Agreement at will upon 90 days' prior written notice. The Group reviewed the buy-back option and determined that because it is conditional on a third party the Group does not have the practical ability to exercise it and, accordingly, the contract is accounted for under IFRS 15. The transaction price at the Effective Date of the Nuance Agreement was $40.0 million consisting of the $25.0 million upfront cash payment and $15.0 million equity interest. Developmental and regulatory milestones were not included in the transaction price as management determined that it is not probable that a significant reversal in the amount of cumulative revenue recognized will not occur. Commercial milestones and sales royalties were also excluded and will be recognized when the milestones are achieved or the sales occur in Greater China. On April 13, 2022, the Group entered into an Agreement for the Manufacture and Supply of ensifentrine with Nuance Pharma. Revenue earned with the manufacture and supply of the licensed product will be recognized as supply is delivered to Nuance. The Group determined it is acting as principal in relation to the manufacture and supply under the Agreement. In its capacity as principal the Group will recognize associated revenue on a gross basis. In the year ended December 31, 2022, the Group has recognized $0.5 million in relation to the clinical supply to Nuance Pharma. The performance obligations in the Nuance Agreement include the grant of the license (including the right to commercialize ensifentrine until the end of the term, the sharing of certain know how, and the sharing of certain clinical and regulatory data), and manufacture and supply of ensifentrine drug product. The Group have determined that the manufacturing and supply was not at a discount. The Group has determined that Nuance does not simultaneously receive and consume the benefit of the performance obligation of the grant of the license and existing IP over time. Nor does the Group’s performance enhance this asset as the know how has already been produced and the license granted. Consequently the performance obligation relating to the granting of licenses is not satisfied over time. Accordingly, the Group has determined that the license and IP transferred should be recognized at a point in time The Group determined that it fulfilled its obligations to Nuance Pharma after it delivered the know how that will allow Nuance Pharma to file an investigational new drug application in Greater China. This know how was delivered in the year ended December 31, 2021, and the $40.0 million revenue was therefore recognized as revenue in this period. Revenue relating to the manufacture and supply obligations will be recognized when the drug product is delivered. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 82

8. Operating costs Group Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Operating costs: Research and development costs: Employee benefits (note 9) 6,804 5,267 Share-based payment 5,420 9,654 Legal, professional, consulting and listing fees 1,992 46 Amortization of patents (note 13) 217 186 Other research and development expenses 35,906 64,180 Total research and development costs 50,339 79,333 Selling, general and administrative costs: Employee benefits (note 9) 7,747 4,007 Share-based payment 8,701 15,771 Legal, professional consulting and listing fees 4,540 4,304 Transaction advisory fees for Nuance Agreement1 — 4,000 Amortization of computer software (note 13) — 1 Depreciation of property, plant and equipment 38 38 Depreciation of right of use assets 602 590 Loss on variations in foreign exchange rate 42 142 Other selling, general and administrative expenses 6,170 4,971 Total selling, general and administrative costs 27,840 33,824 1 This advisory fee incurred in arranging the Nuance Agreement. Management determined this did not relate to the satisfaction of performance obligations under the Nuance Agreement it therefore was classified in selling, general and administrative costs. The Group obtained the services from and paid the fees of the Group's auditors and their associates as detailed below: Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Audit of Verona Pharma plc and consolidated financial statements 420 453 Audit related services 201 162 Other services 403 231 Total 1,024 846 Audit-Related Services For the years ended December 31, 2022 and December 31, 2021, audit related services include fees for quarterly interim reviews. Other Services For the year ended December 31, 2022, other services related to advice regarding the fund raise, comfort over the at-the-market equity offering, and certain regulatory filings. For the year ended December 31, 2021, other services related to comfort over the at-the-market equity offering, and certain regulatory filings. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 83

9. Directors' emoluments and staff costs Group Year ended December 31, 2022 Year ended December 31, 2021 The monthly average number of employees (excluding directors) of the Group during the year: Research and development 16 17 Selling, general and administrative 13 10 Total 29 27 Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Employee benefits expenses Wages and salaries 10,258 8,010 Social security costs 4,113 1,079 Share-based payment expense 14,121 25,425 Other pension costs 178 185 Total employee benefits expense 28,670 34,699 Directors emoluments Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Aggregate emoluments of directors: Aggregate emoluments 1,541 1,157 Other pension costs 12 12 Directors' emoluments 1,553 1,169 Directors aggregate amounts receivable under long-term incentive schemes, made up of long-term RSU grants was $3.9 million at December 31, 2022 (2021: $nil). No share options were exercised by directors in the year ended December 31, 2022 and 2021. Executive officers compensation Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Aggregate executive officers costs: Wages and salaries 1,962 1,650 Share-based payment expense 5,018 10,104 Other pension costs 22 19 Total executive officers costs 7,002 11,773 Executive officers aggregate amounts receivable under long-term incentive schemes, made up of long-term RSU grants was $5.6 million at December 31, 2022 (2021: $nil). No share options were exercised by executive officers in the year ended December 31, 2022 and 2021. The Group considers key management personnel to be the aggregate of directors and executive officers. The executive officers are the chief financial officer, chief medical officer and legal counsel. The Group operates defined contribution pension schemes for its employees and executive director. There were $75 thousand of accrued pension contributions to the scheme at December 31, 2022 (2021: $nil). VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 84

9. Directors' emoluments and staff costs (continued) Company Year ended December 31, 2022 Year ended December 31, 2021 The average number of employees (excluding directors) of the Company during the year: Research and development 5 5 Selling, general and administrative 7 7 Total 12 12 Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Employee benefits expenses Wages and salaries 2,779 2,916 Social security costs 2,841 575 Share-based payment expense 14,121 25,425 Other pension costs 70 81 Total employee benefits expense 19,811 28,997 Directors emoluments Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Aggregate emoluments of directors: Wages and salaries 528 575 Directors' emoluments 528 575 Directors aggregate amounts receivable under long-term incentive schemes, made up of long-term RSU grants was $nil at December 31, 2022 (2021: $nil). No share options were exercised by directors in the year ended December 31, 2022 and 2021. Executive officers compensation Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Aggregate executive officers costs: Wages and salaries 456 456 Share-based payment expense 5,018 10,104 Other pension costs 10 11 Total executive officers costs 5,484 10,571 Executive officers aggregate amounts receivable under long-term incentive schemes, made up of long-term RSU grants was $0.9 million at December 31, 2022 (2021: $nil). No share options were exercised by executive officers in the year ended December 31, 2022 and 2021. The Company considers key management personnel to be the aggregate of directors and executive officers. The executive officer employed by the Company is the Company's legal counsel. The Company operates a defined contribution pension scheme for its employees. There were $73 thousand of accrued pension contributions to the scheme at December 31, 2022 (2021: $nil). In respect of Directors’ remuneration, the Company has taken advantage of the permission in Paragraph 6(2) of Statutory Instrument 2008/410 to omit aggregate information that is capable of being ascertained from the detailed disclosures in the audited sections of the Directors’ Remuneration Report on pages 35 to 54, which form part of these Consolidated Financial Statements. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 85

10. Finance income and expense Group Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Finance income: Interest received on cash balances 2,821 14 Foreign exchange gain on translating foreign currency denominated balances — 176 Fair value adjustment on derivative financial liability (note 20) — 2,246 Total finance income 2,821 2,436 Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Finance expense: Extinguishment of debt 815 — Interest on term loan 521 340 Interest on discounted lease liability 31 61 Foreign exchange loss on translating foreign currency denominated balances 3,817 — Unwinding of discount factor related to the assumed contingent arrangement (note 22) 4,332 3,793 Total finance expense 9,516 4,194 Company Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Finance income: Interest received on cash balances 2,821 14 Foreign exchange gain on translating foreign currency denominated balances — 176 Fair value adjustment on derivative financial liability (note 20) — 2,246 Total finance income 2,821 2,436 Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Finance expense: Interest on term loan 815 340 Extinguishment of debt 521 — Interest on discounted lease liability 16 34 Foreign exchange loss on translating foreign currency denominated balances 3,817 — Unwinding of discount factor related to the assumed contingent arrangement (note 22) 4,332 3,793 Total finance expense 9,501 4,167 VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 86

11. Taxation Year ended December 31, 2022 Year ended December 31, 2021 $'000s $'000s Analysis of tax credit for the year: Current tax: U.K. tax credit (9,634) (15,819) U.S. tax charge 253 207 Adjustment in respect of prior periods (10) (36) Total tax credit (9,391) (15,648) The difference between the total tax shown above and the amount calculated by applying the standard rate of tax to the loss before tax is as follows: Factors affecting the tax credit for the year: Loss on ordinary activities before taxation (84,762) (74,915) Multiplied by standard rate of corporation tax of 19% (2021: 19%) (16,105) (14,234) Effects of: Non-deductible expenses 3,033 4,903 Research and development incentive (4,145) (6,807) Temporary differences not recognized 1 111 Difference in overseas tax rates 42 189 Share options exercised (1,404) (1,434) Tax losses carried forward not recognized 9,197 1,660 Adjustment in respect of prior periods (10) (36) Total tax credit (9,391) (15,648) U.K. corporation tax is charged at 19% (2021: 19%) and U.S. federal and state tax at 27.6% (2021: 27.6%). Factors that may affect future tax charges The Group has U.K. tax losses available for offset against future profits in the United Kingdom. However an additional deferred tax asset has not been recognized in respect of such items due to uncertainty of future profit streams. As of December 31, 2022, the unrecognized deferred tax asset at 25% is estimated to be $51.0 million (2021: $31.3 million at 25%). Unrecognized deferred tax assets related to tax losses and potential tax deductions on potential issuance of shares under employee share programs. These losses and deductions have an indefinite life. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 87

12. Goodwill Group and Company The goodwill balance of December 31, 2022 and 2021 was $0.5 million. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in connection with the acquisition of Rhinopharma in September 2006. Goodwill is not amortized, but is tested annually for impairment. The Group has one CGU so goodwill is tested for impairment together with its intangible assets. It was tested with reference to the Group's market capitalization as of December 31, 2022, the date of testing of IP R&D and goodwill impairment. The market capitalization of the Group was approximately $2.0 billion as of December 31, 2022, (2021: $403.3 million) compared to the Group's net assets of $219.6 million (2021: $143.8 million). Consequently, no impairment was required. 13. Intangible assets Group and Company IP R&D Computer software Patents Total $'000s $'000s $'000s $'000s Cost At January 1, 2021 30,405 23 1,798 32,226 Additions 1,122 — 373 1,495 At December 31, 2021 31,527 23 2,171 33,721 Accumulated amortization At January 1, 2021 — 22 666 688 Charge for year — 1 186 187 At December 31, 2021 — 23 852 875 Net book value At December 31, 2021 31,527 — 1,319 32,846 VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 88

13. Intangible assets (continued) IP R&D Computer software Patents Total $'000s $'000s $'000s $'000s Cost At January 1, 2022 31,527 23 2,171 33,721 Additions — — 336 336 Disposal — (14) (75) (89) Re-measurement 97,833 — — 97,833 At December 31, 2022 129,360 9 2,432 131,801 Accumulated amortization At January 1, 2022 — 23 852 875 Charge for year — — 217 217 Disposals — (14) (75) (89) At December 31, 2022 — 9 994 1,003 Net book value At December 31, 2022 129,360 — 1,438 130,798 Intangible assets comprise patents, computer software and an IP R&D asset that arose on the acquisition of Rhinopharma and investment in patents to protect ensifentrine. The IP R&D asset acquired through the business combination was initially recognized at fair value. Subsequent movements in the assumed contingent liability that relate to changes in estimated cash flows or probabilities of success are recognized as additions to the IP R&D asset that it relates to. The asset is not amortized and is tested annually for impairment. Patents are amortized over a period of ten years and are tested annually for impairment. Intangible assets are tested for impairment with goodwill, as the Group has only one cash generating unit. See note 12 for information about the impairment review. 14. Equity interest As part of the Nuance Agreement, the Company received an equity interest in Nuance Biotech, the parent company of Nuance Pharma. The equity interest is held at fair value through profit and loss. In the year ending December 31, 2022 Nuance Biotech were not involved in any new transactions involving issuance of shares. As of December 31, 2022, there had been no transactions to indicate any change in the value of Nuance Biotech's stock, nor had there been any indication of impairment. The equity interest is therefore recorded at a value of $15.0 million as of December 31, 2022. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 89

15. Investment in subsidiaries Company The Company has one wholly-owned subsidiary, Verona Pharma, Inc. Rhinopharma Limited, a Canadian company that was previously a non-operating, wholly-owned subsidiary, was dissolved in June 2021. Rhinopharma Limited was a drug discovery and development company focused on developing proprietary drugs to treat allergic rhinitis and other respiratory diseases prior to its acquisition by the Company on September 18, 2006. The Company’s investments comprise interests in Group undertakings, details of which are shown below: Verona Pharma Inc. Country of incorporation Delaware USA Description of shares held $0.001 Common stock Proportion of shares held by the Company 100% Verona Pharma Inc. was incorporated on the 12 December 2014 under the laws of the State of Delaware, USA and has its registered office at 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle, Delaware, United States of America. 16. Prepayments and other receivables Group December 31, 2022 December 31, 2021 $'000s $'000s Prepayments 3,164 4,057 Other receivables 2,723 2,060 Total prepayments and other receivables 5,887 6,117 The prepayments balance includes prepayments for insurance and clinical activities. Company December 31, 2022 December 31, 2021 $'000s $'000s Prepayments 3,198 4,048 Other receivables 2,655 1,987 Total prepayments and other receivables 5,853 6,035 The prepayments balance includes prepayments for insurance and clinical activities. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 90

17. Share Capital The movements in the Company's share capital are summarized below: Date Description Number of shares Share Capital amounts in $'000s As at January 1, 2021 488,304,446 31,794 June 14, 2021 Issuance of shares 12,712 1 June 15, 2021 Issuance of shares 185,336 13 June 16, 2021 Issuance of shares 2,400 0 June 17, 2021 Issuance of shares 125,680 9 June 18, 2021 Issuance of shares 23,200 2 June 21, 2021 Issuance of shares 84,576 6 June 22, 2021 Issuance of shares 800 0 August 26, 2021 Issuance of shares 438,400 30 As at December 31, 2021 489,177,550 31,855 January 10, 2022 Issuance of shares 12,928 1 January 11, 2022 Issuance of shares 21,160 1 January 12, 2022 Issuance of shares 15,776 1 January 21, 2022 Issuance of shares 17,152 1 January 26, 2022 Issuance of shares 6,520 1 January 27, 2022 Issuance of shares 7,160 1 January 31, 2022 Issuance of shares 4,800,000 322 August 15, 2022 Public offering 114,080,000 6,918 November 15, 2022 Issuance of shares 23,200,000 1,425 As at December 31, 2022 631,338,246 40,526 All 631,338,246 issued ordinary shares at December 31, 2022 are allotted, unrestricted, called up and fully paid. All issued shares rank pari passu except for 48,088,896 non-voting ordinary shares. All shares have a par value of £0.05. At the Annual General Meeting held on April 27, 2022, shareholders approved the resolution to authorize the directors to allot shares in the Company, or grant rights to subscribe for, or to convert any security into shares in the Company, up to an aggregate nominal amount of £24,702,912, or 494,058,240 ordinary shares. As at December 31, 2022, £6,864,000 of this nominal amount, or 137,280,000 ordinary shares, had been issued. Treasury shares The Group and Company holds shares in an employee benefit trust, to satisfy share based compensation awards and these share are accounted for as treasury shares. As at December 31, 2022, 25,037,192 shares were held in treasure, at a nominal value of $1.5 million (2021: 9,094,584 shares, nominal value $0.6 million). 18. Public offering In August 2022, Verona Pharma raised approximately $150 million in a public offering. The public offering comprised of 114,080,000 newly issued voting ordinary shares, represented by 14,260,000 new ADSs at a price of $10.50 per ADS. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 91

19. Share-based payments charge Group and Company The Company operates various share based payment incentive schemes for its staff. In accordance with IFRS 2 "Share Based Payments," the cost of equity-settled transactions is measured by reference to their fair value at the date at which they are granted. For transactions with employees fair value is determined using the Black-Scholes model. The cost of equity-settled transactions is recognized over the period until the award vests. No expense is recognized for awards that do not ultimately vest. At each reporting date, the cumulative expense recognized for equity-based transactions reflects the extent to which the vesting period has expired and the number of awards that, in the opinion of the Directors at that date, will ultimately vest. The costs of equity-settled share-based payments to employees are recognized in the Statement of Comprehensive Income, together with a corresponding increase in equity during the vesting period. During the twelve months ended December 31, 2022, the Company recognized a share-based payment expense of $14.1 million (2021: $25.4 million). The charge is included in selling, general and administrative costs as well as in research and development costs and represents the current year's allocation of the share based payment expense. The Company operates an Unapproved Share Option Scheme under which options were issued before 31 December 2016. The Company also operates a tax efficient EMI Option Scheme under which options were issued before 31 December 2016. In 2017 the Company commenced the 2017 Incentive Award Plan under which the Company grants share options and restricted stock units ("RSUs") to employees and directors. All options and RSUs vest over terms of between one and four years. In the year ended December 31, 2019, the Company modified the terms of all the RSUs issued prior to January 1, 2019, to include a market condition that the Company's share price must be maintained above of £2 per ordinary share for thirty days, in addition to the service condition. As at December 31, 2022, this approximated to $21.90 per ADS. The RSUs vest after a five year term irrespective of whether the £2 market condition was met. This modification did not result in an increase in the fair value of the RSUs. The RSUs issued in the year ended December 31, 2019, also include the same market condition and five year term. In the year ended December 31, 2022, under the 2017 Incentive Award Plan, the Company granted 9,024,000 (2021: 1,696,000) share options and 12,877,864 RSUs (2021: 3,030,928). The total fair values of the options and RSUs were estimated using the Black-Scholes option-pricing model for equity-settled transactions and amounted to $49.1 million (2021: $46.9 million). The cost is amortized over the vesting period of the options and RSUs on a straight-line basis. The following assumptions were used for the Black-Scholes valuation of share options and RSUs granted in 2021 and 2022: Issued in 2021 Options Restricted stock units Number granted 1,696,000 3,030,928 Risk-free interest rate 0.79% - 1.32% Expected life of options 5 - 7 years Annualized volatility 85.35% - 87.68% Dividend rate 0.00 % Vesting period 0 - 4 years 0 - 4 years Issued in 2022 Options Restricted stock units Number granted 9,024,000 12,877,864 Risk-free interest rate 2.09% - 4.20% Expected life of options 5 - 7 years Annualized volatility 82.50% - 84.27% Dividend rate 0.00 % Vesting period 0 - 4 years 0 - 4 years VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 92

19. Share-based payments charge (continued) The Company had the following share options movements in the year ended December 31, 2022: Year of issue Exercise price ($) At January 1, 2022 Options granted Options exercised Options forfeited At December 31, 2022 Expiry date 2013 3.06 80,000 — — — 80,000 April 15, 2023 2013 3.07 160,000 — — — 160,000 July 29, 2023 2014 2.94 160,000 — — — 160,000 May 15, 2024 2015 1.88 342,000 — — — 342,000 January 29, 2025 2016 2.90 122,000 — — — 122,000 February 9, 2026 2016 2.40 610,000 — — — 610,000 August 3, 2026 2016 2.49 200,000 — — — 200,000 September 13, 2026 2016 2.65 300,000 — — — 300,000 September 26, 2026 2017 1.70 3,390,720 — (40,200) (20,000) 3,330,520 April 26, 2027 2017 1.95 20,000 — — (20,000) — May 26, 2027 2018 2.02 1,087,040 — (27,328) (103,848) 955,864 March 8, 2028 2019 0.75 2,488,240 — (1,054,440) — 1,433,800 March 29, 2029 2019 0.76 226,000 — — — 226,000 June 11, 2029 2019 0.56 100,000 — — — 100,000 August 22, 2029 2019 0.57 292,000 — (292,000) — — November 26, 2029 2020 0.71 1,330,000 — (183,720) (51,568) 1,094,712 March 3, 2030 2020 0.79 491,200 — — (185,600) 305,600 September 24, 2030 2021 0.62 320,000 — — — 320,000 October 4, 2031 2021 0.73 400,000 — (225,000) (175,000) — May 26, 2031 2021 0.78 576,000 — — (64,000) 512,000 August 8, 2031 2022 0.60 — 288,000 — — 288,000 March 13, 2032 2022 0.64 — 320,000 — — 320,000 March 29, 2032 2022 0.50 — 1,600,000 — — 1,600,000 April 27, 2032 2022 0.57 — 160,000 — — 160,000 May 31, 2032 2022 0.54 — 2,800,000 — — 2,800,000 July 4, 2032 2022 1.30 — 1,000,000 — — 1,000,000 September 7, 2032 2022 1.27 — 600,000 — — 600,000 September 19, 2032 2022 1.19 — 120,000 — — 120,000 September 28, 2032 2022 1.28 — 856,000 — — 856,000 October 2, 2032 2022 1.45 — 600,000 — — 600,000 October 26, 2032 2022 1.61 — 40,000 — — 40,000 October 30, 2032 2022 1.74 — 400,000 — — 400,000 December 4, 2032 2022 1.64 — 240,000 — — 240,000 December 18, 2032 Total 12,695,200 9,024,000 (1,822,688) (620,016) 19,276,496 VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 93

19. Share-based payments charge (continued) The Company had the following RSU movements in the year ended December 31, 2022: Year of issue At January 1, 2022 Units granted Units vested Units forfeited At December 31, 2022 Expiry date 2017 182,680 — — — 182,680 April 26, 2027 2018 47,264 — — — 47,264 March 8, 2028 2019 283,720 — — — 283,720 March 29, 2029 2020 4,147,224 — (1,843,216) — 2,304,008 May 7, 2030 2020 31,218,736 — (12,654,488) (906,264) 17,657,984 August 20, 2030 2021 158,728 — (158,728) — — January 28, 2031 2021 29,000 — (29,000) — — March 1, 2031 2021 2,200,000 — (640,000) — 1,560,000 November 14, 2031 2021 80,000 — — (40,000) 40,000 December 13, 2031 2022 — 468,224 (351,176) — 117,048 January 31, 2032 2022 — 57,640 — — 57,640 September 7, 2032 2022 — 12,352,000 — (60,000) 12,292,000 September 25, 2032 Total 38,347,352 12,877,864 (15,676,608) (1,006,264) 34,542,344 Outstanding and exercisable share options by scheme as of December 31, 2022: Plan Share options outstanding Share options exercisable Weighted average exercise price in $ for Outstanding Weighted average exercise price in $ for Exercisable 2017 Incentive Award Plan 17,302,496 8,408,256 1.07 1.24 EMI 114,000 114,000 2.54 2.54 Unapproved 1,860,000 1,860,000 2.51 2.51 Total 19,276,496 10,382,256 1.22 1.48 The options outstanding at December 31, 2022, had a weighted average remaining contractual life of 7.2 years (2021: 6.5 years). For 2021 and 2022, the number of options granted and expired and the weighted average exercise price of options were as follows: Number of options Weighted average exercise price ($) At January 1, 2021 13,125,672 1.41 Options granted in 2021: Employees 1,120,000 0.73 Directors 576,000 0.85 Options forfeited (2,126,472) 1.06 At December 31, 2021 12,695,200 1.38 Exercisable at December 31, 2021 10,177,240 1.53 VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 94

19. Share-based payments charge (continued) Number of options Weighted average exercise price ($) At January 1, 2022 12,695,200 1.38 Options granted in 2022: Employees 7,136,000 0.98 Directors 1,888,000 0.52 Options exercised (1,822,688) 0.75 Options forfeited (620,016) 1.04 At December 31, 2022 19,276,496 1.22 Exercisable at December 31, 2022 10,382,256 1.48 The weighted average share price at the date of exercise of options exercised during the year ended 31 December 2022 was $16.62 (2021: Not applicable). The following table shows the number of RSUs issued, vested and forfeited in 2021. Number of RSUs At January 1, 2021 61,992,360 Granted: Employees 2,385,824 Directors 645,104 RSUs vested in the year (24,673,352) RSUs forfeited in the year (2,002,584) At December 31, 2021 38,347,352 The following table shows the number of RSUs issued, vested and forfeited in 2022. Number of RSUs At January 1, 2022 38,347,352 Granted: Employees 8,943,416 Directors 3,934,448 RSUs vested in the year (15,676,608) RSUs forfeited in the year (1,006,264) At December 31, 2022 34,542,344 VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 95

20. Derivative financial liability Group and Company On May 2, 2022 all remaining warrants expired. No warrants were exercised or forfeited in the years ended December 31, 2022 and 2021. On July 29, 2016, the Company issued 31,115,926 units to new and existing investors at the placing price of £1.4365 per unit. Each unit comprises one ordinary share and one warrant. The warrant holders could subscribe for 0.4 of an ordinary share at a per share exercise price of £1.7238. The warrant holders could opt for a cashless exercise of their warrants, whereby the warrant holders can choose to exchange the warrants held for reduced number of warrants exercisable at nil consideration. The reduced number of warrants is calculated based on a formula considering the share price and the exercise price of the warrants. The warrants were therefore classified as a derivative financial liability, since their exercise could result in a variable number of shares to be issued. The warrants entitled the investors to subscribe in aggregate, a maximum of 12,401,262 shares. The warrants could be exercised until May 2, 2022. The table below presents the assumptions in applying the Black-Scholes model to determine the fair value of the warrants. As of December 31, 2021 Shares available to be issued under warrants 12,401,262 Exercise price £ 1.7238 Risk-free interest rate 0.07 % Expected term to exercise 0.33 years Annualized volatility 51.6 % Dividend rate — % In the year ended December 31, 2021, the Company updated the underlying assumptions and calculated a fair value of these warrants. Derivative financial liability 2021 $'000s At January 1 2,246 Fair value adjustments recognized in profit or loss (2,246) At December 31 — 21. Trade and other payables Group As of December 31, 2022 As of December 31, 2021 $'000s $'000s Trade payables 2,910 10,048 Other payables 1,409 307 Accruals 17,183 22,839 Total trade and other payables 21,502 33,194 VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 96

21. Trade and other payables (continued) Company As of December 31, 2022 As of December 31, 2021 $'000s $'000s Trade payables 2,909 10,048 Other payables 1,063 304 Amount due to group undertakings 11,319 6,939 Accruals 16,157 22,722 Total trade and other payables 31,448 40,013 Amounts due to group undertakings are unsecured, interest free and repayable on demand. 22. Assumed contingent liability related to the business combination The value of the assumed contingent liability as of December 31, 2022 is $138.3 million (2021: $36.5 million). The increase in value of the assumed contingent liability during 2022 amounted to $101.8 million (2021: $4.9 million). As at December 31, 2022, the Group determined that it was between Phase 3 of ensifentrine's clinical development and the filing of its NDA. As a consequence, the probability of success changed, reducing the risk-weighting adjustment applied to estimated cash flows. Furthermore, the Group had carried out market research and updated its forecasts for ensifentrine's revenue for the maintenance treatment of chronic obstructive pulmonary disorder using a nebulized formulation in the U.S. The Group therefore updated estimated cash flows in the fourth quarter of 2022. On June 9, 2021 Verona signed an agreement granting Nuance Pharma the exclusive rights to develop and commercialize products containing ensifentrine in Greater China (the "Nuance Agreement") (see note 7). The assumed contingent liability was calculated using the same methodology as stated above. Management used judgment to determine that Nuance had also entered the Phase 3 stage of ensifentrine's clinical development plan. The expected cash flows are based on estimated future royalties payable, derived from sales forecasts, including expected timings of these sales, and an assessment of the probability of success using standard market probabilities for respiratory drug development. The risk-weighted value of the assumed contingent arrangement is discounted back to its net present value applying an effective interest rate of 12%. 2022 2021 $'000s $'000s January 1 36,490 31,609 Re-measurement of contingent obligation 97,833 1,122 Foreign exchange differences recognised in loss (397) (34) Unwinding of discount factor 4,332 3,793 December 31 138,258 36,490 The fair value of the contingent obligation is approximately $130.2 million. This is calculated using a discount rate of 13%. Because of the unobservable inputs in the model, the fair value is classified under Level 3 of the fair value hierarchy. For the amount recognized as at December 31, 2022, of $138.3 million, the effect if underlying assumptions were to deviate up or down is presented in the following table (assuming the probability of success does not change): Revenue (up / down 10 % pts) Probability of success (up / down 5 % pt) $'000s $'000s Variable up 150,692 145,170 Base case 138,258 138,258 Variable down 125,824 131,345 VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 97

23. Term loan In November 2020, the Group entered into a term loan facility of up to $30.0 million (the “SVB Term Loan”), consisting of advances of $5.0 million funded at closing and $10.0 million and $15.0 million contingent upon achievement of certain clinical development milestones and other specified conditions. The debt balance was categorized within Level 3 of the fair value hierarchy. The carrying amount of the debt approximated its fair value based on prevailing interest rates as of the balance sheet date. On October 14, 2022 (the “Effective Date”), the Group entered into a loan and security agreement (the “Loan Agreement”) with Oxford Finance Luxembourg S.À R.L. (“Oxford”) for an aggregate amount of up to $150.0 million (the “Oxford Term Loan”). The Oxford Term Loan provides for an initial term loan advance in an aggregate amount of $10.0 million funded on the Effective Date (the “Oxford Term A Loan”), and up to four additional term loan advances in an aggregate amount of $140.0 million, which are available as described below and subject to terms of the Loan Agreement. The proceeds from the Oxford Term Loan will be used for general corporate and working capital purposes, and a portion of the proceeds of the Oxford Term A Loan were used to repay in full the existing outstanding indebtedness owed to SVB. The four additional term loan advances under the Oxford Term Loan consists of: a $10.0 million term loan advance (the “Oxford Term B Loan”) which is available at the option of the Group from the Effective Date up to and including March 31, 2023; a $20.0 million term loan advance (the “Oxford Term C Loan”) available during the period commencing on the later of January 1, 2024 and the date on which the Group receives positive ENHANCE-1 data in the Phase 3 clinical trial for ensifentrine sufficient to support the submission of a New Drug Application (“NDA”) with the United States Food and Drug Administration (the “FDA”) for ensifentrine through and including March 29, 2024; a $60.0 million term loan advance (the “Oxford Term D Loan”) available during the period commencing on the later of October 1, 2024 and the date on which the Group receives final approval from the FDA for the Group’s NDA for ensifentrine up to and including December 31, 2024; and a $50.0 million term loan advance (the “Oxford Term E Loan”) available during the interest-only period at the Group’s request and at Oxford’s sole discretion. Each advance under the Oxford Term Loan accrues interest at a floating per annum rate equal to (a) the greater of (i) the 1- Month CME Term SOFR reference rate on the last business day of the month that immediately precedes the month in which the interest will accrue and (ii) 2.38%, plus (b) 5.50% (the “Basic Rate”). In no event shall the Basic Rate (x) for the Oxford Term A Loan be less than 7.88% and (y) for each other advance be less than the Basic Rate on the business day immediately prior to the funding date of such term advance. The Basic Rate for the Term A Loan for the period from the Effective Date through and including October 31, 2022 shall be 8.54205% and the Basic Rate for each Term Loan shall not increase by more than 2.00% above the applicable Basic Rate as of the funding date of each such term loan. The Oxford Term Loan provides for interest-only payments on a monthly basis until the payment date immediately preceding December 1, 2025, if the Oxford Term D Loan is not made, and December 1, 2026, if the Oxford Term D Loan is made. Thereafter, amortization payments will be payable monthly in equal installments of principal plus accrued interest. Upon repayment, whether at maturity, upon acceleration or by prepayment or otherwise, the Group shall make a final payment to the lenders in an amount ranging from 1.30% to 3.00% of the aggregate principal balance, depending on the advances received under the Oxford Term Loan. The Group may prepay the Oxford Term Loan in full, or in part, in accordance with the terms of the Loan Agreement, which is subject to a prepayment fee of up to 2.00%, depending on the timing of the prepayment. The Oxford Term Loan is secured by a lien on substantially all of the assets of the Group, other than intellectual property, but including any rights to payments and proceeds from the sale, licensing or disposition of intellectual property. The Group has also granted Oxford a negative pledge with respect to its intellectual property. The Loan Agreement contains customary covenants and representations, including but not limited to financial reporting obligations and limitations on dividends, dispositions, indebtedness, collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, deposit accounts, transactions with affiliates and subsidiaries. The Loan Agreement also contains other customary provisions, such as expense reimbursement, non-disclosure obligations as well as indemnification rights for the benefit of Oxford. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 98

24. Commitments and contingencies Management is currently negotiating a matter with a supplier that has an estimated exposure of approximately $1.5 million. Management does not currently consider it probable that a payment will be made and therefore no accrual is recorded at December 31, 2022. This matter is expected to be resolved within the next 12 months. 25. Related parties transactions and other shareholder matters (i) Related party transactions The Directors have authority and responsibility for planning, directing and controlling the activities of the Company and they therefore comprise key management personnel as defined by IAS 24, ("Related Party Disclosures"). Directors and key management personnel remuneration is disclosed in note 9. (ii) Other shareholder matters Year ended December 31, 2022 During the year ended December 31, 2022 41,806 and 16,722 ADS RSUs that were issued to Dr. Zaccardelli and Mr. Hahn, respectively, vested. These shares were paid in lieu of salary and were issued on February 1, 2022. During the year ended December 31, 2022 , Dr. Zaccardelli and Mr. Hahn were granted an additional 450,000 ADS RSUs each. During the year ended December 31, 2022 , each member of the board of directors was awarded share options. Mr. Brady was awarded 36,000 ADS share options. Dr. Ebsworth, Dr. Cunningham, Dr. Edwards, Dr. Shah, Mr. Sinha and Dr. Ullman, Mr. Gupta, and Ms. Deschamps were each awarded 25,000 ADS share options. Year ended December 31, 2021 During the year ended December 31, 2021, 529,104 and 105,824 ADS RSUs that were issued to Dr. Zaccardelli and Mr. Hahn, respectively, vested. These shares were paid in lieu of salary and were issued on January 28, 2021. During the year ended December 31, 2021 , each member of the board of directors was awarded ADS RSUs or share options. Ms. Deschamps was awarded 116,000 ADS RSUs. Dr. Ebsworth, Dr. Cunningham, Dr. Edwards, Dr. Shah, Mr. Sinha and Dr. Ullman, Mr. Gupta, Dr. Sinclair and Ms. Deschamps were each awarded 64,000 ADS share options. VERONA PHARMA PLC NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022 99

Annex B
VERONA PHARMA PLC SECOND AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN (As amended and restated effective March 14, 2023)
ARTICLE I.
PURPOSE
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI. This Plan constitutes an amendment and restatement of the Verona Pharma plc 2017 Incentive Award Plan, as it has been amended and/or restated (the “Existing Plan”). In the event that the Company’s shareholders do not approve this Plan, Awards granted under the Existing Plan will continue to be subject to the terms and conditions of the Existing Plan as in effect immediately prior to the date this Plan is approved by the Board.
ARTICLE II.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
ADMINISTRATION AND DELEGATION
3.1   Administration.   The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards, set Award terms and conditions, and designate whether such Awards will cover Ordinary Shares or ADSs, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2   Appointment of Committees.   To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
SHARES AVAILABLE FOR AWARDS
4.1   Number of Shares.   Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Plan’s effective date under Section 10.3, the Company will cease granting awards under the Prior Plans; however, Prior Plan Awards will remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market, treasury Shares or ADSs.
4.2   Share Recycling.   If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.
4.3   Incentive Option Limitations.   Notwithstanding anything to the contrary herein, no more than 132,566,480 Shares may be issued pursuant to the exercise of Incentive Options.
4.4   Substitute Awards.   In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other equity or equity-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
ARTICLE V.
OPTIONS AND SHARE APPRECIATION RIGHTS
5.1   General.   The Administrator may grant Options or Share Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Options. The Administrator will determine the number of Shares covered by each Option and Share Appreciation Right, the exercise price of each Option and Share Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Share Appreciation Right. A Share Appreciation Right will entitle the Participant (or other person entitled to exercise the Share Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Share Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
5.2   Exercise Price.   The Administrator will establish each Option’s and Share Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Share Appreciation Right.
5.3   Duration.   Each Option or Share Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Share Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Share Appreciation Right (other than an Incentive Option) (i) the exercise of the Option or Share Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Share Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Share Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Share Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Share Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).
5.4   Exercise.   Options and Share Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Share Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Share Appreciation Right may not be exercised for a fraction of a Share.
5.5   Payment Upon Exercise.   Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a)   cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b)   if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c)   to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d)   to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)   to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)   to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.
RESTRICTED SHARES; RESTRICTED SHARE UNITS
6.1   General.   The Administrator may grant Restricted Shares, or the right to purchase Restricted Shares, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Share Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Share and Restricted Share Unit Award, subject to the conditions and limitations contained in the Plan.
6.2   Restricted Shares.
(a)   Dividends.   Participants holding Restricted Shares will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Restricted Shares of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.
(b)   Certificates.   The Company may require that the Participant deposit in escrow with the Company (or its designee) any certificates issued in respect of Restricted Shares, together with a stock transfer form endorsed in blank.
6.3   Restricted Share Units.
(a)   Settlement.   The Administrator may provide that settlement of Restricted Share Units will occur upon or as soon as reasonably practicable after the Restricted Share Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election.
(b)   Shareholder Rights.   A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Share Unit unless and until the Shares are delivered in settlement of the Restricted Share Unit.
(c)   Dividend Equivalents.   If the Administrator provides, a grant of Restricted Share Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Share Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.
ARTICLE VII.
OTHER SHARE OR CASH BASED AWARDS
Other Share or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Share or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Share or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII.
ADJUSTMENTS FOR CHANGES IN SHARES
AND CERTAIN OTHER EVENTS
8.1   Equity Restructuring.   In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2   Corporate Transactions.   In the event of any Equity Restructuring, dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), capitalization, share issue, offer, subdivision, reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Shares or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles (any “Corporate Event”), the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a)   To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)   To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the equity securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)   To make adjustments in the number and type of shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e)   To replace such Award with other rights or property selected by the Administrator; and/or
(f)   To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable transaction or event.

8.3   Administrative Stand Still.   In the event of any pending Corporate Event or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
8.4   General.   Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class, issue, rights issue, offer or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any Corporate Event or (iii) sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.
ARTICLE IX.
GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1   Transferability.   Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2   Documentation.   Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3   Discretion.   Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4   Termination of Status.   The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
9.5   Withholding.   Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes (which includes any social security contributions or the like) required by law to be withheld or paid by the Company or by any Subsidiary that is the employing entity of the Participant in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, in an amount necessary to cover such tax obligation , (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding, provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6   Amendment of Award; Repricing.   The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Option to a Non-Qualified Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not, except pursuant to Article VIII, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Options or Share Appreciation Rights or cancel outstanding Options or Share Appreciation Rights in exchange for cash, other Awards or Options or Share Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Share Appreciation Rights.
9.7   Conditions on Delivery of Shares.   The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8   Acceleration.   The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
9.9   Additional Terms of Incentive Options.   The Administrator may grant Incentive Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Options under the Code. If an Incentive Option is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Option.

ARTICLE X.
MISCELLANEOUS
10.1   No Right to Employment or Other Status.   No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
10.2   No Rights as Shareholder; Certificates.   Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a shareholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3   Effective Date and Term of Plan.   The Plan, as amended and restated, shall become effective as of the Amendment Date. In the event that the Company’s shareholders do not approve this Plan, Awards granted under the Existing Plan will continue to be subject to the terms and conditions of the Existing Plan as in effect immediately prior to the date this Plan is approved by the Board. Unless earlier terminated by the Board, the Plan will remain in effect until the tenth anniversary of the Amendment Date, but Awards previously granted may extend beyond that date in accordance with the Plan. For the avoidance of doubt, any Awards granted prior to the Amendment Date shall remain subject to the terms of the Award Agreement governing such Award, and the effectiveness of this Plan shall not constitute an amendment of such Award Agreement.
10.4   Amendment of Plan.   The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
10.5   Provisions for Foreign Participants.   The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
10.6   Section 409A.   The following provisions only apply to Participants subject to tax in the United States.
(a)   General.   The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)   Separation from Service.   If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)   Payments to Specified Employees.   Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
10.7   Limitations on Liability.   Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
10.8   Lock-Up Period.   The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
10.9   Data Privacy.   As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a

Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10   Severability.   If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11   Governing Documents.   If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
10.12   Governing Law.   The Plan and all Awards will be governed by and interpreted in accordance with the laws of the United Kingdom, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the United Kingdom.
10.13   Claw-back Provisions.   All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.
10.14   Titles and Headings.   The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15   Conformity to Securities Laws.   Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16   Relationship to Other Benefits.   No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
10.17   Broker-Assisted Sales.   In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE XI.
DEFINITIONS
As used in the Plan, the following words and phrases will have the following meanings:
11.1   “ADSs” means American Depositary Shares, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6.
11.2   “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.3   “Amendment Date” means the date on which the Plan, as amended and restated, is approved by the Board, subject to approval of this Plan by the Company’s shareholders.
11.4   “Applicable Laws” shall mean any applicable law, including without limitation: (a) the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted; and (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. federal, state, local or foreign, applicable in the United Kingdom, United States or any other relevant jurisdiction.
11.5   “Award” means, individually or collectively, a grant under the Plan of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units or Other Share or Cash Based Awards.
11.6   “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.7   “Board” means the Board of Directors of the Company.
11.8   “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.
11.9   “Change in Control” means and includes each of the following:
(i)   a Sale; or
(ii)   a Takeover.
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.10   “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.11   “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
11.12   “Company” means Verona Pharma plc, registered in England and Wales with company number 05375156, or any successor.
11.13   “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
11.14   “Control” shall have the meaning given in section 995 (2) of the UK Income Tax Act 2007, unless otherwise specified.
11.15   “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.16   “Director” means a Board member.
11.17   “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
11.18   “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.19   “Employee” means any employee of the Company or its Subsidiaries.
11.20   “Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the price of Shares (or other Company securities) and causes a change in the per share value of the Shares underlying outstanding Awards.
11.21   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.22   “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on one or more established stock exchanges, its Fair Market Value will be the closing sales price for Shares as quoted on any exchange (as determined by the Administrator) for the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Award granted on the date of the effectiveness of the Company’s first registration statement filed under the Securities Act, the Fair Market Value shall mean the price of a Share as set forth in the Company’s final prospectus relating to such registration statement.
11.23   “Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of equity securities of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.24   “Incentive Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.25   “NASDAQ Listing Date” means the first date upon which the Shares are listed (or approved for listing) upon notice of issuance on the NASDAQ Global Market.
11.26   “Non-Qualified Option” means an Option not intended or not qualifying as an Incentive Option.
11.27   “Option” means an option to purchase Shares.
11.28   “Ordinary Share” means an ordinary share of £0.05 each in the capital of the Company.
11.29   “Other Share or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
11.30   “Overall Share Limit” means the sum of:
(i)   a number of Shares equal to the sum of (1) 140,605,742 Shares, which amount is inclusive of the number of Shares issued or transferred pursuant to Awards under the Existing Plan, and (2) an annual increase on the first day of each calendar year beginning January 1, 2024 and ending on and including January 1, 2033 equal to the lesser of (A) 4% of the aggregate number of Shares in issue on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Board; plus
(ii)   any Shares which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Article IV.
11.31   “Participant” means a Service Provider who has been granted an Award.
11.32   “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Shares, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.
11.33   “Plan” means this Second Amended and Restated 2017 Incentive Award Plan, as may be amended or restated from time to time.
11.34   “Prior Plans” means, collectively, the Verona Pharma plc EMI Option Scheme, the Verona Pharma plc Unapproved Share Option Scheme and any prior equity incentive plans of the Company or its predecessor.
11.35   “Prior Plan Award” means an award outstanding under the Prior Plans as of the Plan’s effective date in Section 10.3.
11.36   “Restricted Shares” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.37   “Restricted Share Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
11.38   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.39   “Sale” shall mean the sale of all or substantially all of the assets of the Company.
11.40   “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.41   “Securities Act” means the Securities Act of 1933, as amended.
11.42   “Service Provider” means an Employee, Consultant or Director.
11.43   “Share” means an Ordinary Share or the number of ADSs equal to an Ordinary Share.
11.44   “Share Appreciation Right” means a Share Appreciation right granted under Article V.
11.45   “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.46   “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
(a)   “Takeover” shall mean if any person (or a group of persons acting in concert) (the “Acquiring Person”):
(i)   obtains Control of the Company as the result of making a general offer to:-
(A)
acquire all of the issued ordinary share capital of the Company, which is made on a condition that, if it is satisfied, the Acquiring Person will have Control of the Company; or

(B)
acquire all of the shares in the Company which are of the same class as the Shares; or

(ii)   obtains Control of the Company as a result of a compromise or arrangement sanctioned by a court under Section 899 of the UK Companies Act 2006, or sanctioned under any other similar law of another jurisdiction; or
(iii)   becomes bound or entitled under Sections 979 to 985 of the UK Companies Act 2006 (or similar law of another jurisdiction) to acquire shares of the same class as the Shares; or
(iv)   obtains Control of the Company in any other way.
11.47   “Termination of Service” means the date the Participant ceases to be a Service Provider.
* * * * *

VERONA PHARMA PLC
FORM OF PROXY
I/We
of
being a member of the Company, hereby appoint
or failing him/her, the Chairperson of the Meeting, as my/our proxy to attend, speak and vote for me/us on my/our behalf at the 2023 Annual General Meeting (the “AGM”) of the Company to be held at 10:00 a.m. (British Summer Time) on April 27, 2023 and at any adjournment thereof.
I/We direct my/our vote as indicated below in respect of the resolutions which are referred to in the Notice convening the AGM (see note 1 below).
	Ordinary Resolutions	FOR	AGAINST	WITHHELD	DISCRETION
Resolution 1	To re-elect David Ebsworth as a director of the Company.
Resolution 2	To re-elect Mahendra Shah as a director of the Company.
Resolution 3	To re-elect David Zaccardelli as a director of the Company.
Resolution 4	To receive and adopt the U.K. statutory annual accounts and Directors’ report for the year ended 31 December 2022.
Resolution 5	To receive and approve, as a non-binding advisory resolution, the U.K. statutory Directors’ Remuneration Report for the year ended 31 December 2022.
Resolution 6	To re-appoint PricewaterhouseCoopers LLP as the Company’s auditors, to hold office until the conclusion of the next annual general meeting of shareholders.
Resolution 7	To authorize the Audit and Risk Committee to determine the auditors’ remuneration for the year ending December 31, 2023.
Resolution 8	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.
		1 YEAR	2 YEARS	3 YEARS	WITHHELD	DISCRETION
Resolution 9	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

	Ordinary Resolutions	FOR	AGAINST	WITHHELD	DISCRETION
Resolution 10	To approve the adoption of the Verona Pharma plc Second Amended and Restated 2017 Incentive Award Plan
Resolution 11	To authorize the Board of Directors to exercise all the powers of the Company to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of £8,145,745.
	Special Resolution	FOR	AGAINST	WITHHELD	DISCRETION
Resolution 12	To authorize the Board of Directors to allot equity securities for cash and/or to sell ordinary shares held by the Company as treasury shares for cash as if section 561(1) of the Companies Act does not apply to any such allotment.
Date  , 2023
Signature
☐
Please tick here if you are appointing more than one proxy.

Notes:
(1) Resolutions and voting
The proposed resolutions will be put to vote on a poll. This results in a more accurate reflection of the views of Shareholders ensuring that votes by proxy will be fully-counted. On a poll, each Shareholder has one vote for every share held. The Board of Directors recommends you vote FOR each the above proposed resolutions.
Resolutions 1 to 11 are proposed as ordinary resolutions. On a poll, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Resolution 12 is proposed as a special resolution. On a poll, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
If you select “Discretion” or if no voting indication is given, this proxy will be voted in accordance with the Board of Directors’ recommendations. The vote “Withheld” option is to enable you to abstain on any particular resolution. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. The proxy may vote or abstain from voting as he/she thinks fit with respect to any other resolution that is put to the meeting.
The results of the voting and any other information required by the U.K. Companies Act 2006 will be made available on our website (https://www.veronapharma.com) as soon as reasonably practicable following the AGM and for the required period thereafter.
(2) Appointment of proxies
Generally, members are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the AGM. A proxy need not be a Shareholder of the Company. A Shareholder may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that Shareholder. To be valid, the form of proxy and the power of attorney or other authority (if any) under which it is signed or a certified copy of such power or authority must be lodged at the office of the Company Secretary, Verona Pharma plc, c/o Shakespeare Martineau LLP, 6th Floor, 60 Gracechurch Street, London EC3V 0HR BY HAND or BY POST, or BY EMAIL to ben.harber@shma.co.uk, so as to be received not less than 48 hours before the time fixed for the holding of the AGM or any adjournment thereof (as the case may be), excluding any part of a day which is not a working day. The attached proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the proxy statement under the section entitled “Questions and Answers About the Annual General Meeting.”
In the case of a member that is a corporation, the form of proxy must be executed under its common seal or executed on its behalf by a duly authorized officer or attorney for the company. Any corporation that is a member may also appoint one or more representatives who may exercise on its behalf all of its powers as a member provided they do not do so in relation to the same shares.
To change your proxy instructions, simply submit a new form of proxy as set out above. Note that the cut-off times for receipt of proxy appointments (see above) also apply in relation to amended instructions; any amended proxy instructions received after the relevant cut-off time will be disregarded. Please contact the Company Secretary (as noted above) to obtain a new form of proxy. If you submit more than one valid proxy appointment, the appointment validly received last before the latest time for receipt of forms of proxy will take precedence. If the Company is unable to determine which form of proxy was last validly received, none of them shall be treated as valid in respect of that Ordinary Share.
Further, the appointment under the form of proxy may be terminated by the member prior to the commencement of the AGM (or any adjournment of the AGM). To be valid, the notice of termination of the authority of the person appointed to act as proxy must be deposited at the offices of the Company Secretary, Verona Pharma plc, 6th Floor, 60 Gracechurch Street, London EC3V 0HR, no less than 48 hours (excluding non-working days) before the time fixed for the holding of the AGM or any adjournment thereof (as the case may be).
(3) Appointment of proxy by joint members
In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding (the first-named being the most senior).
(4) Issued shares and total voting rights
As at the close of business on March 14, 2023 (being the latest practicable date prior to publication of this document), the Company’s issued ordinary share capital comprised 603,570,734 voting ordinary shares. Each voting ordinary share carries the right to one vote at the AGM and therefore the total number of voting rights at the close of business on March 14, 2023 is 603,570,734.
This proxy is solicited on behalf of the Board of Directors. The shares represented by this proxy, when properly executed, will be voted in accordance with the specifications indicated herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
In accordance with the terms of the deposit agreement by and among the Company, Citibank, N.A. as depositary and holders and beneficial owners of American Depositary Shares (“ADSs”) issued thereunder dated as of May 2, 2017, holders of ADSs who do not provide the depositary bank with voting instructions on or before the record date for ADS holders will be deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the AGM.